As filed with the Securities and Exchange Commission on January 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORE LABORATORIES LUXEMBOURG S.A.*

(Exact Name of Registrant as Specified in its Charter)

Luxembourg*	1389	Not Applicable**
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12E Rue Guillaume Kroll

L-1882 Luxembourg

Grand Duchy of Luxembourg

(31-20) 420-3191

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark Tattoli

General Counsel

6316 Windfern Road

Houston, Texas 77040

(713) 328-2673

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Thomas Zentner

Vinson & Elkins L.L.P.

845 Texas Ave

Suite 4700

Houston, TX 77002

(512) 542-8449

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the transactions described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the U.S. Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

U.S. Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

U.S. Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

*

Core Laboratories Luxembourg S.A. (the “Registrant”) is a public limited liability company incorporated under the laws of Luxembourg. In connection with the Transaction, and subject to the satisfaction or waiver of the conditions to the Transaction, the Registrant intends to undertake a series of corporate transactions as a result of which, among other things, (i) the Registrant will merge with and into Core Laboratories N.V. (“Core Lab N.V.”), with the Registrant surviving, and (ii) the Registrant will domesticate in Delaware as Core Laboratories Inc. (“Core Lab Delaware”). Subsequent to the domestication of Core Lab Delaware, Core Lab Delaware will become the successor to the Registrant for reporting purposes, as described in the Proxy Statement/Prospectus.

**	Core Lab Delaware intends to obtain an employer identification number at such time as it becomes a Delaware corporation.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JANUARY 17, 2023

PRELIMINARY PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF CORE LABORATORIES N.V.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF CORE LABORATORIES LUXEMBOURG S.A.

PROSPECTUS FOR SHARES OF COMMON STOCK OF CORE LABORATORIES INC. (AFTER ITS DOMESTICATION AS A CORPORATION IN DELAWARE)

PROPOSED TRANSACTION – YOUR VOTE IS IMPORTANT

Core Laboratories N.V. (“Core Lab N.V.” or the “Company”), a public company with limited liability (naamloze vennootschap) incorporated under Dutch law, is proposing and submitting to the holders (“Core Lab N.V. Shareholders”) of Core Lab N.V. common shares (the “Core Lab N.V. Common Shares”) for approval, a series of transactions, as described in detail below.

An extraordinary meeting of Core Lab N.V. Shareholders will be held at [                ], at [    ] a.m. CE[S]T on [                ], 2023 (the “Dutch Meeting”), at which Core Lab N.V. Shareholders will be asked to consider: (1) a resolution (the “Transaction Proposal”) to approve a series of proposed and joint transactions (the “Transaction”), which will include (a) pursuant to the merger plan (the “Merger Plan”), the downstream cross-border merger (the “Merger”) of Core Lab N.V. with and into Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”), with Core Lab Luxembourg surviving, and (b) as soon as practicable following completion of the Merger, Core Lab Luxembourg migrating out of Luxembourg and domesticating as Core Laboratories Inc. (“Core Lab Delaware”), a Delaware corporation (the “U.S. Redomestication”); (2) as future shareholders of Core Lab Luxembourg by effect of the Merger, a resolution granting a power of attorney to the board of directors of Core Lab Luxembourg (the “Luxembourg Meeting Proxies”) to, by proxy, vote the shares of Core Lab N.V. Shareholders in favor of the U.S. Redomestication at an extraordinary general meeting of Core Lab Luxembourg (the “Luxembourg Meeting”) to be held after the Merger as per the Notice of Extraordinary General Meeting of Core Lab Luxembourg (the “Luxembourg Meeting Proposal”); and (3) a resolution (the “Articles of Amendment Proposal”) to amend the articles of association of Core Lab N.V., as amended, (“Articles of Association”) to include a formula on the basis of which cash compensation to Core Lab N.V. Shareholders who exercise their withdrawal right in connection with the Merger, as referred to in Section 2:333h (1) of the Dutch Civil Code, can be readily determined. After the Transaction is complete, Core Lab N.V. Shareholders will hold one share of common stock, par value US$0.01 per share (“Common Stock”) of Core Lab Delaware, for each one Core Lab N.V. Common Share owned immediately prior to the Transaction. The business, assets, liabilities, directors and officers of Core Lab Delaware will continue to be the same as the business, assets, liabilities, directors and officers of Core Lab N.V. immediately prior to the Transaction.

In order to implement the Transaction, and more specifically the U.S. Redomestication portion of the Transaction, Core Lab Luxembourg will convene the Luxembourg Meeting to be held at [            ] at [            ] a.m. CE[S]T on [                ], 2023, at which the board of directors of Core Lab Luxembourg (the “Core Lab Luxembourg Board”) will vote the Luxembourg Meeting Proxies in favor of the U.S. Redomestication. Any Core Lab N.V. Shareholders who vote against or abstain from voting on the Luxembourg Meeting Proposal at the Dutch Meeting will have the right to attend the Luxembourg Meeting and cast their votes in favor or against the U.S. Redomestication.

If the Transaction takes effect, your rights with respect to Core Lab Delaware Common Stock will be substantially the same as those currently in effect with respect to Core Lab N.V. Common Shares. For Core Lab N.V. Shareholders, the number of Core Lab Delaware shares of Common Stock you will own will be the same as the number of Core Lab N.V. Common Shares you own immediately prior to the Effective Date.

Just as is the case today with your Core Lab N.V. Common Shares, upon completion of the Transaction , the Common Stock of Core Lab Delaware will be listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “CLB” and will be registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, and be subject to the same SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of the NYSE. Core Lab Delaware will continue to report financial results in U.S. dollars and under U.S. generally accepted accounting principles (“U.S. GAAP”). Core Lab Delaware will in the ordinary course make available customary financial information and other reports filed with the SEC, consistent with Core Lab N.V.’s established current practices.

The Board of Supervisory Directors of Core Lab N.V. (the “Core Lab N.V. Board”) unanimously recommends that Core Lab N.V. Shareholders vote FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal.

In early 2022, the Core Lab N.V. Board and the Company’s management team undertook a review of Core Lab N.V.’s existing structure and operations, and particularly the jurisdiction of incorporation of the ultimate Core Lab N.V. parent company. The Company believes this Transaction will enhance shareholder value over the long-term through simplifying the corporate structure to reduce administrative overhead costs and gain operational efficiencies. After considering various factors, the Core Lab N.V. Board believes that the Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including:

•

simplifying the Company’s corporate structure and streamlining reporting requirements, which will (i) reduce the effort and expense incurred by the Company to assess, implement and remain compliant with multiple regulatory and reporting requirements for Core Lab N.V. on a consolidated basis, and (ii) provide opportunities for the Company to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management and tax functions;

•	reducing the corporate footprint and thereby achieving consolidation, better alignment and efficiencies between the domicile of our ultimate parent entity and our corporate functions;

•	benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with NYSE listing standards and SEC governance requirements; and

•

positioning the Company to better respond to global tax developments considering recent changes in U.S. tax laws and the increased focus on companies’ global tax footprints resulting from the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting initiative.

The Core Lab N.V. Board has unanimously approved the plan to change the Company’s jurisdiction of organization from the Netherlands to the State of Delaware by means of a series of steps and has unanimously resolved to submit a proposal to the Company’s shareholders asking that they vote to adopt the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal. If the shareholders vote in favor of the proposals, and the other conditions to completion of the Transaction are satisfied, the Company anticipates that, on or prior to [                ], 2023, it will complete the Merger in accordance with the merger procedures of Book 2, Title 7, Sections 2, 3 and 3A of the Dutch Civil Code and Chapter II, section 1 of the Luxembourg law of 10 August 1915 on commercial companies, as amended, and will immediately thereafter complete the U.S. Redomestication in accordance with the domestication procedures of Section 388 of the DGCL and applicable provisions of Luxembourg law. Following the U.S. Redomestication, the Company will be renamed “Core Laboratories Inc.”

The Transaction cannot be completed without satisfying certain conditions, the most important of which is the adoption of the proposals by the affirmative vote of the holders of Core Lab N.V. Common Shares. The voting standard required for each proposal to be adopted is described in more detail elsewhere in this Proxy Statement/Prospectus. See “The Transaction Proposal – Required Shareholder Approvals”.

Shares of Common Stock of Core Lab Delaware are anticipated to begin trading on the NYSE promptly following the date when the U.S. Redomestication becomes effective (the “Effective Date”). See “The Transaction Proposal – Certain Legal and Regulatory Matters – Stock Exchange Listing”.

Given the differences between the laws of the Netherlands, Luxembourg, and Delaware, your rights as a shareholder of Core Lab N.V. and a shareholder of Core Lab Delaware will be different. In addition, there are differences between Core Lab N.V.’s existing Articles of Association and Core Lab Delaware’s Certificate of Incorporation (the “Core Lab Delaware Certificate of Incorporation”) and bylaws (the “Core Lab Delaware Bylaws”) as they will be in effect upon the completion of the Transaction. See “Comparison of Rights of Core Lab N.V. Shareholders and Core Lab Delaware Stockholders” and “Description of Core Lab Delaware Capital Stock”.

The Core Lab N.V. Board weighed the estimated corporate tax liability arising from the Transaction and, with the assistance of professional advisors and based on and subject to current assumptions and market value, does not anticipate that we will incur material corporate-level Dutch or Luxembourg federal income taxes in connection with the Transaction. See “Risk Factors – Risks Relating to the Transaction – The Transaction may result in material Dutch taxes for Core Lab N.V.” and “Material Dutch Tax Considerations — Material Dutch Tax Consequences of the Merger — Material Corporate Level Tax Consequences of the Merger for Core Lab N.V.”

The Transaction may have different tax consequences for Core Lab N.V. Shareholders who are residents in the Netherlands and the United States. In addition, there may be different income tax treatment that applies to Dutch holders and U.S. holders of shares of Common Stock of Core Lab Delaware in respect of dividend and withholding taxes, as compared to the tax consequences that apply in respect of holding Core Lab N.V. Common Shares. The Dutch income tax consequences of the Transaction for Core Lab N.V. Shareholders will depend on a number of factors. Determining the actual Dutch tax consequences of the Transaction may be complex and will depend on the specific situation of the shareholder. Core Lab N.V. Shareholders who are resident in the Netherlands may be subject to Dutch (corporate) income tax in respect of the Transaction, depending on the tax regime applicable to such shareholder. The U.S. federal income tax consequences of the Transaction to U.S. Holders will also depend on a number of factors and U.S. Holders may be subject to U.S. federal income taxation in connection with the Transaction. See “Material U.S. Federal Income Tax Considerations”. Core Lab N.V. Shareholders are urged to carefully read the sections of the Proxy Statement/Prospectus entitled “Material Dutch Tax Considerations” and “Material U.S. Federal Income Tax Considerations”, as applicable, and to consult with their own tax and other advisors.

Subject to the satisfaction or waiver of all other conditions precedent, if the Core Lab N.V. Shareholders approve the Transaction Proposal, the Luxembourg Meeting Proposal, and the Articles of Amendment Proposal it is anticipated that the Transaction will be completed upon the publication of the Merger with the Luxembourg Public Register of Companies, which is expected to occur as soon as practicable following the lapse of the 30-day withdrawal period required to satisfy the rights of those holders who exercise their Withdrawal Rights. See “The Transaction Proposal – Particulars of the Transaction.”

This Proxy Statement/Prospectus is dated [                ], 2023 and is first being mailed to Core Lab N.V. Shareholders of record on or about [            ], 2023.

The purpose of the accompanying Proxy Statement/Prospectus is to explain the proposed Transaction and why the Core Lab N.V. Board believes adoption of the proposals will achieve a more efficient structure for the Core Lab N.V. group of companies and enhance shareholder value over the long-term. As such, the proxy statement/prospectus provides important information about the Dutch Meeting, the Luxembourg Meeting and the proposals described above. We urge you to read this Proxy Statement/Prospectus and the documents incorporated by reference herein carefully and in their entirety. In particular, you should consider the matters discussed in the section entitled “Risk Factors”, beginning on page 22 of this Proxy Statement/Prospectus. You are entitled to vote by attending the Dutch Meeting or by appointing a proxy. It is not necessary that the proxy appointed by you be a current shareholder of Core Lab N.V.

Neither the U.S. Securities and Exchange Commission nor any state securities commission or Dutch securities regulatory authority has approved or disapproved of the securities to be issued in connection with the Transaction described in this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[                ], 2023

Dear Core Lab N.V. Shareholders:

You are invited to attend an extraordinary meeting (the “Dutch Meeting”) of the holders (“Core Lab N.V. Shareholders”) of common shares (the “Core Lab N.V. Common Shares”) of Core Laboratories N.V. (“Core Lab N.V.”) to be held at [            ] at [        ] a.m. CE[S]T on [                ], 2023.

The Transaction

At the Dutch Meeting, Core Lab N.V. Shareholders will be asked to consider: (1) a resolution (the “Transaction Proposal”) to approve a series of proposed joint transactions (the “Transaction”), which will include (a) the downstream cross-border merger (the “Merger”) of Core Lab N.V. with and into Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”), with Core Lab Luxembourg surviving, and (b) as soon as practicable following completion of the Merger, Core Lab Luxembourg migrating out of Luxembourg and domesticating as Core Laboratories Inc. (“Core Lab Delaware”), a Delaware corporation (the “U.S. Redomestication”); (2) as future shareholders of Core Lab Luxembourg by effect of the Merger, a resolution granting a power of attorney to the board of directors of Core Lab Luxembourg (the “Luxembourg Meeting Proxies”) to, by proxy, vote the shares of Core Lab N.V. Shareholders in favor of the U.S. Redomestication at an extraordinary general meeting of Core Lab Luxembourg (the “Luxembourg Meeting”) to be held after the Merger as per the Notice of Extraordinary General Meeting of Core Lab Luxembourg (the “Luxembourg Meeting Proposal”); and (3) a resolution (the “Articles of Amendment Proposal”) to amend the articles of association of Core Lab N.V., as amended, (“Articles of Association”) to include a formula on the basis of which cash compensation to Core Lab N.V. Shareholders who exercise their withdrawal right in connection with the Merger, as referred to in Section 2:333h (1) of the Dutch Civil Code, can be readily determined, as more fully described in the enclosed proxy statement and prospectus dated [            ], 2023 (the “Proxy Statement/Prospectus”). After the Transaction is complete, Core Lab N.V. Shareholders will hold one share of common stock, par value US$0.01 per share (“Common Stock”), of Core Lab Delaware for each one Core Lab N.V. Common Share owned immediately prior to the Transaction, but the business, assets, liabilities, directors and officers of Core Lab Delaware will continue to be the same as the business, assets, liabilities, directors and officers of Core Lab N.V. immediately prior to the Transaction. However, unlike the two-tier Supervisory Board and Management Board that currently exist at Core Lab N.V., Core Lab Delaware will have one board of directors.

Core Lab N.V. Board Recommendation

The Board of Supervisory Directors of Core Lab N.V. (the “Core Lab N.V. Board”) unanimously recommends that Core Lab N.V. Shareholders vote FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal. In making its determination, the Core Lab N.V. Board considered a number of factors as described in the Proxy Statement/Prospectus under “The Transaction Proposal – Reasons for the Transaction”.

Tax Treatment for Core Lab N.V. Shareholders

The Transaction may have different tax consequences for Core Lab N.V. Shareholders who are residents in the Netherlands and the United States. In addition, there may be different income tax treatment that applies to Dutch resident holders and U.S. Holders of shares of Common Stock of Core Lab Delaware in respect of dividend and withholding taxes, as compared to the tax consequences that apply in respect of holding Core Lab N.V. Common

Shares. Core Lab N.V. Shareholders are urged to carefully read the sections of the Proxy Statement/Prospectus entitled “Material Dutch Tax Considerations” and “Material U.S. Federal Income Tax Considerations”, as applicable, and to consult with their own tax advisors.

Transaction Completion Date

In addition to the required shareholder approvals in favor of each of the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal, under the Merger Plan, (i) the Merger is conditioned upon the approval of the Articles of Amendment Proposal by the Core Lab N.V. Shareholders at the Dutch Meeting, and (ii) in order for the Merger to become effective, the total number of votes cast against the Transaction Proposal must not exceed two percent of all votes cast at the Dutch Meeting, and (iii) at the Dutch Meeting, shareholders representing at least two-thirds of the outstanding shares of Core Lab N.V. must vote in favor of the Luxembourg Meeting Proposal by which they will grant a power of attorney to the directors of Core Lab Luxembourg to represent them at the Luxembourg Meeting (the “Merger Plan Conditions”). The Merger Plan Conditions can be waived by mutual consent of the Core Lab N.V. Board and the Core Lab Luxembourg Board. Subject to the satisfaction or waiver of the Merger Plan Conditions, if the Core Lab N.V. Shareholders approve the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal, it is anticipated that the Transaction will be completed upon the publication of the Merger with the Luxembourg Public Register of Companies, which is expected to occur as soon as practicable following the lapse of the 30-day withdrawal period required to satisfy the rights of those holders who exercise their Withdrawal Rights. Please refer to the Proxy Statement/Prospectus for a more detailed description of the Transaction and a more detailed description of Core Lab N.V.’s reasons for the Transaction and the risk factors relating to the Transaction. Please give the Proxy Statement/Prospectus your careful consideration and consult your financial, tax or other professional advisors regarding the consequences of the Transaction to you.

The Core Lab N.V. Board unanimously recommends that Core Lab N.V. Shareholders vote FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal.

Voting Your Core Lab N.V. Common Shares

Your vote is very important regardless of the number of Core Lab N.V. Common Shares that you own. Enclosed with this letter is the Notice of Extraordinary Meeting and Proxy Statement/Prospectus and a form of proxy or voting instruction form. If you are unable to attend the Dutch Meeting in person please complete and deliver either the enclosed form of proxy or voting instruction form, as applicable, on the Internet, or by telephone, mail or fax, so that it is received prior to [                ] a.m. CE[S]T on [                ], 2023, to ensure your representation at the Dutch Meeting. If you require assistance with voting your Core Lab N.V. Common Shares, please contact Core Lab N.V.’s proxy solicitors, Okapi Partners LLC, as follows:

Okapi Partners LLC

1212 6th Ave

New York, NY 10036

(212) 297-0720

On behalf of Core Lab N.V., I would like to thank you for your continuing support.

Sincerely,

Lawrence Bruno

Chairman of the Board

Houston, Texas

[                ], 2023

Neither the U.S. Securities and Exchange Commission nor any state securities commission or Dutch securities regulatory authority has approved or disapproved of the securities to be issued in connection with the Transaction described in this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement related to the Core Lab N.V. Common Shares is dated [                ], 2023 and is first being mailed to Core Lab N.V.’s shareholders on or about [                ], 2023.

NOTICE OF EXTRAORDINARY MEETING OF SHAREHOLDERS OF CORE LABORATORIES N.V.

NOTICE IS HEREBY GIVEN that, an extraordinary meeting (the “Dutch Meeting”) of holders (“Core Lab N.V. Shareholders”) of common shares (“Core Lab N.V. Common Shares”) of Core Laboratories N.V. (“Core Lab N.V.”) will be held at [                ] at [                ] a.m. CE[S]T on [                ], 2023, for the following purposes:

1.

to consider and, if deemed advisable, to adopt a special resolution of the Core Lab N.V. Shareholders (the “Transaction Proposal”) to approve a series of transactions (the “Transaction”), which will include (i) pursuant to the merger plan (the “Merger Plan”) (in the form attached as Appendix A – Merger Plan to this Proxy Statement/Prospectus), the downstream cross-border merger (the “Merger”) of Core Lab N.V. with and into Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”) with Core Lab Luxembourg surviving, such that all assets and liabilities of Core Lab N.V. are transferred to Core Lab Luxembourg by universal succession of title and Core Lab N.V. will cease to exist without going into liquidation, against the issuance of new Core Lab Luxembourg shares, in accordance with an exchange ratio of one Core Lab Luxembourg share for one Core Lab N.V. share, and (ii) as soon as practicable following completion of the Merger, Core Lab Luxembourg migrating out of Luxembourg and domesticating as Core Laboratories Inc. (“Core Lab Delaware”), a Delaware corporation (the “U.S. Redomestication”), as more particularly described in the accompanying proxy statement and prospectus of Core Lab N.V. dated [                ], 2023 (as may be amended, supplemented or otherwise modified from time to time) (the “Proxy Statement/Prospectus”);

2.

each shareholder for its own name and account, by voting in favor of this proposal, subject to the condition that the Merger become effective on or around [                ], 2023, to consider and, if deemed advisable, to adopt a special resolution of the Core Lab N.V. Shareholders (the “Luxembourg Meeting Proposal”) as future shareholders of Core Lab Luxembourg by effect of the Merger granting a power of attorney (in the form attached as Appendix D – Power of Attorney to this Proxy Statement/Prospectus) to the board of directors of Core Lab Luxembourg (the “Luxembourg Meeting Proxies”) to vote, by proxy, the shares of Core Lab N.V. Shareholders in favor of the U.S. Redomestication at an extraordinary general meeting of Core Lab Luxembourg (the “Luxembourg Meeting”) to be held as per the Notice of Extraordinary General Meeting of Core Lab Luxembourg; and

3.

to consider and, if deemed advisable, to adopt a special resolution of the Core Lab N.V. Shareholders (the “Articles of Amendment Proposal”), to amend the articles of association of Core Lab N.V., as amended, (“Articles of Association”) to include a formula on the basis of which cash compensation to Core Lab N.V. Shareholders who exercise their withdrawal right in connection with the Merger, as referred to in Section 2:333h (1) of the Dutch Civil Code, can be readily determined (in the form attached as Appendix E – Articles of Amendment to this Proxy Statement/Prospectus) and to adopt a special resolution to grant a Power of Attorney to each notarial employee of HVG Law LLP jointly as well as severally to execute and sign the Articles of Amendment Proposal.

The Transaction Proposal and the Luxembourg Meeting Proposal have been proposed to Core Lab N.V. Shareholders by the Core Lab N.V. Supervisory Board (the “Core Lab N.V. Board”). The Articles of Amendment Proposal has been proposed by the Management Board of Core Lab N.V. (the “Core Lab N.V. Management Board”) and approved by the Core Lab N.V. Board, and is now being proposed to the Core Lab N.V. Shareholders.

This notice of extraordinary meeting of Core Lab N.V. Shareholders (the “Notice of Extraordinary Meeting”) and the accompanying Proxy Statement/Prospectus are available on Core Lab N.V.’s website at www.corelab.com, on www.proxydocs.com/clb and on the SEC’s website at www.sec.gov.

The Core Lab N.V. Board is sending this Notice of Extraordinary Meeting to those shareholders who hold common shares at the close of business Central European [Summer] Time on [                ], 2023 (the “Record Date”). Only Core Lab N.V. Shareholders whose names have been entered in the registers of Core Lab N.V.

i

Shareholders as of the close of business on the Record Date are entitled to receive notice and vote their shares at the Dutch Meeting.

Core Lab N.V. Shareholders who are unable to attend the Dutch Meeting are encouraged to complete, sign and return the enclosed form of proxy. To be valid, proxies must be received by Core Lab N.V.’s transfer agent, Computershare Trust Company N.A. (“Computershare”) no later than [                ] on [                ], 2023. Notwithstanding the foregoing, the Chairman of the Dutch Meeting has the discretion to accept proxies received after such deadline and the time limit for deposit of proxies may be waived or extended by the Chairman of the Dutch Meeting at his or her discretion, without notice.

If you are a beneficial (non-registered) holder of Core Lab N.V. Common Shares and receive these materials through a broker, bank, trust company or other intermediary or nominee, you must provide your voting instructions or complete, sign and return the voting instruction form in accordance with the instructions provided by your broker, bank, trust company or other intermediary or nominee.

Core Lab N.V. Shareholders who are planning to return the form of proxy or voting instruction form are encouraged to review the Proxy Statement/Prospectus carefully before submitting such form.

Pursuant to Section 2:333h of the Dutch Civil Code, shareholders in a Dutch target company are entitled to exercise a statutory withdrawal right if they vote against a cross-border merger and submit a request to receive cash compensation instead. Shareholders may exercise this right by completing and submitting a withdrawal application form (the “Withdrawal Application Form”), within one month following the Dutch Meeting. The Withdrawal Application Form can be found at [                ].

If you have any questions about the information contained in this Notice of Extraordinary Meeting and the accompanying Proxy Statement/Prospectus or require assistance in voting your Core Lab N.V. Common Shares, please contact Core Lab N.V.’s proxy solicitors, Okapi Partners LLC, as follows:

Okapi Partners LLC

1212 6th Ave

New York, NY 10036

(212) 297-0720

DATED at Houston, Texas this [                ] day of [                ], 2023.

By Order of the Board of Supervisory Directors,

Lawrence Bruno

Chairman of the Board

NOTICE OF EXTRAORDINARY MEETING OF SHAREHOLDERS OF CORE LABORATORIES LUXEMBOURG S.A.

NOTICE IS HEREBY GIVEN that, under condition precedent that the Merger shall be effective on or around [                ], 2023, an extraordinary meeting (the “Luxembourg Meeting”) of holders (“Core Lab Luxembourg Shareholders”) of common shares (“Core Lab Luxembourg Common Shares”) of Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”) will be held at [                ] at [                ] a.m. CE[S]T on [                ], 2023, for the following purposes:

1.

To approve the conversion of Core Lab Luxembourg, with immediate effect after the Merger, i.e., on the same day or as soon as reasonably possible thereafter, entailing the transfer without discontinuity of the legal personality of Core Lab Luxembourg, of the statutory registered office, effective place of management and central administration seat of Core Lab Luxembourg from 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America (the “U.S. Redomestication”).

2.	To discuss and approve the following matters on the agenda:

“AGENDA

a.	Representation and quorum;

b.

Approval of (i) the transfer of the statutory registered office, effective place of management and central administration seat of Core Lab Luxembourg from Grand Duchy of Luxembourg to the State of Delaware, United States of America and (ii) the continuation of the legal personality of Core Lab Luxembourg in the State of Delaware, United States of America under the form of a Delaware corporation and under the name Core Laboratories Inc., without dissolving Core Lab Luxembourg and without the liquidation of its assets;

c.

Effect the transfer of the statutory registered office, effective place of management and central administration seat of Core Lab Luxembourg from 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America, as of the legal effective date of the conversion of Core Lab Luxembourg into a Delaware corporation pursuant to a certificate of domestication filed with the Secretary of State of the State of Delaware (the “Effective Date”);

d.

Amendment and restatement of the articles of association of Core Lab Luxembourg in order to adopt the certificate of incorporation and bylaws of Core Lab Delaware effective upon the completion of the U.S. Redomestication;

e.	Acknowledgment of the resignation of the current directors of Core Lab Luxembourg and granting them full discharge for the execution of their mandate;

f.	Appointment of the former members of the Supervisory Board of Core Lab N.V. as directors of Core Lab Luxembourg;

g.	Approval of the deregistration of Core Lab Luxembourg from the Luxembourg Trade and Companies Register; and

h.	Such other business that may properly be considered at the Luxembourg Meeting.”

This notice of extraordinary meeting of Core Lab Luxembourg Shareholders (the “Notice of Extraordinary Meeting of Core Lab Luxembourg”) and the accompanying proxy and voting form are available on [        ].

Because the Luxembourg Meeting will occur shortly after the Dutch Meeting, the Board of Directors of Core Lab Luxembourg are sending this Notice of Extraordinary Meeting of Core Lab Luxembourg to those shareholders who hold common shares in Core Laboratories N.V. (the “Core Lab N.V. Shareholders”), which will be the shareholders of Core Lab Luxembourg following the Merger and at the time of the Luxembourg Meeting. For that reason, this Notice of Extraordinary Meeting of Core Lab Luxembourg is being sent to Core Lab N.V. Shareholders at the close of business Central European [Summer] Time on [                ], 2023 (the “Record Date”). Only Core Lab N.V. Shareholders whose names have been entered in the register of Core Lab N.V. Shareholders as of the close of business on the Record Date are entitled to receive notice.

Core Lab Luxembourg Shareholders who are unable to attend the Luxembourg Meeting are encouraged to complete, sign and return the enclosed form of proxy. To be valid, proxies must be received by Core Lab Luxembourg no later than [                ] on [                ], 2023 at the company’s registered address. Notwithstanding the foregoing, the Chairman of the Luxembourg Meeting has the discretion to accept proxies received after such deadline and the time limit for deposit of proxies may be waived or extended by the Chairman of the Luxembourg Meeting at his or her discretion, without notice.

If you are a beneficial (non-registered) holder of Core Lab N.V. Common Shares and receive these materials through a broker, bank, trust company or other intermediary or nominee, you must provide your voting instructions or complete, sign and return the voting instruction form in accordance with the instructions provided by your broker, bank, trust company or other intermediary or nominee.

Core Lab N.V. Shareholders who are planning to return the form of proxy or voting instruction form are encouraged to review the Proxy Statement/Prospectus carefully before submitting such form.

If you have any questions about the information contained in this Notice of Extraordinary Meeting of Core Lab Luxembourg and the accompanying Proxy Statement/Prospectus or require assistance in voting your Core Lab N.V. Common Shares, please contact Okapi Partners LLC, as follows:

Okapi Partners, LLC

1212 6th Ave

New York, NY 10036

(212) 297-0720

DATED at Luxembourg, Grand Duchy of Luxembourg, this [        ] day of [        ], 2023.

By Order of the Board of Directors,

Mark Tattoli

Director

ADDITIONAL INFORMATION

Core Lab N.V. files annual, quarterly and current reports, proxy statements and other business and financial information with the U.S. Securities and Exchange Commission (the “SEC”). Core Lab N.V. files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at www.sec.gov containing this information. You can also obtain these documents, free of charge, from Core Lab N.V. at www.corelab.com, under the heading “Investors”. The information contained on, or that may be accessed through, Core Lab N.V.’s website is not incorporated by reference into, and is not a part of, this Proxy Statement/Prospectus.

Core Lab Luxembourg, which will be a direct wholly-owned subsidiary of Core Lab N.V. prior to the Merger and will be a predecessor of Core Lab Delaware following the completion of the Transaction, has filed a registration statement on Form S-4 with respect to the shares of Common Stock of Core Lab Delaware to be issued in connection with the Transaction. This Proxy Statement/Prospectus forms a part of the registration statement. As permitted by SEC rules, this Proxy Statement/Prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy the registration statement, including any amendments, schedules and exhibits at the SEC’s website mentioned above. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other documents referred to in this Proxy Statement/Prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable agreement or other document filed as an exhibit to the registration statement. This Proxy Statement/Prospectus incorporates important business and financial information about Core Lab N.V. from documents that are not attached to this Proxy Statement/Prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this Proxy Statement/Prospectus free of charge by requesting them in writing or by telephone from Core Lab N.V. or from its proxy solicitors at the following addresses and telephone numbers:

Okapi Partners LLC

1212 6th Ave

New York, NY 10036

(212) 297-0720

If you would like to request any documents, please do so by [                ], 2023 in order to receive them before the Dutch Meeting.

For a more detailed description of the information incorporated by reference into this Proxy Statement/Prospectus and how you may obtain it, see “Where You Can Find More Information”.

v

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This Proxy Statement/Prospectus, which forms part of a registration statement on Form S-4 filed with the SEC, constitutes a prospectus under the U.S. Securities Act with respect to the shares of Common Stock of Core Lab Delaware to be issued to Core Lab N.V. Shareholders in connection with the Transaction. This Proxy Statement/Prospectus also constitutes a notice of meeting with respect to the Dutch Meeting and the Luxembourg Meeting.

You should rely only on the information contained in or incorporated by reference into this Proxy Statement/Prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated [                ], 2023, and you should assume that the information contained in this Proxy Statement/Prospectus is accurate only as of such date. You should also assume that the information incorporated by reference into this Proxy Statement/Prospectus is only accurate as of the date of such information.

This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the appendixes attached hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Exchange Act, and Section 27A of the U.S. Securities Act. These “forward-looking statements” are based on an analysis of currently available competitive, financial and economic data and our operating plans. They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations. By way of illustration, when used in this document, words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “project”, “will”, “should”, “could”, “may”, “predict” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. You are cautioned that actual results could differ materially from those anticipated in forward-looking statements. Any forward-looking statements, including statements regarding the intent, belief or current expectations of us or our management, are not guarantees of future performance and involve risks and uncertainties that we cannot predict and assumptions about us and the industry in which we operate that may prove to be incorrect.

We based these forward-looking statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. In addition to other factors and matters contained in this proxy statement/prospectus, including those disclosed under “Risk Factors” beginning on page 22, these forward-looking statements are subject to risks, uncertainties and other factors, including, among others:

•	our ability to obtain the required shareholder vote to adopt the Transaction Proposal, the Luxembourg Meeting Proposal, and the Articles of Amendment Proposal at the Dutch Meeting;

•	our ability to obtain the required shareholder vote to approve the U.S. Redomestication of Core Lab Luxembourg at the Luxembourg Meeting;

•	the satisfaction of other conditions to the Transaction;

•	the outcome of any legal proceedings that may be instituted against us following announcement of the Transaction and related transactions;

•	our ability to maintain the listing of our common stock on the NYSE following the Transaction;

•	our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Transaction;

•	the risk that the Transaction disrupts current plans and operations;

•	the risk that shareholders may recognize gain or other income with respect to their shares at the Effective Time ;

•	the future financial performance of the Company following the Transaction, including our anticipated growth rate and market opportunity;

•	changes in shareholders’ rights as a result of the Transaction;

•	our ability to adapt to operating under the laws of the State of Delaware;

•	business uncertainties while the Transaction is pending;

•	the risk that the Board may defer or abandon the Transaction;

•	costs related to the Transaction;

•	changes in general political, economic and competitive conditions and specific market conditions;

•	adverse changes in the oil and gas industry; and

•

other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2021 filed by the Company with the SEC and incorporated herein by reference. See also “Where You Can Find More Information” and “Where You Can Find More Information — Incorporation by Reference” on page 95 of this proxy statement/prospectus.

Although Core Lab N.V. believes the expectations represented by such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the assumptions, risks and uncertainties referenced above and in the documents incorporated by reference herein are not exhaustive. Forward-looking statements are made as of the date of this Proxy Statement/Prospectus (or, in the case of a document incorporated by reference, the date of such document incorporated by reference) and, except as required by law, Core Lab N.V. undertakes no obligation to update publicly or revise any forward-looking statements whether as a result of changes in internal estimates or expectations, new information, subsequent events or circumstances or otherwise. The forward-looking statements contained or incorporated by reference in this Proxy Statement/Prospectus are expressly qualified by these cautionary statements.

The reader should read carefully the risk factors described in this Proxy Statement/Prospectus and in the documents incorporated by reference herein for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION, THE DUTCH MEETING AND THE LUXEMBOURG MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the Transaction and the Dutch and Luxembourg Meetings. These questions and answers may not address all questions that may be important to you. To better understand these matters, and for a description of the legal terms governing the Transaction, you should carefully read this entire Proxy Statement/Prospectus, including the attached appendices, as well as the documents that have been incorporated by reference into this Proxy Statement/Prospectus. Capitalized terms used but not otherwise defined in the questions and answers set forth below have the meanings set forth under the heading “Glossary”.

Q: Why am I receiving this Notice of Extraordinary Meeting of Core Lab N.V. and Core Lab Luxembourg and accompanying Proxy Statement/Prospectus?

You are receiving this Notice of Extraordinary Meeting of Core Lab N.V. and Core Lab Luxembourg and accompanying Proxy Statement/Prospectus because you are a Core Lab N.V. Shareholder as of the Record Date. If you are a Core Lab Shareholder as of the Record Date, you are entitled to vote for the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal at the Dutch Meeting to be held on [                ], 2023, and subject to completion of the Merger, the U.S. Redomestication at the Luxembourg Meeting to be held on [                ], 2023.

This Proxy Statement/Prospectus, which you should read carefully, contains important information about the proposed Transaction and how to vote at the Dutch Meeting.

Q: When and where will the Dutch Meeting be held?

The Dutch Meeting will be held at [                ] at [                ] a.m. CE[S]T on [                ], 2023.

Q: When and where will the Luxembourg Meeting be held?

The Luxembourg Meeting will be held at [                ], at [                ] a.m. CE[S]T on [                ], 2023. At the Luxembourg Meeting, the board of directors of Core Lab Luxembourg (the “Core Lab Luxembourg Board”) will vote the Luxembourg Meeting Proxies in favor of the U.S. Redomestication. Any Core Lab N.V. Shareholders who vote against or abstain from voting on the Luxembourg Meeting Proposal at the Dutch Meeting will have the right to attend the Luxembourg Meeting and cast their votes in favor or against the U.S. Redomestication.

Q: Why am I being asked to provide a power of attorney for the Luxembourg Meeting?

The Luxembourg Meeting is required to be held in the presence of a Luxembourg notary, at the registered seat of Core Lab Luxembourg or at another location in Luxembourg. To facilitate the voting process and reduce the related costs of the shareholders and of Core Lab Luxembourg (e.g., location and traveling expenses, higher notarial fees), we are asking shareholders to grant the members of the board of directors of Core Lab Luxembourg powers of attorney to represent the shareholders at the Luxembourg Meeting. This will also ensure the Luxembourg notary has sufficient time between the Dutch Meeting and the Luxembourg Meeting to assess the quorum and majority requirements under Luxembourg law based on the granted powers of attorney and facilitate an efficient Luxembourg Meeting.

Q: What is the Transaction?

The Transaction will, if completed, change the Company’s jurisdiction of organization from the Netherlands to the State of Delaware by means of a series of steps, as follows:

1.	At the Dutch Meeting, Core Lab N.V. Shareholders will vote on the Transaction Proposal, the Luxembourg Meeting Proposal, and the Articles of Amendment Proposal;

2.	If the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal are approved by the Core Lab N.V. Shareholders, Core Lab Luxembourg will convene an

Extraordinary General Meeting (the “Luxembourg Merger Meeting” and together with the Dutch Meeting and the Luxembourg Meeting, the “Meetings”) at which Core Lab N.V., as sole shareholder of Core Lab Luxembourg, will vote to approve the Merger of Core Lab Luxembourg and Core Lab N.V. The Core Lab N.V. Board and the Core Lab Luxembourg Board are not soliciting proxies from shareholders for the Luxembourg Merger Meeting, as, prior to the Merger, Core Lab N.V. will be the sole shareholder of Core Lab Luxembourg;

3.

Core Lab N.V. will merge with and into Core Lab Luxembourg, with Core Lab Luxembourg surviving, in which all common shares in Core Lab N.V. will be canceled and exchanged for common stock in Core Lab Luxembourg on a one-for-one basis;

4.

Core Lab Luxembourg will convene the Luxembourg Meeting and the Core Lab Luxembourg Board will vote the Luxembourg Meeting Proxies in favor of the U.S. Redomestication, along with any other present or represented shareholders who did not grant a proxy pursuant to the Luxembourg Meeting Proposals, who may vote in favor or against the U.S. Redomestication;

5.	Following approval of the U.S. Redomestication at the Luxembourg Meeting, Core Lab Luxembourg will migrate out of Luxembourg and redomesticate in Delaware as Core Lab Delaware;

6.

Following completion of the Transaction, Core Lab N.V. Shareholders will hold one share of Common Stock of Core Lab Delaware for each one Core Lab N.V. Common Share owned immediately prior to the Transaction; and

7.	Core Lab Delaware shares will, immediately following the completion of the Transaction, be listed on the NYSE under the stock symbol “CLB”.

Q: Why is Core Lab N.V. proposing the Transaction?

After considering various factors, the Core Lab N.V. Board believes that the Transaction will enhance shareholder value over the long-term by providing potential strategic opportunities and benefits, including, among other things:

•

simplifying the Company’s corporate structure and streamlining reporting requirements, which will (i) reduce the effort and expense incurred by the Company to assess, implement and remain compliant with multiple regulatory and reporting requirements for Core Lab N.V. on a consolidated basis, and (ii) provide opportunities for the Company to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions;

•	reducing the corporate footprint and thereby achieving consolidation and better alignment between the domicile of our ultimate parent entity and our corporate functions;

•	benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with NYSE listing standards and SEC corporate governance requirements; and

•

positioning the Company to better respond to global tax and other regulatory developments considering recent changes in U.S. tax laws and the increased focus on companies’ global tax footprints resulting from the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting initiative.

Q: Are there any conditions to completing the Transaction?

Yes. In addition to the required shareholder approvals in favor of each of the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal, under the Merger Plan, (i) the Merger is conditioned upon the approval of the Articles of Amendment Proposal by the Core Lab N.V. Shareholders at the Dutch Meeting, and (ii) in order for the Merger to become effective, the total number of votes cast against the Transaction Proposal must not exceed two percent of all votes cast at the Dutch Meeting, and (iii) at the Dutch Meeting, shareholders representing at least two-thirds of the outstanding shares of Core Lab N.V. must vote in favor of the Luxembourg Meeting Proposal by which they will grant a power of attorney to the directors of Core Lab Luxembourg to represent them at the Luxembourg meeting (the “Merger Plan Conditions”). The Merger Plan Conditions can be waived by mutual consent of the Core Lab N.V. Board and the Core Lab Luxembourg Board.

Q: Will the business of Core Lab N.V. change following the Transaction?

No. Core Lab Delaware will continue to pursue Core Lab N.V.’s current strategic initiatives and to provide advanced technologies that improve reservoir performance by (i) continuing the development of proprietary technologies through client-driven research and development, (ii) expanding the services and products offered throughout our global network of offices and (iii) acquiring complementary technologies that add key technologies or market presence and enhance existing services and products.

Q: Who will be the directors and executive officers of Core Lab Delaware following the Transaction?

There will be no changes to the directors or executive officers as a result of the Transaction. Once the Transaction is complete, the same individuals at Core Lab N.V. will serve in the same capacity at Core Lab Delaware. However, Core Lab N.V.’s two-tier board structure will be removed in favor of a one-tier board of directors at Core Lab Delaware, consisting of the prior directors of the current Supervisory Board of Core Lab N.V. See “Information Concerning Core Lab Luxembourg and Core Lab Delaware – Directors and Officers of Core Lab Delaware”.

Q: How will the directors and executive officers of Core Lab N.V. vote?

The directors and executive officers of Core Lab N.V. are in favor of the Transaction and are expected to vote FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal.

As of the Record Date for the Dutch Meeting, the directors and executive officers of Core Lab N.V. had the right to vote approximately [                ] Core Lab N.V. Common Shares, representing approximately [    ]% of the Core Lab N.V. Common Shares then issued and outstanding and entitled to vote at the Dutch Meeting.

Q: What will I receive for my Core Lab N.V. Common Shares under the Transaction?

Following completion of the Transaction, Core Lab N.V. Shareholders will hold one share of Common Stock of Core Lab Delaware for each one Core Lab N.V. Common Share they owned immediately prior to the Transaction.

Q: Who is Core Lab Luxembourg?

Core Laboratories Luxembourg S.A. is a public limited liability company incorporated under the laws of Luxembourg, and, immediately prior to the Transaction, will be a direct wholly-owned subsidiary of Core Lab N.V.

Q: Who is Core Lab Delaware?

Core Laboratories Inc., which we refer to as “Core Lab Delaware,” will be a newly formed Delaware corporation as a result of the U.S. Redomestication. If the Transaction is completed, Core Lab Delaware will become the ultimate parent company of the Core Lab N.V. group of companies. Prior to the Effective Date, Core Lab Delaware will not exist. At the Effective Date, all Core Lab N.V. Shareholders will be issued an identical number of common shares in Core Lab Delaware as the number of shares in Core Lab N.V. they held immediately prior to the Effective Date.

Q: Will the Transaction dilute my economic interest?

No, your fully diluted relative economic ownership will not change as a result of the Transaction. On the Effective Date, your common shares in Core Lab N.V. will be canceled and exchanged for common stock in Core Lab Luxembourg on a one-for-one basis. Following Core Lab Luxembourg’s domestication as Core Lab

Delaware, all Core Lab N.V. Shareholders will hold an identical number of common shares in Core Lab Delaware as the number of shares they held in Core Lab N.V. prior to the Transaction. Core Lab Delaware will be the direct or indirect owner of all of the assets and liabilities of Core Lab N.V. following the Transaction.

Q: Will the shares of Common Stock of Core Lab Delaware issued under the Transaction be listed on an exchange?

Yes. Shares of Common Stock of Core Lab Delaware will be listed on the NYSE. On the NYSE, the stock symbol for the shares of Common Stock of Core Lab Delaware will be “CLB”. The Core Lab N.V. Common Shares currently trade on the NYSE under the stock symbol “CLB”. When the Transaction is completed, the Core Lab N.V. Common Shares currently listed on the NYSE under the stock symbol “CLB” will cease to be traded on the NYSE and will be deregistered under the U.S. Exchange Act. See “The Transaction Proposal – Certain Legal and Regulatory Matters – Stock Exchange Listing”.

Q: How do I receive shares of Common Stock of Core Lab Delaware in exchange for my Core Lab N.V. Common Shares?

The exchange of Core Lab N.V. Common Shares into shares of Core Lab Delaware common stock will occur automatically upon the effectiveness of the filing of the Proposed Certificate of Incorporation and a certificate of corporate domestication with the Delaware SOS. Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of Core Lab Delaware common stock will be recorded in book-entry form by your nominee (for shares held in “street name”) or by the Exchange Agent (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in Core Lab Delaware after the domestication.

Following completion of the Transaction, each registered holder of certificated Core Lab N.V. Common Shares will receive a Letter of Transmittal and instructions from the Exchange Agent to effect the surrender of their Core Lab N.V. Common Shares in exchange for shares of Core Lab Delaware common stock. The Letter of Transmittal, when duly completed, executed and returned, together with the certificate or certificates representing the holder’s Core Lab N.V. Common Shares and any other required documents, will enable the holder to ultimately receive one share of Common Stock of Core Lab Delaware for each one Core Lab N.V. Common Share.

Q: Can I sell my Core Lab N.V. Common Shares on the NYSE for cash? Is there any restriction on selling Core Lab N.V. Common Shares prior to completion of the Transaction?

Core Lab N.V. Common Shares will continue to trade on the NYSE up to and including the Effective Date. Following the Effective Date, shares of Common Stock of Core Lab Delaware will be listed on the NYSE. See “The Transaction Proposal – Certain Legal and Regulatory Matters – Stock Exchange Listing”. Generally speaking, registered Core Lab N.V. Shareholders who have not delivered their certificated Core Lab N.V. Common Shares to the Exchange Agent and beneficial owners of Core Lab N.V. Common Shares whose shares are held through a broker, financial institution or other nominee may sell their Core Lab N.V. Common Shares through the facilities of the NYSE for cash at any time up to and including the Effective Date. Registered Core Lab N.V. Shareholders holding certificate shares will not be able to sell their Core Lab N.V. Common Shares once they have delivered their Core Lab N.V. Common Shares to the Exchange Agent.

Q: What proposals will be considered at the Dutch Meeting?

At the Dutch Meeting, the Core Lab N.V. Shareholders will be asked to consider and vote on:

1.

a proposal to approve a series of transactions, which will include (i) pursuant to the Merger Plan (in the form attached as Appendix A to this Proxy Statement/Prospectus), the downstream cross-border merger of Core Lab N.V. with and into Core Lab Luxembourg, with Core Lab Luxembourg surviving, such that all assets and liabilities of Core Lab N.V. are transferred to Core Lab Luxembourg by universal succession of title and Core Lab N.V. will cease to exist without going into liquidation, against the issuance of new Core Lab Luxembourg shares, in accordance with an exchange ratio of one Core Lab Luxembourg share for one Core Lab N.V. share, and (ii) as soon as practicable following completion of the Merger, Core Lab Luxembourg migrating out of Luxembourg and domesticating as Core Laboratories Inc.;

2.

each shareholder for its own name and account by, voting in favor of this proposal, subject to the condition that the Merger becomes effective, to grant a power of attorney (in the form attached as Appendix D – Power of Attorney to this Proxy Statement/Prospectus) to the Core Lab Luxembourg Board to vote, by proxy, the shares of Core Lab N.V. Shareholders in favor of the U.S. Redomestication at the Luxembourg Meeting, to be held per the Notice of Extraordinary General Meeting of Core Lab Luxembourg; and

3.

a proposal to amend the Articles of Association to include a formula on the basis of which cash compensation to Core Lab N.V. Shareholders who exercise their withdrawal right in connection with the Merger, as referred to in Section 2:333h (1) of the Dutch Civil Code, can be readily determined (in the form attached as Appendix E – Form of Articles of Amendment to this Proxy Statement/Prospectus) and to adopt a special resolution to grant a Power of Attorney to each notarial employee of HVG Law LLP jointly as well as severally to execute and sign the Articles of Amendment Proposal.

Q: What proposals will be considered at the Luxembourg Meeting?

At the Luxembourg Meeting, the Core Lab Luxembourg Shareholders will be asked to consider and vote on:

a.

Approval of (i) the transfer of the statutory registered office, effective place of management and central administration seat of Core Lab Luxembourg from Grand Duchy of Luxembourg to the State of Delaware, United States of America and (ii) the continuation of the legal personality of Core Lab Luxembourg in the State of Delaware, United States of America under the form of a Delaware corporation and under the name Core Laboratories Inc., without dissolving Core Lab Luxembourg and without the liquidation of its assets;

b.

Effect the transfer of the statutory registered office, effective place of management and central administration seat of Core Lab Luxembourg from 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America, as of the legal effective date of the conversion of Core Lab Luxembourg into a Delaware corporation pursuant to a certificate of domestication filed with the Secretary of State of the State of Delaware (the “Effective Date”);

c.	Amendment and restatement of the articles of association of Core Lab Delaware in order to adopt the certificate of incorporation and bylaws of Core Lab Delaware;

d.	Acknowledgment of the resignation of the current directors of Core Lab Luxembourg and granting them full discharge for the execution of their mandate;

e.	Appointment of the former Supervisory Board directors of Core Lab N.V. as directors of Core Lab Luxembourg;

f.	Approval of the deregistration of Core Lab Luxembourg from the Luxembourg Trade and Companies Register; and

g.	Such other business that may properly be considered at the Luxembourg Meeting.

Q: What vote is required to approve each of the proposals at the Dutch Meeting?

The following votes are required to approve each proposal at the Dutch Meeting:

•	The Transaction Proposal: Approval of the Transaction Proposal requires the affirmative vote of holders representing a simple majority of votes cast at the Dutch Meeting, unless less than half of the outstanding Core Lab N.V. Common Shares on the Record Date are present or represented at the Dutch Meeting, in which case a two-thirds majority vote is required to adopt the Transaction Proposal.

•

The Luxembourg Meeting Proposal: Approval of the Luxembourg Meeting Proposal requires the affirmative vote of holders representing two-thirds of the outstanding Core Lab N.V. Common Shares as of the Record Date.

•	The Articles of Amendment Proposal: Approval of the Articles of Amendment Proposal requires the affirmative vote of holders representing a simple majority of votes cast at the Dutch Meeting.

The Transaction Proposal and the Luxembourg Meeting Proposal have been proposed to Core Lab N.V. Shareholders by the Core Lab N.V. Board. The Articles of Amendment Proposal has been proposed by the Core Lab N.V. Management Board and approved by the Core Lab N.V. Board, and is now being proposed to the Core Lab N.V. Shareholders.

Core Lab N.V. Common Shares abstaining from voting will count as shares present at the Dutch Meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast , and Core Lab N.V. does not expect any broker non-votes at the Dutch Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas the proposals to be presented at the Dutch Meeting are considered non-routine. As a result, no broker will be permitted to vote your Core Lab N.V. Common Shares at the Dutch Meeting without receiving instructions.

Q: What vote is required to approve the proposal at the Luxembourg Meeting?

Approval of the U.S. Redomestication at the Luxembourg Meeting requires the affirmative vote of holders representing two-thirds of the outstanding Core Lab N.V. Common Shares as of the Record Date.

Q: Does the Core Lab N.V. Board recommend that I vote FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal at the Dutch Meeting?

Yes. The Core Lab N.V. Board unanimously recommends that Core Lab N.V. Shareholders vote FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal.

Q: Do the Core Lab N.V. Board and the Core Lab Luxembourg Board recommend that I vote FOR the U.S. Redomestication at the Luxembourg Meeting?

Yes. The Core Lab N.V. Board and the Core Lab Luxembourg Board both unanimously recommend that you vote FOR the U.S. Redomestication.

Q: What happens if the Transaction is not completed?

If the Transaction is not completed for any reason, Core Lab N.V. Shareholders will not receive shares of Common Stock of Core Lab Delaware and Core Lab N.V. will continue as a public company incorporated under the federal laws of the Netherlands, with the Core Lab N.V. Common Shares continuing to be listed for trading on the NYSE.

Q: What is the effect of the Transaction on the Core Lab N.V. Debt?

In connection with the Transaction and subject to obtaining the Required Lender Consents, Core Lab Luxembourg, and subsequently by way of the U.S. Redomestication, Core Lab Delaware, will assume, or will cause an applicable affiliate to assume, all of Core Lab N.V.’s obligations under the Core Lab N.V. Debt, such that Core Lab Delaware will become the obligor in respect of, and effectively the issuer of, such debt in lieu of Core Lab N.V. following completion of the Transaction.

Q: How will the Transaction affect the public disclosure Core Lab N.V. provides to its shareholders?

Upon completion of the Transaction, Core Lab Delaware will be subject to the same reporting requirements of the SEC, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE as Core Lab N.V. before the Transaction. Core Lab Delaware will be required to file periodic reports with the SEC on Forms 10-K, 10-Q and 8-K and comply with the proxy rules applicable to domestic issuers, as currently required of Core Lab N.V. If the Transaction is completed, we will no longer be required to file Core Lab N.V. consolidated financial statements, prepared in accordance with IFRS, with the Dutch Chamber of Commerce, which contain substantially similar financial information as compared to the periodic reports we currently file with the SEC.

Q: What happens to outstanding Core Lab N.V. Incentive Awards and other compensation and benefit plans in connection with the Transaction?

In connection with the Transaction, Core Lab Delaware will assume, or will cause an applicable affiliate to assume, the Core Lab N.V. Incentive Plans, as well as all other compensation or benefit plans, policies and arrangements previously maintained by Core Lab N.V. Each outstanding Core Lab N.V. Incentive Award will be exchanged for a Core Lab Delaware Incentive Award. The Core Lab Delaware Incentive Awards will be subject to substantially the same terms and conditions as the exchanged Core Lab N.V. Incentive Awards, except, in the case of equity-based Core Lab N.V. Incentive Awards, the security issuable upon exercise or settlement of the Core Lab Delaware Incentive Award, as applicable, will be shares of Common Stock of Core Lab Delaware (or its cash equivalent) rather than a Core Lab N.V. Common Share (or its cash equivalent). See “The Transaction Proposal – Effect of the Transaction on the Core Lab N.V. Incentive Awards and other Compensation and Benefit Plans”.

Q: Are there risks associated with the Transaction, including the U.S. Redomestication?

Yes. Before making a decision on whether and how to vote, you are urged to carefully read the section entitled “Risk Factors”.

Q: Is the Transaction a taxable transaction to Core Lab N.V. Shareholders?

The tax consequences of the Transaction for Core Lab N.V. Shareholders will depend on the specific situation of each shareholder. Moreover, the discussion below does not relate to the tax laws of any jurisdiction other than the U.S. and the Netherlands. Accordingly, Core Lab N.V. Shareholders are urged to consult with, and rely solely upon, their own tax advisors to determine the tax consequences of the Transaction to them in light of their particular circumstances, including the effect of any tax laws not addressed herein.

Dutch Tax Considerations

As discussed in more detail below in the section entitled “Material Dutch Tax Considerations”, Core Lab N.V. Shareholders who are not resident in the Netherlands will generally not be subject to Dutch income tax in respect of the Transaction, subject to certain assumptions and exceptions, and Core Lab N.V. Shareholders who are resident in the Netherlands may be subject to Dutch income tax in respect of the Transaction, depending on the tax regime applicable to such holder.

Core Lab N.V. believes that Core Lab N.V. Shareholders will generally not be subject to Dutch dividend withholding tax as a result of the Merger, unless a shareholder exercises its withdrawal right and receives compensation. On payments of cash compensation, dividend withholding tax may generally be due.

For a more complete discussion of the Dutch tax considerations of the Transaction for Core Lab N.V. Shareholders, please see the section entitled “Material Dutch Tax Considerations.”

U.S. Federal Income Tax Considerations

As discussed more fully below in the section entitled “Material U.S. Federal Income Tax Considerations,” it is intended that the Merger and the U.S. Redomestication each qualify as a form of “reorganization” within the meaning of Section 368(a) of the Code. If the Merger and the U.S. Redomestication so qualify, Core Lab N.V. Shareholders generally should not recognize gain or loss for U.S. federal income tax purposes in connection with the Transaction, subject to the discussion contained herein regarding the “passive foreign investment company” rules and the effects of Section 367(b) of the Code on the U.S. Redomestication. Core Lab N.V. Shareholders are urged to consult with, and rely solely upon, their own tax advisors to determine the particular U.S. federal income tax consequences to them of the Transaction as well as the U.S. federal income tax consequences of the ownership and disposition of shares of Common Stock of Core Lab Delaware received pursuant to the U.S. Redomestication.

For a more complete discussion of the U.S. federal income tax considerations of the Transaction for Core Lab N.V. Shareholders, please see the section entitled “Material U.S. Federal Income Tax Considerations.”

Q: What are the corporate tax consequences of the Transaction?

Dutch Tax Considerations

For Dutch tax purposes, the Transaction is not expected to give rise to material corporate-level Dutch corporate income tax for Core Lab N.V. or Core Lab Delaware. See section entitled “Material Dutch Tax Considerations”.

Luxembourg Tax Considerations

For Luxembourg income tax purposes, the Transaction is not expected to give rise to material corporate-level Luxembourg income tax for Core Lab N.V., Core Lab Luxembourg or Core Lab Delaware. For a more complete discussion of the Luxembourg income tax considerations of the Transaction, please see the section entitled “Material Luxembourg Income Tax Considerations.”

U.S. Federal Income Tax Considerations

Core Lab N.V. believes that, and this disclosure assumes that, Core Laboratories U.S. Interests Holdings Inc. is not classified as a U.S. real property holding corporation and has not been so classified at any time during the five year period ending on the date of the Transaction. Accordingly, the Transaction is not expected to give rise to material corporate-level U.S. federal income tax for Core Lab N.V. or Core Lab Delaware.

Q: When will the Transaction become effective?

Subject to the satisfaction or waiver of the Merger Plan Conditions, if the Required Shareholder Approvals are obtained as described below, it is anticipated that the Transaction will be completed upon the publication of the Merger with the Luxembourg Public Register of Companies, which is expected to occur as soon as practicable following the lapse of the 30 day withdrawal period required to satisfy the rights of those holders who exercise their Withdrawal Rights. It is also anticipated that the shares of Common Stock of Core Lab Delaware will begin trading on the NYSE promptly following the Effective Date. See “The Transaction Proposal – Certain Legal and Regulatory Matters – Stock Exchange Listings”.

Q: Who is entitled to vote at the Dutch Meeting and the Luxembourg Meeting?

Only holders of Core Lab N.V. Common Shares of record at the close of business on [                ] (the “Record Date”), are entitled to notice of the Dutch Meeting and to vote thereat. As of the close of business on the Record Date, [                ] Core Lab N.V. Common Shares were issued and outstanding. Each issued and outstanding Core Lab N.V. Common Share and on the Record Date is entitled to one vote on each of the proposals to be considered and voted on at the Dutch Meeting.

Your vote is very important, regardless of the number of Core Lab N.V. Common Shares that you own. Whether or not you expect to attend in person, you should authorize a proxyholder to vote your Core Lab N.V. Common Shares as promptly as possible so that your Core Lab N.V. Common Shares may be represented and voted at the Dutch Meeting.

Q: What is the quorum for the Dutch Meeting?

There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting, except in specific instances prescribed by Dutch law or our Articles of Association. According to our Articles of Association, each resolution by the general meeting requires a two-thirds majority of the votes cast representing more than half of the issued share capital, except for resolutions to be adopted pursuant to a proposal by the Core Lab N.V. Board, which require a simple majority regardless of the number of votes cast at the relevant general meeting.

For more information regarding the vote required to approve the proposals, see “The Transaction Proposal – Required Shareholder Approval”.

If you submit a properly executed form of proxy or vote by telephone or the Internet, you will be considered part of the quorum.

Q: What is the quorum for the Luxembourg Meeting?

Approval of the U.S. Redomestication at the Luxembourg Meeting requires the affirmative vote of holders representing two-thirds of the outstanding Core Lab N.V. Common Shares as of the Record Date.

Q: How do I vote my Core Lab N.V. Common Shares at the Dutch Meeting?

Core Lab N.V. Shareholders whose Core Lab N.V. Common Shares are registered in their names may vote their shares in the following ways:

•	Internet: [ ]

•	Telephone: [ ]

•	Mail: Complete, sign and date your proxy form and return it in the business-reply envelope included in your package.

•	In Person: Attend the Dutch Meeting and vote in person.

If your Core Lab N.V. Common Shares are not registered in your name, but are held in the name of a nominee (usually a broker, bank, trust company or other intermediary), you should have received a package of materials from your nominee and you should follow the instructions therein. Beneficial Core Lab N.V. Shareholders who wish to attend the Dutch Meeting and indirectly vote their Core Lab N.V. Common Shares may only do so as proxyholder for the registered Core Lab N.V. Shareholder.

Q: How do I vote Core Lab N.V. Common Shares held in a Core Lab N.V. employee benefit plan?

If your Core Lab N.V. Common Shares are held in a Core Lab N.V. employee benefit plan, you will receive a separate voting direction card. The trustee and/or plan administrator of the applicable Core Lab N.V. employee benefit plan will vote your Core Lab N.V. Common Shares in accordance with the instructions on your returned direction card.

If you do not return a direction card prior to the return date indicated, the trustee and/or plan administrator will vote your Core Lab N.V. Common Shares in accordance with their normal process. If you return a direction card with no instructions, the trustee and/or plan administrator will vote your Core Lab N.V. Common Shares FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal. Please note that the direction cards have an earlier return date than the proxy cards. Please review your direction card for the date by which your instructions must be received in order for your Core Lab N.V. Common Shares to be voted.

In the case of Internet or telephone voting, you should have your direction card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the direction card by mail.

Please note that no votes will be accepted at the Dutch Meeting in respect of Core Lab N.V. Common Shares held in a Core Lab N.V. employee benefit plan and that all such votes must be voted prior to the Dutch Meeting.

Q: What is a proxy?

A proxy is your legal designation of another person, referred to as a “proxyholder”, to vote your Core Lab N.V. Common Shares. The document used to designate a proxyholder to vote your Core Lab N.V. Common Shares is called a “form of proxy.”

Q: Can I appoint someone other than the person(s) designated by management of Core Lab N.V. to vote my Core Lab N.V. Common Shares?

Yes. A Core Lab N.V. Shareholder who wishes to appoint some other person (who is not required to be a Core Lab N.V. Shareholder) as his, her or its proxyholder at the Dutch Meeting may do so either by inserting such person’s name in the blank space provided in the form of proxy and deleting the names printed thereon or by completing a proper proxy. Such Core Lab N.V. Shareholder should notify the nominee of his or her appointment and instruct the nominee on how the Core Lab N.V. Common Shares are to be voted.

Q: If I am not going to attend the Dutch Meeting, should I return my form of proxy or otherwise vote my Core Lab N.V. Common Shares?

Yes. Completing, signing, dating and returning the form of proxy by mail or fax, submitting a proxy by calling the toll-free number shown on the form of proxy or submitting a proxy by visiting the website shown on the form of proxy ensures that your Core Lab N.V. Common Shares will be represented and voted at the Dutch Meeting, even if you otherwise do not attend.

Q: What is the deadline to provide my proxy?

To be valid your proxy must be received by our transfer agent, Computershare, at its [                ] office, at [                ], no later than [                ] on [                ], 2023.

The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report upon the close of business [                ] Time on [                ], 2023. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the Dutch Meeting will be voted as indicated.

Q: Can I change or revoke my vote?

Yes. You may change your vote at any time before the polls close at the conclusion of voting at the Dutch Meeting. You may revoke your proxy (1) by giving written notice to Mark D. Tattoli, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the Dutch Meeting.

If you hold your shares through an account with a bank or broker, you may revoke your proxy by following the instructions provided to you by your bank or broker, or by obtaining a legal proxy from your bank or broker and voting in person at the annual meeting.

Q: If my Core Lab N.V. Common Shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee automatically vote my shares for me?

No. If your Core Lab N.V. Common Shares are held in the name of a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. Please check with your broker, bank or other nominee and follow the voting procedures provided by your broker, bank or other nominee on your voting instruction form.

You should instruct your broker, bank or other nominee how to vote your Core Lab N.V. Common Shares. Under the rules applicable to broker-dealers, your broker, bank or other nominee does not have discretionary authority to vote your shares in respect of the Transaction Proposal, the Luxembourg Meeting Proposal, and the Articles of Amendment Proposal. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast, and Core Lab N.V. does not expect any broker non-votes at the Dutch Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas the proposals to be presented at the Dutch Meeting are considered non-routine. As a result, no broker will be permitted to vote your Core Lab N.V. Common Shares at the Dutch Meeting without receiving instructions.

Q: Who is making and paying for this proxy solicitation?

Core Lab N.V. is making this proxy solicitation and will pay for all of the costs of soliciting these proxies. Its directors and certain of its employees may solicit proxies in person or by telephone, fax or email. Core Lab N.V. will pay these employees and directors no additional compensation for these services. Core Lab N.V. has retained the services of the Proxy Solicitor to solicit proxies in the Netherlands and the United States. Core Lab N.V. will deliver proxy-related materials to nominees, custodians and fiduciaries, and they will be asked to promptly forward them to the beneficial (non-registered) Core Lab N.V. Shareholders. Core Lab N.V. will also reimburse such nominees, custodians and fiduciaries for their expenses in sending proxy-related materials to the beneficial (non-registered) Core Lab N.V. Shareholders and obtaining their proxies.

Q: How will my rights as a shareholder be affected by the Transaction?

As a result of differences between Delaware law and the Dutch Civil Code, there will be differences between your rights as a stockholder of Core Lab Delaware under Delaware law and your current rights as a shareholder of Core Lab N.V. under the Dutch Civil Code. In addition, there are differences between the organizational documents of Core Lab N.V. and Core Lab Delaware.

These differences are discussed in detail under “Comparison of Rights of Core Lab N.V. Shareholders and Core Lab Delaware Stockholders”. Also refer to “Description of Core Lab Delaware Capital Stock” for a description of the shares of Common Stock of Core Lab Delaware. The Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws, in the form substantially as they will be in effect upon completion of the Transaction, are attached as Appendices B and C, respectively, of this Proxy Statement/Prospectus.

Q: Are Core Lab N.V. Shareholders entitled to appraisal or dissenters’ rights?

Section 2:333h of the Dutch Civil Code, entitles shareholders in a Dutch target company to exercise a statutory withdrawal right if they vote against a cross-border merger and submit a request to receive cash compensation instead. Shareholders may exercise this right by completing and submitting a withdrawal application form (the “Withdrawal Application Form”), during the 30-calendar day period following the Dutch Meeting. The Withdrawal Application Form can be found at [                ]. Please see “The Transaction Proposal – Shareholder Withdrawal Rights” for more information regarding the withdrawal rights of Core Lab N.V. Shareholders.

Q: Who can answer my questions?

If you have any questions about the information contained in this Proxy Statement/Prospectus or require assistance in completing your form of proxy or voting instruction form, please contact: Okapi Partners LLC by telephone at (212) 297-0720.

Q: Where can I find more information about Core Lab N.V. and the transactions contemplated by the Transaction?

You can find out more information about Core Lab N.V. and the transactions contemplated by the Transaction by reading this Proxy Statement/Prospectus and from various sources described in the section entitled “Where You Can Find More Information”.

SUMMARY

The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement/Prospectus, including the appendices hereto and the documents incorporated by reference herein. It is recommended that Core Lab N.V. Shareholders read this Proxy Statement/Prospectus and consult with their own legal, tax, financial and other professional advisors with respect to the matters to be acted on at the Dutch Meeting. Capitalized terms used but not otherwise defined in this summary have the meanings set forth under the heading “Glossary”.

The Meetings

Date, Time and Place

The Dutch Meeting will be held at [                ] at [                ] a.m. CE[S]T on [                ], 2023.

The Luxembourg Meeting will be held at [                ] at [                ] a.m. CE[S]T on [                ], 2023.

Meeting Record Dates and Core Lab N.V. Shareholders Entitled to Vote

Only holders of Core Lab N.V. Common Shares of record at the close of business on [                ], 2023 on the Record Date are entitled to notice of the Dutch Meeting and the Luxembourg Meeting and to vote thereat. As of the close of business on the Record Date, [                ] Core Lab N.V. Common Shares were issued and outstanding. Each issued and outstanding Core Lab N.V. Common Share and on the Record Date is entitled to one vote on each of the proposals to be considered and voted on at the Dutch Meeting and the Luxembourg Meeting.

Quorum

There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting, except in specific instances prescribed by Dutch law or our Articles of Association. According to our Articles of Association, each resolution by the general meeting requires a two-thirds majority of the votes cast representing more than half of the issued share capital, except for resolutions to be adopted pursuant to a proposal by the Supervisory Board, which require a simple majority regardless of the number of votes cast at the relevant general meeting. For more information regarding the vote required to approve each proposal at the Dutch Meeting, see “The Transaction Proposal – Required Shareholder Approval”.

At the Luxembourg Meeting, approval of the U.S. Redomestication requires the affirmative vote of holders representing two-thirds of the outstanding Core Lab N.V. Common Shares as of the Record Date.

Purpose of the Dutch Meeting and the Luxembourg Meeting

The purpose of the Dutch Meeting is for Core Lab N.V. Shareholders to consider and, if thought advisable, to adopt the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal with respect to the Transaction (including the U.S. Redomestication) pursuant to which, among other things, (i) Core Lab N.V. will merge with and into Core Lab Luxembourg, with Core Lab Luxembourg surviving, and (ii) as soon as practicable following completion of the Merger, Core Lab Luxembourg migrating out of Luxembourg and domesticating as Core Laboratories Inc. Following completion of the Transaction, Core Lab N.V. Shareholders will hold one share of Common Stock of Core Lab Delaware for each one Core Lab N.V. Common Share owned immediately prior to the Transaction.

If the proposals are approved at the Dutch Meeting and the Merger becomes effective, the Luxembourg Meeting will be convened and the Core Lab Luxembourg Board will vote the Luxembourg Meeting Proxies in favor of the U.S. Redomestication. Any Core Lab N.V. Shareholders who vote against or abstain from voting on the Luxembourg Meeting Proposal will have the right to attend the Luxembourg Meeting and cast their votes in favor or against the U.S. Redomestication.

Information Concerning Core Lab N.V.

Core Laboratories N.V. is a Netherlands limited liability company. Core Lab N.V. was established in 1936 and is one of the world’s leading providers of proprietary and patented reservoir description and production enhancement services and products to the oil and gas industry. Core Lab N.V. has over 70 offices in more than 50 countries and has approximately 3,600 employees.

Core Lab N.V. is a public company trading on the NYSE under the symbol “CLB”. The registered and principal executive office of Core Lab N.V. is located at Van Heuven Goedhartlaan, 7 B 1181 LE, Amstelveen, The Netherlands and its telephone number is (31-20) 420-3191.

Additional information about Core Lab N.V. can be found under its profile on the SEC’s website at www.sec.gov or its website at www.corelab.com. The information contained in, or that can be accessed through, Core Lab N.V.’s website is not incorporated into this Proxy Statement/Prospectus.

Information Concerning Core Lab Luxembourg and Core Lab Delaware

Core Lab Luxembourg is a public limited liability company incorporated under the laws of Luxembourg and a direct wholly-owned subsidiary of Core Lab N.V. Following completion of the Transaction, including the Merger of Core Lab N.V. with and into Core Lab Luxembourg, Core Lab Luxembourg will domesticate in Delaware and become Core Lab Delaware, a Delaware corporation, and it and its subsidiaries will carry on the business currently conducted by Core Lab N.V. and its subsidiaries.

Recommendation of the Core Lab N.V. Board

After careful consideration of, among other things, the advice of management and after considering information provided to management by our financial, tax, accounting and legal advisors, and such other matters as it considered relevant, the Core Lab N.V. Board unanimously determined that the Transaction is in the best interests of Core Lab N.V. and its stakeholders, will enhance shareholder value over the long-term, and is fair and reasonable. Accordingly, the Core Lab N.V. Board unanimously recommends that Core Lab N.V. Shareholders vote FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal.

See “The Transaction Proposal – Recommendation of the Core Lab N.V. Board”.

Reasons for the Transaction

The U.S. Redomestication is the key reason for Core Lab N.V. proposing the Transaction, which also includes the adoption of a new corporate name, being “Core Laboratories Inc.”. In making its recommendation, the Core Lab N.V. Board considered a number of factors, including those listed below:

•

Simplified Corporate Structure, Streamlined Reporting Requirements, and Increased Business Efficiencies. We believe that the Transaction will result in a simplified corporate structure, which will improve our operational and financial flexibility. We expect to gain efficiencies through a more streamlined U.S.-based reporting structure by eliminating redundancies in regulatory reporting requirements, including the need to make certain corporate securities filings with the Dutch regulatory authorities in addition to our U.S. Exchange Act filings with the SEC. As a Dutch company listed on a U.S. securities exchange, we are also required to maintain financial accounting records in accordance with both U.S. GAAP and IFRS rules. If the Transaction is completed, we expect to realize substantial savings by focusing efforts on a single U.S. GAAP audit. Eliminating the Company’s Dutch periodic and annual reporting requirements will free up internal resources focused on these efforts and reduce costs associated with the Company’s external advisors and auditors. A simplified corporate structure, based in the United States, will also provide additional opportunities and allow us to gain efficiencies in our corporate treasury, cash management, risk management and tax functions. The Company has historically accessed debt financing from the United States capital markets, which also align with the Company’s U.S. Dollar functional currency. We believe the Transaction better aligns the domicile of the ultimate parent entity with lenders when accessing capital markets for U.S. Dollar denominated debt financing. Additionally, the Transaction is anticipated to eliminate unnecessary administrative cash management procedures and reduce transactional costs associated with intercompany cash flows. Finally, disclosure obligations, either in proposed or final form, associated with environmental, social and governance matters are rapidly changing and expanding in the United States, the Netherlands, and the European Union. If the Transaction is not completed, the Company would expect to incur higher incremental costs and risk associated with assessing, implementing and maintaining compliance with diverging regulatory frameworks in each of these jurisdictions.

•

Reduced Corporate Footprint. We currently maintain a corporate office in the United States where our executive management team and principal legal and accounting functions reside, as well as headquarters in the Netherlands, where certain other corporate functions have historically resided. The Transaction will allow us to relocate our headquarters to the United States and thereby eliminate redundancies in various administrative functions. Consolidating our headquarters in the United States will also eliminate the costs associated with maintaining our Dutch headquarters and create workflow and process efficiencies, which will better align the general and administrative functions currently residing in the Netherlands with the U.S.-based executive management team and other corporate departments located in the United States.

•

Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. Further, U.S. investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for the Company’s shareholders from possible abuses by directors and officers. Delaware corporate governance principles are also more closely aligned with NYSE listing standards and SEC governance requirements than governance principles under Dutch law, thereby eliminating the requirement to comply with multiple, dissimilar regulatory regimes.

•

Positioned to Better Respond to Global Tax Developments. Recent global tax developments, particularly legislative and regulatory activity stemming from the Organization for Economic Cooperation and Development’s (“OECD”) Base Erosion and Profit Shifting initiative, have given rise to increased focus on companies’ global tax footprints. The initiative suggests a range of new approaches that national governments might adopt when taxing the activities of multinational enterprises. As a result of the OECD project and other international initiatives, tax laws that currently apply to our business may be amended by the relevant authorities or interpreted differently by them, and these changes may present risks to our Company. By better aligning our corporate structure with our primary corporate and business functions, we believe that we will more fully benefit from the expenses supporting our US operations, which should reduce risks associated with tax authority challenges stemming from these and other potential changes.

In the course of their deliberations, the Core Lab N.V. Board, in consultation with management and after considering information provided to management by our financial, legal, accounting and tax advisors, also considered a variety of risks (as described in greater detail under the heading “Risk Factors”) and other potentially negative factors relating to the Transaction, including the U.S. Redomestication.

The foregoing description of the information and factors considered by the Core Lab N.V. Board includes the principal positive and negative factors considered by them, but is not intended to be exhaustive and may not include all of the factors considered, and, in view of the number and complexity of factors considered by the Core Lab N.V. Board, the Core Lab N.V. Board did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered by them in making their recommendations (and individual members of the Core Lab N.V. Board may have given different weights to different factors). The Core Lab N.V. Board reached their recommendation based on the totality of the information presented to, and considered by, them through their deliberations.

See “The Transaction Proposal – Reasons for the Transaction”.

Risk Factors

The Transaction and the transactions contemplated by the Transaction involve risks, some of which are related to the Transaction and others of which are related to Core Lab N.V.’s business and Core Lab Delaware’s business. In considering the Transaction and the transactions contemplated in connection therewith, including whether to vote for the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal, Core Lab N.V. Shareholders should carefully consider the information about these risks set forth under the section entitled “Risk Factors”, together with the other information included or incorporated by reference in this Proxy Statement/Prospectus.

The Transaction

The purpose of the Transaction is to facilitate a series of transactions which will occur in a specific sequence and as a consequence of which, among other things, (i) as a result of the Merger, Core Lab N.V. shares will be canceled and holders of Core Lab N.V. Common Shares prior to the Merger (other than those holders who exercise their withdrawal right) will be issued new shares in Core Lab Luxembourg on a one-for-one basis, (ii) Core Lab Luxembourg will redomesticate as Core Lab Delaware, and (iii) Core Lab N.V. Shareholders will hold one share of Common Stock of Core Lab Delaware for each one Core Lab N.V. Common Share they owned immediately prior to the Transaction. Shares of Common Stock of Core Lab Delaware will be listed on the NYSE. Core Lab Delaware will be the direct or indirect owner of all of the assets and liabilities of Core Lab N.V. following the Transaction. On the NYSE, the stock symbol for the shares of Common Stock of Core Lab Delaware will be “CLB”. See “The Transaction Proposal – Certain Legal and Regulatory Matters – Stock Exchange Listing” and “The Transaction Proposal – Particulars of the Transaction”.

Assuming the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal are adopted at the Dutch Meeting, following the Effective Time and completion of the Transaction, the shareholders of Core Lab Delaware will be the same persons who were Core Lab N.V. Shareholders immediately prior to the Transaction. As a result, there will be no effective change of control of Core Lab N.V. as a result of the Transaction, as ultimate control will remain with the public shareholders. The charts below depict the general structure of Core Lab N.V. and its subsidiaries immediately prior to the Transaction and the structure of Core Lab Delaware and its subsidiaries after the Transaction.

Effect of the Transaction on the Core Lab N.V. Incentive Awards and other Compensation and Benefit Plans

In connection with the Transaction, Core Lab Delaware will assume, or will cause an applicable affiliate to assume, the Core Lab N.V. Incentive Plans, as well as all other compensation or benefit plans, policies and arrangements previously maintained by Core Lab N.V. Each outstanding Core Lab N.V. Incentive Award will be exchanged for a Core Lab Delaware Incentive Award. The Core Lab Delaware Incentive Awards will be subject to substantially the same terms and conditions as the exchanged Core Lab N.V. Incentive Awards, except, in the case of equity-based Core Lab N.V. Incentive Awards, the security issuable upon exercise or settlement of the Core Lab Delaware Incentive Award, as applicable, will be a share of Common Stock of Core Lab Delaware (or its cash equivalent) rather than a Core Lab N.V. Common Share (or its cash equivalent).

Effect of the Transaction on the Core Lab N.V. Debt

In connection with the Transaction and subject to obtaining the Required Lender Consents, Core Lab Luxembourg, and subsequently by way of the U.S. Redomestication, Core Lab Delaware, will assume, or will cause an applicable affiliate to assume, all of Core Lab N.V.’s obligations under the Core Lab N.V. Debt, pursuant to which Core Lab Delaware will become the obligor in respect of, and effectively the issuer of, such debt in lieu of Core Lab N.V. following completion of the Transaction.

Required Shareholder Approvals

The following votes are required to approve each proposal at the Dutch Meeting (the “Required Shareholder Approvals”):

•

The Transaction Proposal: Approval of the Transaction Proposal requires the affirmative vote of holders representing a simple majority of votes cast at the Dutch Meeting, unless less than half of the outstanding Core Lab N.V. Common Shares on the Record Date are present or represented at the Dutch Meeting, in which case a two-thirds majority vote is required to adopt the Transaction Proposal.

•

The Luxembourg Meeting Proposal: Approval of the Luxembourg Meeting Proposal requires the affirmative vote of holders representing two-thirds of the outstanding Core Lab N.V. Common Shares as of the Record Date.

•	The Articles of Amendment Proposal: Approval of the Articles of Amendment Proposal requires the affirmative vote of holders representing a simple majority of votes cast at the Dutch Meeting.

The Transaction Proposal and Luxembourg Meeting Proposal have been proposed to Core Lab N.V. Shareholders by the Core Lab N.V. Board. The Articles of Amendment Proposal has been proposed by the Core Lab N.V. Management Board and approved by the Core Lab N.V. Board, and is now being proposed to the Core Lab N.V. Shareholders.

Core Lab N.V. Common Shares abstaining from voting will count as shares present at the Dutch Meeting but will not count for the purpose of determining the number of votes cast.

The Core Lab N.V. Board unanimously recommends that Core Lab N.V. Shareholders vote FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal.

Certain Legal and Regulatory Matters

Stock Exchange Listings and Securities Law Filings

The shares of Common Stock of Core Lab Delaware will be listed on the NYSE. On the NYSE, the stock symbol for the shares of Common Stock of Core Lab Delaware will be “CLB”. The Core Lab N.V. Common Shares currently trade on the NYSE under the stock symbol “CLB”. When the Transaction is completed, the Core Lab N.V. Common Shares currently listed on the NYSE under the stock symbol “CLB” will cease to be traded on the NYSE and will be deregistered under the U.S. Exchange Act. See “The Transaction Proposal – Certain Legal and Regulatory Matters – Stock Exchange Listing”.

Accounting Treatment of the Transaction

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Core Lab Delaware as a result of the Transaction. The business, capitalization, assets and liabilities and financial statements of Core Lab Delaware immediately following the Transaction will be the same as those of Core Lab Delaware immediately prior to the Transaction.

Summary of the Tax Considerations of the Transaction

Determining the actual tax consequences of the Transaction may be complex and will depend on the specific situation applicable to each Core Lab N.V. Shareholder. Core Lab N.V. Shareholders are urged to consult with, and rely solely upon, their own tax advisors concerning the tax consequences of the Transaction in light of their particular circumstances.

Material Dutch Tax Considerations

The Transaction is not expected to give rise to material corporate-level Dutch income tax for Core Lab N.V. or Core Lab Delaware.

Core Lab N.V. believes that Core Lab N.V. Shareholders will generally not be subject to Dutch dividend withholding tax as a result of the Merger, unless a shareholder exercises its withdrawal right and receives compensation. On payments of cash compensation, dividend withholding tax may generally be due.

Core Lab N.V. Shareholders who are not resident in the Netherlands will generally not be subject to Dutch (corporate) income tax in respect of the Transaction, subject to certain assumptions and exceptions, and Core Lab N.V. Shareholders who are resident in the Netherlands may be subject to Dutch (corporate) income tax in respect of the Transaction, depending on the tax regime applicable to such holder.

For more information regarding material Dutch tax considerations for Core Lab N.V. Shareholders with respect to the Transaction, see the section entitled “Material Dutch Tax Considerations.”

Material Luxembourg Income Tax Considerations

For Luxembourg income tax purposes, the Transaction is not expected to give rise to material corporate-level Luxembourg income tax for Core Lab N.V., Core Lab Luxembourg or Core Lab Delaware.

For more information regarding material Luxembourg tax considerations, see the section entitled “Material Luxembourg Tax Considerations.”

Material U.S. Federal Income Tax Considerations

Core Lab N.V. believes that, and this disclosure assumes that, Core Laboratories U.S. Interests Holdings Inc. is not classified as a U.S. real property holding corporation and has not been so classified at any time during the five year period ending on the date of the Transaction. Accordingly, the Transaction is not expected to give rise to material corporate-level U.S. federal income tax for Core Lab N.V. or Core Lab Delaware.

As discussed more fully below in the section entitled “Material U.S. Federal Income Tax Considerations,” it is intended that the Merger and the U.S. Redomestication each qualify as a form of “reorganization” within the meaning of Section 368(a) of the Code. If the Merger and the U.S. Redomestication so qualify, Core Lab N.V. Shareholders generally should not recognize gain or loss for U.S. federal income tax purposes in connection with the Transaction, subject to the discussion contained herein regarding the “passive foreign investment company” rules and the effects of Section 367(b) of the Code on the U.S. Redomestication. Section 367(b) of the Code may apply with respect to certain U.S. Holders on the date of the U.S. Redomestication and could require such U.S. Holders to recognize gain (but not loss) with respect to the U.S. Redomestication unless a certain election is made to include in such U.S. Holder’s income, as a dividend, the “all earnings and profits amount” attributable to such U.S. Holder, as discussed more fully below under the heading “Material U.S. Federal Income Tax Considerations—U.S. Holders—Effects of Section 367 on the U.S. Redomestication.”

Core Lab N.V. Shareholders are urged to consult with, and rely solely upon, their own tax advisors to determine the particular U.S. federal income tax consequences to them of the Transaction as well as the U.S. federal income tax consequences of the ownership and disposition of shares of Common Stock of Core Lab Delaware received pursuant to the U.S. Redomestication. For more information regarding material U.S. federal income tax considerations for Core Lab N.V. Shareholders with respect to the Transaction, see the section entitled “Material U.S. Federal Income Tax Considerations.”

Comparison of Shareholder Rights

Many of the principal attributes of Core Lab N.V. Common Shares and shares of Common Stock of Core Lab Delaware will be similar. However, there are differences between what a shareholder’s rights will be under Delaware law and what they currently are under Dutch law. In addition, there are differences between Core Lab N.V.’s existing Articles of Association and the Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws as they will be in effect upon the completion of the Transaction. These differences are discussed under “Comparison of Rights of Core Lab N.V. Shareholders and Core Lab Delaware Stockholders”. In addition, see “Description of Core Lab Delaware Capital Stock” for a summary of Core Lab Delaware’s authorized capital stock and the rights and preferences thereof. Core Lab N.V. Shareholders should also review the forms of the Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws, as they will be in effect upon completion of the Transaction, which are attached as Appendices B and C, respectively, of this Proxy Statement/Prospectus.

RISK FACTORS

An investment in shares of Common Stock of Core Lab Delaware is subject to a number of risks. Prior to making any decision as to whether or not to vote in favor of the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal, Core Lab N.V. Shareholders should carefully consider risk factors associated with holding shares of Common Stock of Core Lab Delaware, Core Lab N.V.’s business and the industry in which it operates, together with all other information contained in this Proxy Statement/Prospectus, including, in particular the risk factors described below.

You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this Proxy Statement/Prospectus, including the risks under the heading “Risk Factors” in our Annual Report on Form 10-K of Core Lab N.V. for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, and our Current Report on Form 8-K filed with the SEC on June 8, 2022. For information about Core Lab N.V.’s filings incorporated by reference in this Proxy Statement/Prospectus, see the section entitled “Where You Can Find More Information”.

Risks Relating to Core Lab N.V.’s Business

You should read and consider the risk factors specific to Core Lab N.V.’s business that will continue to affect Core Lab Delaware after completion of the Transaction. These risks are described under the heading “Risk Factors” in our Annual Report on Form 10-K of Core Lab N.V. for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, and our Current Report on Form 8-K filed with the SEC on June 8, 2022, which are each incorporated by reference into this Proxy Statement/Prospectus, and in other documents that are incorporated by reference into this Proxy Statement/Prospectus.

Risks Relating to Core Lab Delaware

The rights of stockholders under Delaware law may differ from the rights of shareholders under Dutch law.

Currently, your rights as a shareholder of Core Lab N.V. arise under the laws of the Netherlands, as well as Core Lab N.V.’s existing Articles of Association. Upon effectiveness of the Transaction, your rights as a shareholder of Core Lab Delaware will arise under Delaware law, as well as the proposed organizational documents. The proposed organizational documents and Delaware law contain provisions that differ in certain respects from those in Core Lab N.V.’s existing Articles of Association and Dutch law and, therefore, some of your rights as a shareholder will change. For a description of your rights following the Transaction and how they may differ from your current rights, please see “Comparison of Rights of Core Lab N.V. Shareholders and Core Lab Delaware Stockholders” beginning on page 71. The forms of the proposed organizational documents are attached hereto as Exhibit 3.1 and Exhibit 3.2. We urge you to read them as well. Provisions in the Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws could impact change in control transactions.

In addition to protections afforded under the DGCL, the Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws will contain provisions that could have the effect of delaying or preventing changes in control or changes in management or the board of directors of Core Lab Delaware (the “Core Lab Delaware Board”). These provisions include:

•	dividing the Core Lab Delaware Board into three classes of directors, with each class serving staggered three-year terms;

•

providing that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by stockholders holding a majority of the outstanding shares);

•

permitting any action by stockholders to be taken only at an annual meeting or special meeting rather than by a written consent of the stockholders, subject to the rights of any series of preferred stock with respect to such rights;

•

permitting special meetings of the Core Lab Delaware stockholders to be called only by the Core Lab Delaware Chairman of the board or the board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•

requiring, while Core Lab Delaware has a staggered board, the affirmative vote of the holders of at least 66.66% in voting power of all then outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, to remove any or all of the directors from office at any time, and directors will be removable with or without “cause;”

•	prohibiting cumulative voting in the election of directors;

•	establishing advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of stockholders; and

•	providing that the board of directors is expressly authorized to adopt, or to alter or repeal the Core Lab Delaware bylaws.

The Core Lab Delaware Certificate of Incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with Core Lab Delaware or its directors or officers or other matters pertaining to Core Lab Delaware’s internal affairs.

The Core Lab Delaware Certificate of Incorporation will provide that, subject to limited exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for:

•	any derivative action or proceeding brought on behalf of Core Lab Delaware;

•	any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of Core Lab Delaware to Core Lab Delaware or Core Lab Delaware’s stockholders;

•	any action asserting a claim arising pursuant to any provision of the DGCL; or

•	any action asserting a claim governed by the internal affairs doctrine.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Core Lab Delaware or its directors, officers or other matters pertaining to Core Lab Delaware’s internal affairs, and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions of the Core Lab Delaware Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Core Lab Delaware may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition or operating results.

There has been no prior public trading for the shares of Common Stock of Core Lab Delaware on the NYSE and the market price of the shares of Common Stock of Core Lab Delaware may be subject to volatility.

Although the Core Lab N.V. Common Shares have historically been listed on the NYSE, there has been no public trading market for the shares of Common Stock of Core Lab Delaware. Following the listing of the shares of Common Stock of Core Lab Delaware on the NYSE, there can be no assurance that the trading market for such shares will continue to be as active or liquid as was the trading market for the Core Lab N.V. Common Shares prior to the Transaction or that the Trading Price of the shares of Common Stock of Core Lab Delaware following the Transaction may not be effectively lower than the Trading Price of the Core Lab N.V. Common Shares.

As is the case with the Core Lab N.V. Common Shares, the market price of the shares of Common Stock of Core Lab Delaware may be volatile. The value of an investment in the shares of Common Stock of Core Lab Delaware may decrease or increase abruptly, and such volatility may bear little or no relation to Core Lab N.V.’s performance. The price of the shares of Common Stock of Core Lab Delaware may fall in response to market appraisal of Core Lab N.V.’s strategy or if Core Lab N.V.’s results of operations and/or prospects are below the expectations of market analysts or shareholders. In addition, stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market price of securities, and may, in the future, experience similar fluctuations which may be unrelated to Core Lab Delaware’s operating performance and prospects but nevertheless affect the price of the shares of Common Stock of Core Lab Delaware. This volatility may affect the ability of holders of shares of Common Stock of Core Lab Delaware to sell these at an advantageous price. Broad market fluctuations, as well as economic conditions generally may adversely affect the market price of the shares of Common Stock of Core Lab Delaware.

Risks Relating to the Transaction

The expected benefits of the Transaction may not be realized.

There can be no assurance that all of the anticipated benefits of the Transaction will be achieved. Achieving the anticipated benefits of the Transaction is subject to a number of risks and uncertainties, including factors that we do not and cannot control. In addition, if the expected benefits of the Transaction do not meet expectations of investors or securities analysts, the price of our common stock following completion of the Transaction may decline.

Core Lab N.V.’s business may be impacted by the uncertainty associated with the U.S. Redomestication.

While Core Lab N.V. will maintain operations in the Netherlands, Core Lab Delaware will be headquartered solely in the U.S. Though Core Lab Delaware and its affiliates will carry on the business currently conducted by Core Lab N.V. and its subsidiaries, certain relationships, including with employees, landowners, suppliers, lenders, partners, governments and other stakeholders, may be subject to disruption due to uncertainty associated with the U.S. Redomestication. Specifically, certain stakeholders may be reluctant to engage in business with Core Lab N.V. prior to or Core Lab Delaware following completion of the Transaction, or may impose additional conditions on or apply less favorable terms to transactions involving Core Lab N.V. and/or Core Lab Delaware. This could have an adverse effect on the business and operations of Core Lab N.V. prior to or Core Lab Delaware following completion of the Transaction.

The Transaction is conditional, and the conditions may not be satisfied.

Completion of the Transaction is conditional, among other things, upon the satisfaction or waiver of the Merger Plan Conditions, which include (i) the Articles of Amendment Proposal being adopted, (ii) the total number of votes cast against the Transaction Proposal not exceeding two percent of all votes cast at the Dutch Meeting, and (iii) the Luxembourg Meeting Proposal being adopted. The completion of the Transaction is also conditioned upon the receipt of the Required Shareholder Approvals and the authorization, upon official notice of issuance, of the listing of the shares of Common Stock of Core Lab Delaware on the NYSE. Although Core Lab N.V. is diligently applying its efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable to obtain the requisite approvals, there can be no assurance that these conditions will be fulfilled or that the Transaction will be completed. Further, even if the Required Shareholder Approvals have been obtained and the Merger Plan Conditions have been satisfied, the Core Lab N.V. Board may decide to delay or not proceed with the Transaction if it determines that the Transaction is no longer advisable.

A new EU directive may change the threshold vote required to pass certain of the resolutions proposed herein.

Proposed legislation concerning the implementation in the Netherlands of Directive (EU) 2019/2121 of the European Parliament and the Council of 27 November 2019 amending Directive (EU) 2017/1132 as regards cross-border conversions, mergers and divisions is currently under consideration and may be adopted during the pendency of the Transaction. Such proposed legislation in the Netherlands would change the quorum requirements in certain circumstances. Under current law, a proposal requires approval of 2/3 of the votes cast when less than 50% of the share capital is represented at the meeting. The new legislation, when implemented in the Netherlands, would require approval of 2/3 of the votes cast when less than 2/3 of the share capital of the company is represented at the meeting. If the proposed legislation were to be adopted prior to Dutch Meeting or Luxembourg Meeting, that standard included in the new legislation could apply to the proposals described herein.

If the Merger and U.S. Redomestication do not qualify as a “reorganization” under Section 368(a) of the Code, Core Lab N.V. Shareholders may be required to pay U.S. federal income taxes.

It is intended that the Merger and the U.S. Redomestication each qualify as a form of “reorganization” within the meaning of Section 368(a) of the Code. Although Vinson & Elkins L.L.P., Core Lab N.V.’s U.S. tax counsel, is currently of the opinion that each of the Merger and U.S. Redomestication should qualify as a form of reorganization within the meaning of Section 368(a) of the Code, and Core Lab N.V., Core Lab Luxembourg and Core Lab Delaware intend to file tax returns consistent with this intended tax treatment, this tax treatment is not free from doubt. Your tax advisor may not agree with our intended tax treatment and the IRS may assert, or a court may sustain, a contrary position.

If the Merger or U.S. Redomestication did not qualify as a form of reorganization within the meaning of Section 368(a) of the Code, Core Lab N.V. Shareholders would generally recognize taxable gain or loss upon their exchange of stock pursuant to the Merger or U.S. Redomestication, as applicable.

For more information about the tax considerations with respect to such matters, see the section entitled “Material U.S. Federal Income Tax Considerations.”

The U.S. Redomestication will result in certain U.S. Holders of Common Stock of Core Lab Luxembourg being required to include certain amounts in income as a deemed dividend or, in some cases, to recognize gain. In such case, the resulting tax liability of a U.S. Holder of Common Stock of Core Lab Luxembourg, if any, will depend on such U.S. Holder’s particular situation. Corporate Non-U.S. Holders of Common Stock of Core Lab Luxembourg are urged to consult with their own tax advisors regarding the potential application of such requirements to them.

As discussed more fully below under the heading “Material U.S. Federal Income Tax Considerations—U.S. Holders—U.S. Federal Income Tax Consequences of the Transaction to U.S. Holders,” the U.S. Redomestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code (an “ F Reorganization”). Section 367(b) of the Code, which applies to the domestication of a foreign corporation in an F Reorganization, may apply with respect to certain U.S. Holders that are less than 10% shareholders and that own shares of Common Stock of Core Lab Luxembourg on the date of the U.S. Redomestication and could require such U.S. Holders to recognize gain (but not loss) with respect to the U.S. Redomestication unless a certain election is made to include in such U.S. Holder’s income, as a dividend, the “all earnings and profits amount” attributable to such U.S. holder, as discussed more fully below under the heading “Material U.S. Federal Income Tax Considerations—U.S. Holders—Effects of Section 367 on the U.S. Redomestication.” A U.S. Holder that is treated as a “United States shareholder” of Core Lab Luxembourg (in general, a 10% or greater shareholder) is required to include in income as a deemed dividend the “all earnings and profits amount” attributable to its Common Stock of Core Lab Luxembourg.

The amount of a U.S. Holder’s “all earnings and profits amount” or, if applicable, the amount of any gain required to be recognized by a U.S. Holder as a result of the U.S. Redomestication will vary depending on such U.S. Holder’s particular situation, including by reason of such U.S. Holder’s holding period in its Common Stock of Core Lab Luxembourg, the value of such stock at the time of the U.S. Redomestication, and the adjusted tax basis of such stock exchanged in the U.S. Redomestication. Because the value of the Common Stock of Core Lab Luxembourg will not be known until the effective time of the U.S. Redomestication, a U.S. Holder of Common Stock of Core Lab Luxembourg will not be able to determine its amount realized, and therefore the amount of any taxable gain it may be required to recognize, until such time. Moreover, the amount of a U.S. Holder’s “all earnings and profits amount” will not be known until after the completion of the U.S. Redomestication, so the U.S. Holder will not be able to determine prior to the U.S. Redomestication the amount of any deemed dividend that such U.S. Holder may elect, or be required, to include in income.

For a more complete discussion of the effects of the application of Section 367(b) with respect to U.S. Holders in connection with the U.S. Redomestication, see the section entitled “Material U.S. Federal Income Tax Considerations—U.S. Holders—Effects of Section 367 on the U.S. Redomestication.” Furthermore, as discussed more fully below under the heading “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders—U.S. Federal Income Tax Consequences of the Transaction to Non-U.S. Holders,” corporate Non-U.S. Holders of Common Stock of Core Lab Luxembourg are urged to consult with their own tax advisors regarding the U.S. federal income tax consequences to such corporate Non-U.S. Holder, and to their “United States shareholders,” of the Transaction and of any Section 367(b) deemed dividend.

The Transaction may result in material Dutch taxes for Core Lab N.V.

For Dutch income tax purposes, the relevant step of the Transaction is the Merger, where Core Lab N.V. is legally merged into Core Lab Luxembourg, with the latter surviving. The Merger constitutes in principle a taxable transaction for Dutch corporate income tax purposes pursuant to which all assets and liabilities are deemed for Dutch tax purposes to be transferred at fair market value and any gain deemed realized as a result of the transfer is generally subject to corporate income tax. However, if a rollover facility applies, Core Lab Luxembourg is allowed to carry over the tax book value of the assets and liabilities and, as such, Core Lab N.V. is not required to report any deemed merger-gain.

Core Lab N.V. and Core Lab Luxembourg have filed a request with the Dutch tax authorities to apply the afore-mentioned rollover facility and have subsequently obtained a positive confirmation from the Dutch tax authorities as to the application of the rollover facility, subject to certain conditions. From the above-mentioned request and confirmation, provided the conditions are met, no taxable gain should be recognized and, as such, there should be no corporate-level income tax due in the Netherlands in connection with the Merger. If the steps and assumptions as outlined in the request to the Dutch tax authorities are not accurate in practice, the rollover facility may not apply and any gain deemed realized as a result of the Merger would be generally subject to Dutch corporate income tax, unless exempt by virtue of the application of the Dutch participation exemption (deelnemingsvrijstelling). Generally, gains (deemed) realized on shares in qualifying subsidiaries are exempt under the Dutch participation exemption.

Core Lab N.V. believes that the Merger should not give rise to Dutch dividend withholding tax, except with respect to payments of compensation to shareholders who exercise their withdrawal rights. However, in the unlikely event Dutch tax authorities were to argue successfully that the Merger is deemed as a liquidation of Core Lab N.V. for Dutch tax purposes, Dutch dividend withholding tax would be triggered with respect to Core Lab N.V. Shareholders who cannot benefit from an exemption. This could result in a tax cost of 17.65% on the fair market value of the Core Lab N.V.’s business less the liabilities; to the extent such value exceeds the average capital recognized as paid-up on the Core Lab N.V. Common Shares for Dutch dividend withholding tax purposes.

For more information about the tax considerations with respect to the above, see the section entitled “Material Dutch Tax Considerations”.

The Transaction may result in material Luxembourg taxes for Core Lab Luxembourg or Core Lab Delaware.

The migration of the registered seat and place of effective management of Core Lab Luxembourg would be seen as a deemed liquidation of the entity for Luxembourg tax purposes. As a result, all assets and liabilities held by

Core Lab Luxembourg at the time of the migration would be deemed to be realized at FMV for Luxembourg tax purposes and any gain realized upon liquidation would be taxable, unless specific exemption applies. Considering that the migration should occur on the same day, no variation in the value of the assets and liabilities received from Core Lab N.V. is expected. It also means that its tax losses will no longer be available to carry forward after the migration. If the U.S. Redomestication is delayed or there is any reason to increase the FMV of Core Lab Luxembourg in the period between the Merger and the U.S. Redomestication, the Transaction may result in material Luxembourg taxes for Core Lab Luxembourg, which could carry forward after the migration to Core Lab Delaware.

Core Lab N.V. will allocate time and resources to effecting the Transaction and incur non-recurring costs related to the Transaction.

Core Lab N.V. and its management has allocated and will continue to be required to allocate time and resources to effecting the completion of the Transaction and related and incidental activities. There is a risk that the challenges associated with managing these various initiatives as described in this Proxy Statement/Prospectus may have a business impact and that consequently the underlying businesses will not perform in line with expectations. This could have an adverse effect on the business, financial condition and reputation of Core Lab Delaware.

In addition, Core Lab N.V. expects to incur a number of non-recurring costs associated with the Transaction, including legal fees, accountants’ fees, proxy solicitor fees, filing fees, mailing expenses and financial printing expenses. There can be no assurance that the actual costs will not exceed those estimated and the actual completion of the Transaction may result in additional and unforeseen expenses. Most of these costs will be payable whether or not the Transaction is completed. While it is expected that benefits of the Transaction achieved by Core Lab Delaware will offset these transaction costs over time, this net benefit may not be achieved in the short-term or at all, particularly if the Transaction is delayed or does not happen at all. These combined factors could adversely affect the business, operating profit and overall financial condition of Core Lab Delaware.

Core Lab N.V. may choose to defer or abandon the Transaction.

Even if the Required Shareholder Approvals have been obtained and other conditions required to complete the Transaction have been satisfied, Core Lab N.V. may decide to defer or abandon the Transaction at any time prior to the Effective Time of the Transaction and in such case Core Lab N.V. will have incurred costs and will have directed attention and resources relating to the Transaction, but will not realize any of the anticipated benefits of the Transaction.

Negative publicity resulting from the Transaction could adversely affect Core Lab N.V.’s business and the market price of the Core Lab N.V. Common Shares and the shares of Common Stock of Core Lab Delaware.

Domestication transactions that have been undertaken by other companies have in some cases generated significant news coverage, some of which has been negative. Negative publicity generated by the Transaction could cause certain persons with whom Core Lab N.V. has a business relationship to be more reluctant to do business with Core Lab N.V. prior to the Transaction, or Core Lab Delaware following the Transaction. Negative publicity could also cause some Core Lab N.V. Shareholders to sell Core Lab N.V. Common Shares or decrease the demand for new investors to purchase such shares, which could have an adverse impact on the price of the Core Lab N.V. Common Shares and the shares of Common Stock of Core Lab Delaware.

Enforcement of Rights Against Core Lab Delaware in the Netherlands may be limited.

Core Lab Delaware will be located outside of the Netherlands and, following the Effective Time, the majority of its directors, officers and experts are likely to reside outside of the Netherlands. Accordingly, it may not be possible for Core Lab Delaware stockholders to effect service of process within the Netherlands upon Core Lab Delaware or the majority of its directors, officers or experts, or to enforce judgments obtained in Dutch courts against Core Lab Delaware or the majority of its directors, officers or experts.

MEETING AND VOTING INFORMATION

General

In connection with the Transaction, there will be three extraordinary general meetings: (i) the Dutch Meeting, (ii) the Luxembourg Merger Meeting and (iii) the Luxembourg Meeting. Because Core Lab N.V. will be the sole shareholder of Core Lab Luxembourg at the time of the Luxembourg Merger Meeting, the Core Lab N.V. Board and the Core Lab Luxembourg Board are not soliciting proxies from shareholders for the Luxembourg Merger Meeting. Core Lab N.V. is furnishing this Proxy Statement/Prospectus to its stockholders as part of the solicitation of proxies by the Core Lab N.V. Board for use at the Dutch Meeting to be held on [                ], 2023 and the Luxembourg Meeting to be held on [                ], 2023. This Proxy Statement/Prospectus is first being furnished to Core Lab N.V. Shareholders on or about [                ], 2023 in connection with the vote on the Proposals described in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus provides Core Lab N.V. Shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Dutch Meeting and the Luxembourg Meeting.

The Dutch Meeting

Date, Time and Place

The Dutch Meeting will be held at [                ] at [        ] a.m., CE[S]T, on [                ], 2023, to consider and vote upon the proposals to be put to the Core Lab N.V. Shareholders at the Dutch Meeting.

Purpose of the Dutch Meeting

At the Dutch Meeting, Core Lab N.V. is asking holders of Core Lab N.V. Common Shares to vote on proposals to:

1.

approve a series of transactions, which will include (i) pursuant to the Merger Plan (in the form attached as Appendix A – Merger Plan to this Proxy Statement/Prospectus), the downstream cross-border merger of Core Lab N.V. with and into Core Lab Luxembourg, with Core Lab Luxembourg surviving, such that all assets and liabilities of Core Lab N.V. are transferred to Core Lab Luxembourg by universal succession of title and Core Lab N.V. will cease to exist without going into liquidation, against the issuance of new Core Lab Luxembourg shares, in accordance with an exchange ratio of one Core Lab Luxembourg share for one Core Lab N.V. share, and (ii) as soon as practicable following completion of the Merger, Core Lab Luxembourg migrating out of Luxembourg and domesticating as Core Laboratories Inc.;

2.

each shareholder for its own name and account, by voting in favor of this proposal, subject to the condition that the Merger become effective to grant a power of attorney (in the form attached as Appendix D – Power of Attorney to this Proxy Statement/Prospectus) to the Core Lab Luxembourg Board to vote, by proxy, the shares of Core Lab N.V. Shareholders in favor of the U.S. Redomestication at the Luxembourg Meeting, to be held as per the Notice of Extraordinary General Meeting of Core Lab Luxembourg; and

3.

amend the Articles of Association to include a formula on the basis of which cash compensation to Core Lab N.V. Shareholders who exercise their withdrawal right in connection with the Merger, as referred to in Section 2:333h (1) of the Dutch Civil Code, can be readily determined (in the form attached as Appendix E – Form of Amended Articles of Association to this Proxy Statement/Prospectus) and to adopt a special resolution to grant a Power of Attorney to each notarial employee of HVG Law LLP jointly as well as severally to execute and sign the Articles of Amendment Proposal.

Luxembourg Meeting

Date, Time and Place

The Luxembourg Meeting will be held at [                ] at [        ] a.m., CE[S]T, on [                ], 2023, to consider and vote upon the U.S. Redomestication.

Purpose of the Luxembourg Meeting

In order to complete the U.S. Redomestication, Core Lab Luxembourg will convene the Luxembourg Meeting, at which the Core Lab Luxembourg Board will vote the Luxembourg Meeting Proxies in favor of the U.S. Redomestication. Any Core Lab N.V. Shareholders who vote against or abstain from voting on the Luxembourg Meeting Proposal will have the right to attend the Luxembourg Meeting and cast their votes in favor or against the U.S. Redomestication.

Voting Shares and Principal Holders

As of the Record Date for the Dutch Meeting, [                ] Core Lab N.V. Common Shares were outstanding. The Core Lab N.V. Common Shares trade under the stock symbol “CLB” on the NYSE.

As of the Record Date for the Dutch Meeting, the directors and executive officers of Core Lab N.V. had the right to vote approximately [                ] Core Lab N.V. Common Shares, representing approximately [    ]% of the Core Lab N.V. Common Shares then outstanding and entitled to vote at the Dutch Meeting.

For information regarding each person known by Core Lab N.V. to beneficially own 5% or more of the outstanding Core Lab N.V. Common Shares and information regarding beneficial ownership of Core Lab N.V. Common Shares by directors and executive officers of Core Lab N.V., see “Share Ownership of Certain Beneficial Owners and Management and Directors of Core Lab”.

It is expected that each of the directors and executive officers of Core Lab N.V. will vote FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal.

Record Dates and Entitlement to Vote

Only holders of Core Lab N.V. Common Shares of record at the close of business on [                ], 2023 are entitled to notice of the Dutch Meeting and to vote thereat. As of the close of business on the Record Date, [                ] Core Lab N.V. Common Shares were issued and outstanding. Each issued and outstanding common share of Core Lab and on the Record Date is entitled to one vote on each of the proposals to be considered and voted on at the Dutch Meeting.

Quorum

There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting, except in specific instances prescribed by Dutch law or our Articles of Association. According to our Articles of Association, each resolution by the general meeting requires a two-thirds majority of the votes cast representing more than half of the issued share capital, except for resolutions to be adopted pursuant to a proposal by the Supervisory Board, which require a simple majority regardless of the number of votes cast at the relevant general meeting. For more information on the vote required to pass the proposal, see “The Transaction Proposal – Required Shareholder Approval”.

Proxy Voting

The persons named in the form of proxy must vote or withhold from voting your Core Lab N.V. Common Shares in accordance with your instructions on the form of proxy. Signing the form of proxy gives authority to the persons named therein, each of whom is either a director or officer of Core Lab N.V., to vote your Core Lab N.V. Common Shares at the Dutch Meeting in accordance with your voting instructions.

In the absence of such instructions, however, your Core Lab N.V. Common Shares will be voted FOR the Transaction Proposal, FOR the Luxembourg Meeting Proposal and FOR the Articles of Amendment Proposal.

A proxy must be in writing and must be executed by you or by an attorney duly authorized in writing or, if the shareholder is a corporation or other legal entity, by a duly authorized officer or attorney. A proxy may also be completed over the telephone or on the Internet. To be valid your proxy must be received by our transfer agent, Computershare, at [                ], no later than [                ] on [                ], 2023.

The persons named in the form of proxy will have discretionary authority with respect to amendments or variations to matters identified in the Notice of Extraordinary Meeting and with respect to other matters that properly come before the Dutch Meeting. As of the date of this Proxy Statement/Prospectus, our management knows of no such amendment, variation or other matter expected to come before the Dutch Meeting. If any other matters properly come before the Dutch Meeting, the persons named in the form of proxy will vote on them in accordance with their best judgment.

Abstentions and Broker Non-Votes

Core Lab N.V. Common Shares abstaining from voting will count as shares present at the Dutch Meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast, and Core Lab N.V. does not expect any broker non-votes at the Dutch Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas the proposals to be presented at the Dutch Meeting are considered non-routine. As a result, no broker will be permitted to vote your Core Lab N.V. Common Shares at the Dutch Meeting without receiving instructions.

Transfer Agent

You can contact Computershare, Core Lab N.V.’s transfer agent as follows: (i) by telephone at [                ]; (ii) on the Internet at [                ]; or (iii) by mail at [                ].

How to Vote

If you are eligible to vote and you are a registered Core Lab N.V. Shareholder, you can vote your Core Lab N.V. Common Shares in person at the Dutch Meeting or by proxy, as explained below. Voting by proxy is the easiest way to vote your Core Lab N.V. Common Shares.

Voting by Proxy

Below are the different ways in which you can give your instructions, details of which are found in the proxy form accompanying this Proxy Statement/Prospectus.

•	Internet: Visit [ ] and follow the instructions.

•	Telephone: Call [ ] and follow the voice instructions. You cannot appoint a proxyholder via the telephone voting system.

•	Mail: Complete, sign and date your proxy form and return it in the business-reply envelope included in your package.

At any time, Computershare may cease to provide telephone and Internet voting, in which case registered Core Lab N.V. Shareholders can elect to vote by mail or by fax, as described above.

The persons named in the enclosed form of proxy are either directors or officers of Core Lab N.V. Please see “Meeting and Voting Information – Proxy Voting” above. You have the right to appoint some other person of your choice, who need not be a Core Lab N.V. Shareholder, director or officer, to attend and act on your behalf at the Dutch Meeting. If you wish to do so, please strike out the printed names appearing on the form of proxy and insert the name of your chosen proxyholder in the space provided on the form of proxy. If you decide to vote by telephone or by the Internet, you cannot appoint a person to vote your Core Lab N.V. Common Shares other than our directors or officers whose printed names appear on the form of proxy. It is important to ensure that any other person you appoint as proxy is attending the Dutch Meeting and is aware that his or her appointment has been made to vote your Core Lab N.V. Common Shares.

Voting in Person

Attendance at the Dutch Meeting is limited to Core Lab N.V. Shareholders as of the Record Date (and others with a statutory meeting right), Core Lab N.V. management and Core Lab N.V. advisors. Registration will begin at [                ] and the Dutch Meeting will begin at [                ] on [                ], 2023. Each shareholder desiring to attend MUST bring proof of share ownership as of the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code (which is the Record Date, as described further in this proxy statement) with him/her to the Dutch Meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with Core Lab N.V. beforehand to indicate your plan to attend. Such registration may be made by contacting the Core Lab N.V.’s Secretary as described in this proxy statement. Failure to comply with these requirements may preclude you from being admitted to the Dutch Meeting.

Deadline for Voting

Your duly completed form of proxy must be received by our transfer agent, Computershare, or you must vote by Internet or by telephone or by fax no later than [                ] on [                ], 2023. The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report upon the close of business [                ] Time on [                ], 2023. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the Dutch Meeting will be voted as indicated.

Revoking your Proxy

As a registered Core Lab N.V. Shareholder, if you vote by proxy, you may revoke it by timely voting again in any manner (on the Internet, or by telephone, mail or fax), or by depositing an instrument in writing (which includes another form of proxy with a later date) executed by you or by your attorney authorized in writing at the office of the Corporate Secretary, Core Laboratories N.V., Van Heuven Goedhartlaan 7 B, 1181 LE Amstelveen, The Netherlands, at any time up to and including the last Business Day preceding the date of the Dutch Meeting, or by depositing it with the Chairman of the Dutch Meeting before the Dutch Meeting starts or, following any adjournment or postponement, before the Dutch Meeting continues. A registered Core Lab N.V. Shareholder may also revoke a proxy in any other manner permitted by law. In addition, participation in person in a vote by ballot at the Dutch Meeting will automatically revoke any proxy previously given by you in respect of business covered by that vote.

Beneficial Shareholder Voting

You are a beneficial Core Lab N.V. Shareholder if your Core Lab N.V. Common Shares are held in a nominee’s name such as a bank, trust company, securities broker or other nominee. Typically, the form of proxy or voting instruction form sent or to be sent by your nominee indicates whether you are a beneficial Core Lab N.V. Shareholder. Generally, without specific instructions, brokers and their agents or nominees are prohibited from voting shares for their client.

How to Vote

If you are eligible to vote and you are a beneficial Core Lab N.V. Shareholder, you can vote your Core Lab N.V. Common Shares in person at the Dutch Meeting or by voting instructions, as explained below. Voting by providing voting instructions is the easiest way to vote your Core Lab N.V. Common Shares.

Voting Instructions

Your nominee is required to seek voting instructions from you in advance of the Dutch Meeting. Accordingly, you will receive, or have already received, a request for voting instructions or a form of proxy for the number of Core Lab N.V. Common Shares held by you.

Each nominee has its own procedures, which you should carefully follow to ensure that your Core Lab N.V. Common Shares are voted at the Dutch Meeting. These procedures generally allow voting in person or by proxy (telephone, fax, mail or Internet). Beneficial Core Lab N.V. Shareholders should contact their nominee for instructions in this regard.

Whether or not you attend the Dutch Meeting, you can appoint someone else to attend and vote as your proxyholder. To do this, please follow the procedures of your nominee carefully. The persons already named in the form of proxy are either directors or officers of Core Lab N.V. Please see “Meeting and Voting Information – Proxy Voting” above. It is important to ensure that any other person you appoint as proxy is either attending the Dutch Meeting in person or returning a proxy reflecting your instructions and is aware that his or her appointment has been made to vote your Core Lab N.V. Common Shares.

Voting in Person

If you wish to vote in person at the Dutch Meeting, insert your own name in the space provided on the request for voting instructions or form of proxy to appoint yourself as proxyholder and follow the instructions of your nominee.

Beneficial Core Lab N.V. Shareholders who instruct their nominee to appoint themselves as proxyholders must, at the Dutch Meeting, present themselves as such to a representative of Computershare. Do not otherwise complete the form of proxy sent to you as your vote will be taken and counted at the Dutch Meeting.

All attendees will be asked to present a valid government-issued photo identification, such as a driver’s license or passport, together with proof of ownership. Please follow the instructions of your nominee to obtain proof of ownership as of the Record Date. If you do not have valid photo identification and we are unable to verify your ownership of Core Lab N.V. Common Shares as of the Record Date, you will not be admitted into the Dutch Meeting. In order to expedite admission to the Dutch Meeting, you are encouraged to register in advance, by contacting Computershare at [                ]. Please include the following in your request: your name and complete mailing address; the name(s) of any immediate family member(s) who will accompany you; and proof that you own Core Lab N.V. Common Shares.

Deadline for Voting

If voting by voting instructions, your nominee must receive your voting instructions in sufficient time for your nominee to act on them. Every nominee has its own procedures which you should carefully follow to ensure that your Core Lab N.V. Common Shares are voted at the Dutch Meeting. For your vote to count it must be received by our transfer agent, Computershare, no later than [                ] on [                ], 2023.

Revoking Voting Instructions

To revoke your voting instructions, follow the procedures provided by your nominee.

THE TRANSACTION PROPOSAL

Background to the Transaction

In early 2021, the Core Lab N.V. Board and the Company’s management team undertook a review of Core Lab N.V.’s existing structure and operations, and particularly the jurisdiction of incorporation of the ultimate Core Lab N.V. parent company. The Company believes this Transaction will enhance shareholder value over the long-term through simplifying the corporate structure to reduce administrative overhead costs and gain operational efficiencies. Achieving a simplified corporate structure, increased business efficiency and other compelling reasons support reorganizing the Core Lab N.V. group of companies at this time.

Reasons for the Transaction

The U.S. Redomestication is the key reason for Core Lab N.V. proposing the Transaction, which also includes the adoption of a new corporate name, being “Core Laboratories Inc.”. In making its recommendation, the Core Lab N.V. Board considered a number of factors, including those listed below:

•

Simplified Corporate Structure, Streamlined Reporting Requirements, and Increased Business Efficiencies. We believe that the Transaction will result in a simplified corporate structure, which will improve our operational and financial flexibility. We expect to gain efficiencies through a more streamlined U.S.-based reporting structure by eliminating redundancies in regulatory reporting requirements, including the need to make certain corporate securities filings with the Dutch regulatory authorities in addition to our U.S. Exchange Act filings with the SEC. As a Dutch company listed on a U.S. securities exchange, we are also required to maintain financial accounting records in accordance with both U.S. GAAP and IFRS rules. If the Transaction is completed, we expect to realize substantial savings by focusing efforts on a single U.S. GAAP audit. Eliminating the Company’s Dutch periodic and annual reporting requirements will free up internal resources focused on these efforts and reduce costs associated with the Company’s external advisors and auditors. A simplified corporate structure, based in the United States, will also provide additional opportunities and allow us to gain efficiencies in our corporate treasury, cash management, risk management and tax functions. We believe the Transaction better aligns the domicile of the ultimate parent entity with lenders when accessing United States capital markets for U.S. dollar denominated debt financing. Additionally, the Transaction is anticipated to eliminate unnecessary administrative cash management procedures and reduce transactional costs associated with intercompany cash flows. Finally, disclosure obligations, either in proposed or final form associated with environmental, social and governance matters are rapidly changing and expanding in the United States, the Netherlands and the European Union. If the Transaction is not completed, the Company would expect to incur higher incremental costs and risk associated with assessing, implementing and maintaining compliance with diverging regulatory frameworks in each of these jurisdictions.

•

Reduced Corporate Footprint. We currently maintain a corporate profile in the United States where our executive management team and principal legal and accounting functions reside, as well as a headquarters in the Netherlands, where certain other corporate functions have historically resided. The Transaction will allow us to relocate our headquarters to the United States and thereby eliminate redundancies in various administrative functions. Consolidating our headquarters in the United States will also eliminate the costs associated with maintaining our Dutch headquarters and create workflow and process efficiencies, which will better align the general and administrative functions currently residing in the Netherlands with the U.S.-based executive management team and other corporate departments located in the United States.

•

Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of

Delaware case law provides clarity and predictability to many areas of corporate law. Further, U.S. investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for the Company’s shareholders from possible abuses by directors and officers. Delaware corporate governance principles are also more closely aligned with NYSE listing standards and SEC governance requirements than governance principles under Dutch law, thereby eliminating the requirement to comply with multiple, dissimilar regulatory regimes.

•

Positioned to Better Respond to Global Tax Developments. Recent global tax developments, particularly legislative and regulatory activity stemming from the OECD’s Base Erosion and Profit Shifting initiative, have given rise to increased focus on companies’ global tax footprints. The initiative suggests a range of new approaches that national governments might adopt when taxing the activities of multinational enterprises. As a result of the OECD project and other international initiatives, tax laws that currently apply to our business may be amended by the relevant authorities or interpreted differently by them, and these changes may present risks to our Company. By better aligning our corporate structure with our primary corporate and business functions, we believe that we will more fully benefit from the expenses supporting our US operations, which should reduce risks associated with tax authority challenges stemming from these and other potential changes.

In the course of their deliberations, the Core Lab N.V. Board, in consultation with management and after considering information provided to management by our financial, legal, accounting and tax advisors, also considered a variety of risks (as described in greater detail under the heading “Risk Factors”) and other potentially negative factors relating to the Transaction, including the following:

•	the Transaction is conditional, and the conditions may not be satisfied;

•	Core Lab N.V. may fail to realize the perceived benefits of the Transaction;

•	Core Lab N.V.’s business may be impacted by the uncertainty associated with the Transaction;

•	the Transaction may result in material Dutch income tax (including material Dutch “emigration tax”) and/or material U.S. federal income tax for Core Lab N.V. or Core Lab Delaware;

•	Core Lab N.V. will allocate time and resources to effecting the Transaction and incur non-recurring costs related to the Transaction

•	Completion of the Transaction may trigger certain provisions in agreements to which Core Lab N.V. is a party;

•	Enforcement of rights against Core Lab Delaware in the Netherlands may be limited;

The foregoing description of the information and factors considered by the Core Lab N.V. Board includes the principal positive and negative factors considered by them, but is not intended to be exhaustive and may not include all of the factors considered, and, in view of the number and complexity of factors considered by the Core Lab N.V. Board, the Core Lab N.V. Board did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors considered by them in making their recommendations (and individual members of the Core Lab N.V. Board may have given different weights to different factors). The Core Lab N.V. Board reached their recommendation based on the totality of the information presented to, and considered by, them through their deliberations.

The foregoing discussion of the information and factors considered by the Core Lab N.V. Board is forward-looking in nature. This information should be read in light of the factors set forth in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements”, “The Transaction Proposal – Background to the Transaction” and “Risk Factors”.

Particulars of the Transaction

The purpose of the Transaction is to facilitate a series of transactions which will occur in a specific sequence and as a consequence of which, among other things (i) Core Lab N.V. will merge with and into Core Lab Luxembourg, with Core Lab Luxembourg surviving, and (ii) Core Lab Luxembourg will domesticate in Delaware as Core Lab Delaware. Shares of Common Stock of Core Lab Delaware will be listed on the NYSE. On the NYSE, the stock symbol for the shares of Common Stock of Core Lab Delaware will be “CLB”. See “The Transaction Proposal – Certain Legal and Regulatory Matters – Stock Exchange Listing”.

Transaction Steps

Subject to the satisfaction or waiver of all other conditions precedent, if the Core Lab N.V. Shareholders approve the Transaction Proposal, the Luxembourg Meeting Proposal, and the Articles of Amendment Proposal, it is anticipated that the Transaction will take place in the steps listed below:

1.	At the Dutch Meeting, Core Lab N.V. Shareholders will vote on the Transaction Proposal, the Luxembourg Meeting Proposal, and the Articles of Amendment Proposal;

2.

If the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal are approved by the Core Lab N.V. Shareholders, Core Lab Luxembourg will convene an Extraordinary General Meeting (the “Luxembourg Merger Meeting”) at which Core Lab N.V., as sole shareholder of Core Lab Luxembourg, will vote to approve the Merger of Core Lab Luxembourg and Core Lab N.V. The Core Lab N.V. Board and the Core Lab Luxembourg Board are not soliciting proxies from shareholders for the Luxembourg Merger Meeting, as, prior to the Merger, Core Lab N.V. will be the sole shareholder of Core Lab Luxembourg;

3.

Core Lab N.V. will merge with and into Core Lab Luxembourg, with Core Lab Luxembourg surviving, in which all Core Lab N.V. Common Shares will be canceled and exchanged for Common Stock of Core Lab Luxembourg on a one-for-one basis;

4.

Core Lab Luxembourg will convene the Luxembourg Meeting and the Core Lab Luxembourg Board, along with any other present or represented shareholders, will vote the Luxembourg Meeting Proxies in favor of the U.S. Redomestication;

5.	Following approval of the U.S. Redomestication at the Luxembourg Meeting, Core Lab Luxembourg will migrate out of Luxembourg and redomesticate in Delaware as Core Lab Delaware;

6.

Following completion of the Transaction, Core Lab N.V. Shareholders will hold one share of Common Stock of Core Lab Delaware for each one Core Lab N.V. Common Shares owned immediately prior to the Transaction; and

7.	Common Stock of Core Lab Delaware shares will be listed on the NYSE under the stock symbol “CLB”.

Conditions to the Completion of the Transaction

In addition to the other conditions discussed in this Proxy Statement/Prospectus, under the Merger Plan, (i) the Merger is conditioned upon the approval of the Articles of Amendment Proposal by the Core Lab N.V. Shareholders at the Dutch Meeting, and (ii) in order for the Merger to become effective, the total number of votes cast against the Transaction Proposal must not exceed two percent of all votes cast at the Dutch Meeting. Either of these conditions can be waived by mutual consent of the Core Lab N.V. Board and the Core Lab Luxembourg Board.

Effect of the Transaction on the Core Lab N.V. Incentive Awards and other Compensation and Benefit Plans

In connection with the Transaction, Core Lab Delaware will assume, or will cause an applicable affiliate to assume, the Core Lab N.V. Incentive Plans, as well as all other compensation or benefit plans, policies and arrangements previously maintained by Core Lab N.V. Each outstanding Core Lab N.V. Incentive Award will be exchanged for a Core Lab Delaware Incentive Award. The Core Lab Delaware Incentive Awards will be subject to substantially the same terms and conditions as the exchanged Core Lab N.V. Incentive Awards, except, in the case of equity-based Core Lab N.V. Incentive Awards, the security issuable upon exercise or settlement of the Core Lab Delaware Incentive Award, as applicable, will be a share of Common Stock of Core Lab Delaware (or its cash equivalent) rather than a Core Lab N.V. Common Share (or its cash equivalent).

Effect of the Transaction on the Core Lab N.V. Debt

In connection with the Transaction and subject to obtaining the Required Lender Consents, Core Lab Luxembourg, and subsequently by way of the U.S. Redomestication, Core Lab Delaware, will assume, or will cause an applicable affiliate to assume, all of Core Lab N.V.’s obligations under the Core Lab N.V. Debt, as a consequence of which Core Lab Delaware will be the obligor in respect of, and effectively the issuer of, such debt in lieu of Core Lab N.V. following completion of the Transaction and Core Lab N.V. will be discharged from all obligations under the Core Lab N.V. Debt.

Tax Effect of the Transaction on Core Lab Delaware

For Dutch corporate income tax purposes, the Transaction is not expected to give rise to material corporate-level Dutch income tax for Core Lab Delaware. For a detailed description of the potential tax consequences of the Transaction on Core Lab Delaware, see “Material U.S. Federal Income Tax Considerations” and “Material Luxembourg Income Tax Considerations”.

Directors and Officers of Core Lab Delaware following the Transaction

The same persons currently serving as directors and officers of Core Lab N.V. will serve as directors and officers of Core Lab Delaware following the Transaction. See “Information Concerning Core Lab Luxembourg and Core Lab Delaware – Directors and Officers of Core Lab Delaware”.

Letter of Transmittal

If the Transaction is approved and completed, the Exchange Agent will mail to each holder of certificated Core Lab N.V. Common Shares a Letter of Transmittal together with instructions to effect the surrender of Core Lab N.V. Common Shares in exchange for the shares of Common Stock of Core Lab Delaware. The Letter of Transmittal, when duly completed, executed and returned, together with accompanying Core Lab N.V. Common Share certificate(s) and/or such other documents and instruments as the Exchange Agent may reasonably require, in order to receive the shares of Common Stock of Core Lab Luxembourg to which such Core Lab N.V. Shareholder is entitled in the Merger. After completion of the U.S. Redomestication, shares in Core Lab Luxembourg will automatically convert to shares of Common Stock of Core Lab Delaware. It is recommended that Core Lab N.V. Shareholders who hold certificated shares complete, sign and return the Letter of Transmittal and accompanying documents to the Exchange Agent as soon as possible after completion of the Transaction.

Any use of the mail to transmit a certificate for Core Lab N.V. Common Shares and a related Letter of Transmittal is at the risk of the Core Lab N.V. Shareholder. If these documents are mailed, it is recommended that registered mail, properly insured, be used.

Whether or not Core Lab N.V. Shareholders forward the certificate(s) representing their Core Lab N.V. Common Shares, from and after completion of the Transaction, each certificate, agreement, note, document, electronic record, book entry or other instrument (as applicable) that immediately prior to the completion of the Transaction represented Core Lab N.V. Common Shares shall be deemed to represent only the right to receive the consideration in respect of such Core Lab N.V. Common Shares.

Core Lab N.V. Shareholders who hold shares in book-entry will not need to take any action to exchange their shares. In that case, the Exchange Agent will issue and deliver the shares of Core Lab Delaware promptly after the Effective Time.

Lost Certificates

If any certificate which immediately prior to the Effective Time represented one or more outstanding Core Lab N.V. Common Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate, the consideration to which the holder is entitled pursuant to the Transaction. When authorizing such delivery in exchange for any lost, stolen or destroyed certificate, the Person to whom such consideration is to be delivered, will as a condition precedent to the delivery of such consideration, give a bond satisfactory to Core Lab Delaware and the Exchange Agent (each acting reasonably) in such sum as Core Lab Delaware may direct, or otherwise indemnify Core Lab Delaware and the Exchange Agent in a manner satisfactory to Core Lab Delaware and the Exchange Agent (each acting reasonably) against any claim that may be made against Core Lab Delaware and the Exchange Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

Cancellation of Rights

Until surrendered, each certificate that immediately prior to the Effective Time represented Core Lab N.V. Common Shares or book-entry Core Lab N.V. Common Shares will be deemed after the Effective Time to represent only the right to receive upon such surrender the consideration to which the holder is entitled to receive. Any such certificate, agreement, note, document, electronic record, book entry or other instrument (as applicable) formerly representing Core Lab N.V. Common Shares not duly surrendered prior to the Effective Date will cease to represent a claim by or interest of any kind or nature against Core Lab N.V. or Core Lab Delaware, including without limitation shares of Common Stock of Core Lab Delaware. On such date, any and all consideration to which such former holder was entitled will be deemed to have been cancelled and none of Core Lab N.V., Core Lab Delaware or any other Person will have any obligation to issue such shares of Common Stock of Core Lab Delaware.

Right to Withhold

Core Lab N.V., Core Lab Delaware and the Exchange Agent shall be entitled to deduct and withhold from any consideration payable to any Core Lab N.V. Shareholder under the Transaction, such amounts as Core Lab N.V., Core Lab Delaware or the Exchange Agent determines, acting reasonably, are required or reasonably believed to be required to be deducted and withheld from such consideration under any provision of any Laws in respect of taxes. Any such amounts shall be treated for all purposes as having been paid to the Person in respect of which such deduction, withholding and remittance was made; provided that such deducted and withheld amounts are actually remitted to the appropriate Governmental Entity.

Exchange Agent

Core Lab N.V. has retained the services of the Exchange Agent for the receipt of the Letter of Transmittal and the certificates representing Core Lab N.V. Common Shares, the surrender of book-entry Core Lab N.V. Common Shares and for the delivery of the shares of Common Stock of Core Lab Delaware in exchange for the Core Lab N.V. Common Shares under the Transaction. The Exchange Agent will receive reasonable and customary compensation for its services in connection with the Transaction, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities, including liabilities under securities laws and expenses in connection therewith.

Dividends or Other Distributions

All dividends or other distributions made with respect to any shares of Common Stock of Core Lab Delaware allotted and issued pursuant to this Transaction but for which a certificate or book entry shares of Common Stock of Core Lab Delaware has not been issued shall be paid or delivered to the Exchange Agent to be held by the Exchange Agent in trust for the registered holder thereof. All monies received by the Exchange Agent shall be invested by it in interest-bearing trust accounts upon such terms as the Exchange Agent may reasonably deem appropriate. The Exchange Agent shall pay and deliver to any such registered holder, as soon as reasonably practicable after application therefor is made by the registered holder to the Exchange Agent in such form as the Exchange Agent may reasonably require, such dividends or other distributions and any interest thereon to which such holder is entitled, net of applicable withholding and other taxes. Any money held by the Exchange Agent in respect of such dividends or distributions that is unclaimed on or before the Effective Date shall be returned by the Exchange Agent to Core Lab Delaware and any right or claim to payment hereunder that remains outstanding on the Effective Date shall cease to represent a right or claim by or interest of any kind or nature, and the right of a former holder of shares of Common Stock of Core Lab Delaware to receive such dividends or other distributions, or any interest thereon, shall terminate and be deemed to be surrendered and forfeited for no consideration.

Expenses of the Transaction

Core Lab N.V. estimates that expenses in the aggregate amount of approximately $[        ] will be incurred by Core Lab N.V. in connection with the Transaction, including legal, tax, accounting and financial advisors, Exchange Agent, proxy solicitors, filing and printing costs and the cost of preparing and mailing this Proxy Statement/Prospectus.

For the provision of the proxy solicitation services described above and elsewhere in this Proxy Statement/Prospectus, Okapi Partners LLC will receive an estimated fee of approximately [                ], plus reimbursement of reasonable out-of-pocket expenses and fees for any additional services. Core Lab N.V. will also reimburse brokers, banks and other nominees for their expenses in sending proxy solicitation materials to the beneficial owners of Core Lab N.V. Common Shares and obtaining their proxies.

Required Shareholder Approval

Approval of the Transaction Proposal requires the affirmative vote of holders representing a simple majority of votes cast at the Dutch Meeting, unless less than half of the outstanding Core Lab N.V. Common Shares on the Record Date are present or represented at the Dutch Meeting, in which case a two-thirds majority vote is required to adopt the Transaction Proposal. The Transaction Proposal has been proposed to Core Lab N.V. Shareholders by the Core Lab N.V. Board.

Certain Legal and Regulatory Matters

Stock Exchange Listing

The shares of Common Stock of Core Lab Delaware will be listed on the NYSE. On the NYSE, the stock symbol for the shares of Common Stock of Core Lab Delaware will be “CLB”. The Core Lab N.V. Common Shares currently trade on the NYSE under the stock symbol “CLB”. When the Transaction is completed, the Core Lab N.V. Common Shares currently listed on the NYSE under the stock symbol “CLB” will cease to be traded on the NYSE and will be deregistered under the U.S. Exchange Act.

Ongoing Reporting Obligations

Following completion of the Transaction, Core Lab Delaware will be subject to the reporting requirements of the SEC as the successor issuer to Core Lab N.V.

Consistent with how Core Lab N.V. currently reports, Core Lab Delaware will report consolidated financial results in U.S. dollars and in accordance with U.S. GAAP and will file reports on Form 10-K, 10-Q and 8-K with the SEC and comply with the proxy rules under the U.S. Exchange Act.

Shareholder Withdrawal Rights

Section 2:333h of the Dutch Civil Code entitles shareholders in a Dutch target company the option to exercise a statutory withdrawal right if they vote against a cross-border merger and submit, within one month after the Dutch Meeting (the “Withdrawal Period”), a withdrawal application form which requests to receive cash compensation instead if the Transaction is completed (the “Withdrawal Application Form”). The withdrawal application form will be made available on Core Lab N.V.’s website, www.corelab.com.

After submission of the withdrawal application form, shareholders should no longer sell or otherwise dispose the shares for which compensation is claimed (“Exit Shares”). Upon the completion of the Merger, the Exit Shares shall automatically cancel by operation of law.

Within 60 Business Days following the end of the Withdrawal Period, shareholders who have exercised their withdrawal rights by submitting a withdrawal application form will be paid such cash compensation in accordance with Section 2:333h and Section 2:333i (4) of the Dutch Civil Code, net of applicable withholding tax, if any, that is required to be withheld by law. To fund the cash compensation due to withdrawing shareholders, following the expiration of the Withdrawal Period, Core Lab Delaware will offer for cash a number of newly issued shares equal to the number of shares held by withdrawing shareholders. The proceeds, net of transaction costs, from the sale of such shares will be paid to the withdrawing shareholders pro rata. The procedures for the withdrawal rights and the related offering of shares are further described in the Merger Plan, which is attached hereto as Appendix A – Merger Plan and incorporated by reference herein.

In the event of implementation in the Netherlands of Directive (EU) 2019/2121 of the European Parliament and of the Council of 27 November 2019 amending Directive (EU) 2017/1132 as regards cross-border conversions, mergers and divisions, whereupon a maximum time period within which to pay cash compensation to the withdrawing shareholders who have exercised their withdrawal rights is established and it is determined that such provision shall apply to the Merger, Core Lab Luxembourg will complete the abovementioned procedure and pay the cash compensation to withdrawing shareholders within the period as prescribed by such legislation.

Recommendation of the Core Lab N.V. Board

After careful consideration of, among other things, the advice of management and after considering information provided to management by our financial, tax, accounting and legal advisors, and such other matters as it considered relevant, the Core Lab N.V. Board unanimously determined that the Transaction is in the best interests of Core Lab N.V. and its stakeholders, will enhance shareholder value over the long-term, and is fair and reasonable. Accordingly, the Core Lab N.V. Board unanimously recommends that Core Lab N.V. Shareholders vote FOR the Transaction Proposal.

THE LUXEMBOURG MEETING PROPOSAL

Each shareholder for its own name and account, by voting in favor of this proposal, subject to the condition that the Merger becomes effective Core Lab N.V. Shareholders are being asked to approve the Luxembourg Meeting Proposal, a proposal to grant a power of attorney (in the form attached as Appendix D to this Proxy Statement/Prospectus) to the Core Lab Luxembourg Board to vote, by proxy, the shares of Core Lab N.V. Shareholders in favor of the U.S. Redomestication at the Luxembourg Meeting, to be held per the Notice of Extraordinary General Meeting of Core Lab Luxembourg. The information set out above in respect of the Transaction Proposal applies equally to the Luxembourg Meeting Proposal.

Required Shareholder Approval

Approval of the Luxembourg Meeting Proposal requires the affirmative vote of holders representing two-thirds of the outstanding Core Lab N.V. Common Shares as of the Record Date. The Luxembourg Meeting Proposal has been proposed to Core Lab N.V. Shareholders by the Core Lab N.V. Board.

Effect of the Luxembourg Meeting Proposal

The Core Lab N.V. Shareholders who vote in favor of the Luxembourg Meeting Proposal will, if approved by the Required Shareholder Approval, grant a power of attorney to the Luxembourg Board (in the form attached as Appendix D to this Proxy Statement/Prospectus) to vote in favor of the U.S. Redomestication, which would result in Core Lab Luxembourg migrating out of Luxembourg and redomesticating as a Delaware corporation. Those shareholders who do not vote in favor of the Luxembourg Meeting Proposal will have the right to attend the Luxembourg Meeting. Please see “Notice of Extraordinary Meeting of Shareholders of Core Laboratories Luxembourg S.A.” for more information regarding the Luxembourg Meeting.

Recommendation of the Core Lab N.V. Board

The Core Lab N.V. Board unanimously recommends that Core Lab N.V. Shareholders vote FOR the Luxembourg Meeting Proposal.

THE ARTICLES OF AMENDMENT PROPOSAL

In connection with the Transaction, Core Lab N.V. Shareholders are being asked to adopt the Articles of Amendment Proposal to amend the Core Lab N.V. Articles of Association (in the form attached as Appendix E to this Proxy Statement/Prospectus) and to adopt a special resolution to grant a Power of Attorney to each notarial employee of HVG Law LLP jointly as well as severally to execute and sign the Articles of Amendment Proposal. The information set out above in respect of the Transaction Proposal and the Luxembourg Meeting Proposal applies equally to the Articles of Amendment Proposal.

Required Shareholder Approval

Approval of the Articles of Amendment Proposal requires the affirmative vote of holders representing a simple majority of votes cast at the Dutch Meeting. The Articles of Amendment Proposal has been proposed by the Core Lab N.V. Management Board and approved by the Core Lab N.V. Board, and is now being proposed to the Core Lab N.V. Shareholders.

Effect of the Articles of Amendment Proposal

If adopted, the Core Lab N.V. Articles of Association will be amended to include a formula on the basis of which cash compensation to Core Lab N.V. Shareholders who exercise their withdrawal right in connection with the Merger, as referred to in Section 2:333h (1) of the Dutch Civil Code, can be readily determined (in the form attached as Appendix E to this Proxy Statement/Prospectus).

Recommendation of the Core Lab N.V. Board

The Core Lab N.V. Board unanimously recommends that Core Lab N.V. Shareholders vote FOR the Articles of Amendment Proposal.

INFORMATION CONCERNING CORE LAB LUXEMBOURG AND CORE LAB DELAWARE

General and Corporate Structure

Prior to the completion of the Transaction, Core Lab Luxembourg will be a public limited liability company incorporated under the laws of Luxembourg. The registered and principal office of Core Lab Luxembourg prior to completion of the Transaction will be located at 12E rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg. Upon its continuance and domestication to Delaware pursuant to the Transaction, the registered and principal office of Core Lab Delaware will be Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

Intercorporate Relationships

Assuming the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal are adopted at the Dutch Meeting, following the Effective Time and completion of the Transaction, including the Merger of Core Lab N.V. with and into Core Lab Luxembourg and the subsequent domestication of Core Lab Luxembourg to Delaware as Core Lab Delaware, the shareholders of Core Lab Delaware will be the same persons who were Core Lab N.V. Shareholders immediately prior to the Transaction and Core Lab Delaware will become the direct or indirect owner of all of the assets and liabilities of Core Lab N.V. As a result, there will be no effective change of control of Core Lab N.V. as a result of the Transaction, as ultimate control will remain with the public shareholders. The charts below depict the general structure of Core Lab N.V. and its subsidiaries immediately prior to the Transaction and the structure of Core Lab Delaware and its subsidiaries after the Transaction.

Business

Prior to completion of the Transaction, Core Lab Luxembourg has not carried on any active business since its incorporation, other than to hold certain shares, intellectual property assets, and inter-company debt issued by other wholly-owned subsidiaries of Core Lab N.V. Following completion of the Transaction, Core Lab Delaware and its subsidiaries will carry on the business currently carried on by Core Lab N.V. and its subsidiaries.

Common Stock

For a description of the shares of Common Stock of Core Lab Delaware see “Description of Core Lab Delaware Capital Stock”.

Directors and Officers of Core Lab Delaware

The persons who will serve as directors and officers of Core Lab Delaware after giving effect to the Transaction are the same persons currently serving as directors and officers of Core Lab N.V. However, unlike the two-tier Supervisory Board and Management Board that currently exist at Core Lab N.V., Core Lab Delaware will have one board of directors. For information regarding the persons who will become the directors of Core Lab Delaware after giving effect to the Transaction, please refer to the information contained in Core Lab N.V.’s

Notice of Annual Meeting of Shareholders and 2022 Proxy Statement/Prospectus filed on EDGAR on March 22, 2022, available under its profile on the SEC’s website at www.sec.gov or its website at www.corelab.com. For information regarding the persons who will become the officers of Core Lab Delaware after giving effect to the Transaction, please refer to the information contained in Core Lab N.V.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on EDGAR on February 10, 2022, available under its profile on the SEC’s website at www.sec.gov or its website at www.corelab.com.

Director and Executive Compensation

The director and executive compensation programs currently offered by Core Lab N.V. are described in Core Lab N.V.’s Notice of Annual Meeting of Shareholders and 2022 Proxy Statement/Prospectus filed on EDGAR on March 22, 2022, available under its profile on the SEC’s website at www.sec.gov or its website at www.corelab.com.

Beneficial Ownership of Securities of Core Lab Luxembourg

Immediately prior to the Transaction, Core Lab N.V. will be the sole holder of shares of Common Stock of Core Lab Luxembourg. To the knowledge of the Core Lab Luxembourg board of directors, no person will beneficially own, directly or indirectly, or exercise control or discretion over 10% or more of any class of outstanding voting securities of Core Lab Luxembourg immediately prior to the Transaction, other than Core Lab N.V.

Auditor, Registrar and Transfer Agent

The auditor of Core Lab Delaware following completion of the Transaction will be KPMG LLP. The transfer agent and registrar for shares of Common Stock of Core Lab Delaware following completion of the Transaction will be Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

Corporate Governance of Core Lab Delaware

The corporate governance practices of Core Lab Delaware, after giving effect to the Transaction, will generally be the same as the corporate governance practices of Core Lab N.V. For information regarding the corporate governance practices of Core Lab N.V., please refer to the information regarding the corporate governance practices of Core Lab N.V. contained in Core Lab N.V.’s Notice of Annual Meeting of Shareholders and 2022 Proxy Statement/Prospectus filed on EDGAR on March 22, 2022, available under its profile on the SEC’s website at www.sec.gov or its website at www.corelab.com. There are differences between Core Lab N.V.’s existing Articles of Association and the Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws as they will be in effect upon the completion of the Transaction. These differences are discussed under “Comparison of Rights of Core Lab N.V. Shareholders and Core Lab Delaware Stockholders”.

Audit Committee of Core Lab Delaware

Immediately after giving effect to the Transaction, the Audit Committee of Core Lab Delaware will be comprised of the same persons currently serving on the Audit Committee of Core Lab N.V. For information regarding the Audit Committee of Core Lab Delaware after giving effect to the Transaction, please refer to the information regarding the Audit Committee of Core Lab N.V. contained in Core Lab N.V.’s Notice of Annual Meeting of Shareholders and 2022 Proxy Statement filed on EDGAR on March 22, 2022, available under its profile on the SEC’s website at www.sec.gov or its website at www.corelab.com.

INFORMATION CONCERNING CORE LAB

General

Corporate Overview

Core Lab N.V. is a public company trading on the NYSE under the stock symbol “CLB”. The registered and principal office of Core Lab N.V. is located at Van Heuven Goedhartlaan, 7 B 1181 LE, Amstelveen, The Netherlands. Core Lab N.V. is a Netherlands limited liability company and was established in 1936.

Additional information about Core Lab N.V. can be found under its profile on the SEC’s website at www.sec.gov or its website at www.corelab.com. The information contained in, or that can be accessed through, Core Lab N.V.’s website is not intended to be incorporated into this Proxy Statement/Prospectus. For information about Core Lab N.V.’s filings incorporated by reference in this Proxy Statement/Prospectus, see the section entitled “Where You Can Find More Information”.

Business of Core Lab N.V.

Core Lab N.V. is one of the world’s leading providers of proprietary and patented reservoir description and production enhancement services and products to the oil and gas industry. Core Lab N.V. has over 70 offices in more than 50 countries and has approximately 3,700 employees.

Auditor, Registrar and Transfer Agent

The auditor of Core Lab Delaware following completion of the Transaction is KPMG LLP. The transfer agent and registrar for shares of Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, MA 02021.

Dividends

In 2008, the Core Lab N.V. Board announced the initiation of a cash dividend program, payable quarterly. In 2020, the Core Lab N.V. Board approved a plan to reduce the Company’s quarterly dividends to $0.01 per share beginning with the second quarter of 2020 and to focus excess free cash flows towards the reduction of debt. Each quarter, the Core Lab N.V. Board reviews Core Lab N.V.’s dividend in light of Core Lab N.V.’s other financial commitments before declaring the dividend. The declaration and payment of future dividends is at the discretion of the Supervisory Board of Directors and depends upon, among other things, future earnings, general financial condition, liquidity, capital requirements, and general business conditions.

The following table sets forth the details on the dividends declared in 2021 and 2022 and the total dividends per share declared on the Core Lab N.V. Common Shares in each of the last three most recently completed fiscal years:

Payment Dates	Amount
February 16, 2021	$0.01
May 18, 2021	$0.01
August 24, 2021	$0.01
November 29, 2021	$0.01
March 7, 2022	$0.01
May 31, 2022	$0.01
August 29, 2022	$0.01
November 28, 2022	$0.01

Annualized Dividends	Amount
2022	$0.04
2021	$0.04
2020	$0.28

Prior Sales

Except as detailed below, within the last 12 months from the date of this Proxy Statement/Prospectus, no Core Lab N.V. Common Shares have been issued.

Previous Purchases of Securities

During the nine months ended September 30, 2022, Core Lab N.V. repurchased 92,057 of its common shares for $2.3 million, including rights to 19,776 shares valued at $0.5 million surrendered to Core Lab N.V. pursuant to the terms of a stock-based compensation plan in consideration of the participants’ tax burdens resulting from the issuance of common shares under that plan.

Market Price and Trading Volume of Core Lab N.V. Common Shares

The Core Lab N.V. Common Shares are listed on the NYSE under the stock symbol “CLB”.

The following table sets out the market price ranges and trading volumes on the NYSE on a monthly basis for a period from December 2021 to January 2023:

Month	High Price (US$)	Low Price (US$)	Closing Price (US$)	Volume
December 2021	25.82	21.08	22.31	8,881,759
January 2022	28.57	22.37	26.67	6,871,943
February 2022	28.64	24.45	27.56	9,699,085
March 2022	35.83	26.49	31.63	16,265,082
April 2022	34.08	24.76	26.00	10,774,301
May 2022	29.20	21.81	28.18	9,321,953
June 2022	31.42	18.41	19.81	9,563,614
July 2022	20.27	15.21	18.94	9,289,181
August 2022	19.02	15.65	16.15	8,477,777
September 2022	18.62	13.19	13.48	10,069,721
October 2022	21.50	14.19	19.46	9,868,761
November 2022	23.59	18.84	21.68	7,640,122
December 2022	22.37	17.77	20.27	7,536,103
January 2023 (through January 13)	24.30	18.73	23.37	2,715,553

Interest of Informed Persons in Material Transactions

Other than as set forth in this Proxy Statement/Prospectus, Core Lab N.V. is not aware of any material interests, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer, nominee for election as a director or any Core Lab N.V. Shareholder holding more than 10% of the voting rights attached to the Core Lab N.V. Common Shares or an associate or affiliate of any of the foregoing in any transaction since January 1, 2021, or in any proposed or ongoing transaction of Core Lab N.V. which has or would materially affect Core Lab N.V. or any of its Subsidiaries.

Legal Proceedings

Core Lab N.V. is a party to various legal proceedings and claims that arise in the ordinary course of business as either a plaintiff or defendant. Core Lab N.V. analyzes all legal proceedings and the allegations therein. The outcome of any of these proceedings, either individually or in the aggregate, is not expected to have a material adverse effect on Core Lab N.V.’s financial position, results of operations or liquidity.

MATERIAL DUTCH TAX CONSIDERATIONS

Scope of Discussion

This section only outlines material Dutch tax consequences for Core Lab N.V. Shareholders with respect to (i) the exchange of shares pursuant to the Merger and (ii) the ownership of Common Stock of Core Lab Delaware that are issued after the completion of the Transaction. This section does not purport to describe all possible tax considerations or consequences that may be relevant to Core Lab N.V. Shareholders and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of its general nature, this section should be treated with corresponding caution.

This section is based on the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where this section refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe.

This section is intended as general information only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the Transaction (and it does not purport to address the tax consequences of all steps in the Transaction effectuated before, after or at the same time as the Merger, whether or not in connection with the Merger). Core Lab N.V. Shareholders and Core Lab Delaware Stockholders should consult their own tax advisor regarding the Dutch tax consequences relating to the Transaction, including the exchange of shares pursuant to the Merger and the acquisition, holding and disposal of Common Stock of Core Lab Delaware, in light of their particular circumstances.

Please note that this section does not describe the Dutch tax consequences for:

(i)

a holder of Core Lab N.V. Common Shares if such holder has a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Core Lab N.V. under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder is considered to hold a substantial interest in Core Lab N.V., if such holder alone or, in the case of an individual, together with such holder’s partner for Dutch income tax purposes, or any relatives by blood or marriage in the direct line (including foster children), directly or indirectly, holds (i) an interest of 5% or more of the total issued and outstanding capital of Core Lab or of 5% or more of the issued and outstanding capital of a certain class of shares; or (ii) rights to acquire, directly or indirectly, such interest; or (iii) certain profit sharing rights that relate to 5% or more of Core Lab N.V.’s annual profits or to 5% or more of Core Lab N.V.’s liquidation proceeds. A deemed substantial interest may arise if a substantial interest (or part thereof) in has been disposed of, or is deemed to have been disposed of, on a non-recognition basis;

(ii)

a holder of Core Lab N.V. Common Shares if the Core Lab N.V. Common Shares held by such holder qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). Generally, a shareholding of, or right to acquire, 5% or more in Core Lab N.V.’s nominal paid-up share capital qualifies as a participation. A holder of Core Lab N.V. Common Shares may also have a participation if (a) such holder does not have a shareholding of 5% or more but a related entity (statutorily defined term) has a participation or (b) Core Lab is a related entity (statutorily defined term);

(iii)

a holder of Core Lab N.V. Common Shares which is or who is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any profits derived from the Core Lab N.V. Common Shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting)). Generally, a holder of Core Lab N.V. Common Shares may be entitled or required to apply, subject to certain other requirements, the dividend withholding tax exemption if it is an entity and holds an interest of 5% or more in Core Lab N.V.’s nominal paid-up share capital;

(iv)

pension funds, investment institutions (fiscale beleggingsinstellingen) and tax exempt investment institutions (vrijgestelde beleggingsinstellingen) (each as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from Dutch corporate income tax, entities that have a function comparable to an investment institution or a tax exempt investment institution, as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the European Union, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards; and

(v)

a holder of Core Lab N.V. Common Shares if such holder is an individual for whom the Core Lab N.V. Common Shares or any benefit derived from the Core Lab N.V. Common Shares is a remuneration or deemed to be a remuneration for (employment) activities performed by such holder or certain individuals related to such holder (as defined in the Dutch Income Tax Act 2001).

Material Dutch Tax Consequences of the Merger

Material Corporate-Level Tax Consequences of the Merger for Core Lab N.V.

For Dutch income tax purposes, the relevant step of the Transaction is the Merger, where Core Lab N.V. is legally merged into Core Lab Luxembourg, with the latter surviving. The Merger constitutes in principle a taxable transaction for Dutch corporate income tax purposes pursuant to which all assets and liabilities are deemed for Dutch tax purposes to be transferred at fair market value and any gain deemed realized as a result of the transfer is generally subject to corporate income tax. However, if a rollover facility applies, the transferring company is not required to report the deemed merger-gain.

Core Lab N.V. and Core Lab Luxembourg have filed a request with the Dutch tax authorities to apply the afore-mentioned rollover facility and have subsequently obtained a positive confirmation from the Dutch tax authorities as to the application of the rollover facility, subject to certain conditions. From the above-mentioned request and confirmation, provided the conditions are met, no taxable gain should be recognized upon the Merger and, as such, there should be no material corporate-level Dutch income tax due in conjunction with the Merger.

Dividend Withholding Tax

Based on current Dutch tax law, the Merger should in principle not qualify as a taxable event for purposes of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965) and should therefore not be subject to Dutch dividend withholding tax (dividendbelasting), unless a holder of Core Lab N.V. Common Shares exercises its withdrawal right and receives cash compensation. On payments of cash compensation, Dutch dividend withholding tax at a rate of 15% will generally be withheld if and to the extent that such payments exceed the average capital recognized as paid-up on the relevant Core Lab N.V. Common Shares for Dutch dividend withholding tax purposes.

It should be noted that tax regulations with respect to the Merger and their application by the relevant taxation authorities may change from time to time, with or without retroactive effect. Accordingly, it may not be possible to predict the precise tax treatment of the Merger for Dutch tax purposes at any given time. A formal tax ruling was obtained with respect to the Dutch corporate income tax aspects of the Merger but the Dutch dividend withholding tax position was not explicitly addressed. It was confirmed in the context of the ruling that Merger did not have, as its predominant objective, tax evasion or tax avoidance (which is a confirmation based largely on facts and on all the circumstances described in the tax ruling, rather than a question of law, which facts and circumstances may change). Therefore, we believe it is highly unlikely Dutch tax authorities would be able to successfully argue that the Merger should for tax purposes be ignored and actually treated as a liquidation of Core Lab N.V. (which liquidation proceeds would in principle be subject to 15% Dutch dividend withholding tax). To date, there is no Dutch case law supporting this unlikely outcome but changes to applicable laws or interpretations thereof and changes to applicable facts and circumstances (as described in the tax ruling), may result in a different conclusion.

If the Dutch tax authorities were to argue successfully that the Merger is deemed as a liquidation of Core Lab N.V. for Dutch tax purposes, Dutch dividend withholding tax would be triggered with respect to Core Lab N.V. Shareholders who cannot benefit from an exemption. This could result in a tax cost of 17.65% of the fair market value of the Core Lab N.V. business less the liabilities, to the extent such value exceeds the average capital recognized as paid-up on the Core Lab N.V. Common Shares for Dutch dividend withholding tax purposes.

Furthermore, a legislative proposal (the Emergency Act on Conditional Final Dividend Withholding Tax Levy (Spoedwet conditionele eindafrekening dividendbelasting)); hereafter referred to as the “Proposal” has been submitted to the Dutch parliament providing inter alia for the imposition of Dutch dividend withholding tax (dividendbelasting) in connection with certain cross-border mergers. It is not certain if and when the Proposal will be enacted, whether in its current form or with further amendments. If the Proposal enacted in the form in which it is presently pending before the Dutch parliament, Dutch dividend withholding tax (dividendbelasting) would not become due in respect of the Merger.

Taxes on Income and Capital Gains – Dutch Resident Core Lab N.V. Shareholder

A holder of Core Lab N.V. Common Shares who is resident or deemed to be resident in the Netherlands for purposes of Dutch taxation (a “Dutch Resident”), may be subject to Dutch income tax or Dutch corporate income tax (as applicable) in connection with the exchange of shares pursuant to the Merger, depending on the tax regime applicable to such holder. A rollover relief (doorschuiving) may possibly apply as a result of which no gain will be recognized for Dutch tax purposes.

For details, see below the section on taxation of Dutch Resident Entities and Dutch Resident Individuals (both as defined below) under Taxes on income and capital gains on Material Dutch Tax Consequences on the ownership of Common Stock of Core Lab Delaware received in the Transaction.

Taxes on Income and Capital Gains – Non-Dutch Resident Core Lab N.V. Shareholder

A holder of Core Lab N.V. Common Shares that is not a Dutch Resident will not be subject to Dutch income tax in connection with the exchange of shares pursuant to the Merger, provided that:

(i)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Core Lab N.V. Common Shares are attributable; and

(ii)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Core Lab N.V. Common Shares that go beyond ordinary asset management and does not otherwise derive benefits from the Core Lab N.V. Common Shares that are taxable as benefits from miscellaneous activities in the Netherlands.

Other Taxes and Duties

No Dutch value added tax (VAT) or Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of Core Lab N.V. Common Shares in respect of or in connection with the Merger.

Material Dutch Tax Consequences on the ownership of Common Stock of Core Lab Delaware received in the Transaction

Taxes on Income and Capital Gains – Dutch Resident Entities

Generally, if the holder of Common Stock of Core Lab Delaware is a Corporate legal entity that is resident or deemed to be resident of the Netherlands for Dutch corporate income tax purposes (“Dutch Resident Entities”), any income derived or deemed to be derived from the Common Stock of Core Lab Delaware or any capital gains realized on the disposal or deemed disposal of the Common Stock of Core Lab Delaware is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2023).

Taxes on Income and Capital Gains – Dutch Resident Individuals

If the holder of Common Stock of Core Lab Delaware is an individual who is resident or deemed to be resident of the Netherlands for Dutch personal income tax purposes (“Dutch Resident Individual”), any income derived or deemed to be derived from the Common Stock of Core Lab Delaware or any capital gains realized on the disposal or deemed disposal of the Common Stock of Core Lab Delaware is subject to Dutch personal income tax at the progressive rates (with a maximum of 49.5% in 2023), if:

(i)

the Common Stock of Core Lab Delaware are attributable to an enterprise from which the holder of Common Stock of Core Lab Delaware derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

(ii)

the holder of Common Stock of Core Lab Delaware is considered to perform activities with respect to the Common Stock of Core Lab Delaware that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the Common Stock of Core Lab Delaware that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

Taxation of Savings and Investments

If the above-mentioned conditions (i) and (ii) do not apply to the Dutch Resident Individual, Common Stock of Core Lab Delaware will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). The Common Stock of Core Lab Delaware are included as investment assets. The taxable benefit for the year (voordeel uit sparen en beleggen) is taxed at a flat rate of 32% (rate for 2023). Actual income or capital gains realized in respect of the Common Stock of Core Lab Delaware are as such not subject to Dutch income tax.

The taxable benefit for the year is calculated as follows:

(i)

The Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Common Stock of Core Lab Delaware, are allocated over the following three categories: (a) bank savings, (b) other investments, including the Common Stock of Core Lab Delaware, and (c) liabilities.

(ii)	The return (rendement) in respect of these assets and liabilities is calculated as follows (the return is at a minimum nihil):

a) a deemed return on the fair market value of the actual amount of bank savings and cash on January 1 of the relevant calendar year; plus

b) a deemed return on the fair market value of the actual amount of other investments, including the Common Stock of Core Lab Delaware, on January 1 of the relevant calendar year; minus

c) a deemed return on the sum of the fair market value of the actual amount of liabilities on January 1 of the relevant calendar year less the statutory threshold for liabilities (drempel).

(iii)	The return percentage (%) (rendementspercentage) is calculated as follows:

a) by dividing the return calculated under (ii) above by the net investment assets for the year of the Dutch Resident Individual; multiplied by

b) 100.

(iv)	The taxable base (grondslag sparen en beleggen) is calculated as follows:

a) the net investment assets for the year of the Dutch Resident Individual; minus

b) the applicable statutory threshold.

(v)	The taxable benefit for the year is equal to the taxable base calculated under (iv) above multiplied by the return percentage calculated under (iii) above.

At the date hereof, the deemed returns for the different investment categories mentioned under (ii) above have been temporarily set at: (a) 0.01%, (b) 5.69% and (c) 2.46%. The definitive percentages for the year 2023 will be published in the first months of 2024 and will have retroactive effect to January 1, 2023. Transactions in the three-month period before and after January 1 of the relevant calendar year implemented to arbitrate between the deemed return percentages applicable to bank savings, other investments and liabilities will for this purpose be ignored if the holder of Common Stock of Core Lab Delaware cannot sufficiently demonstrate that such transactions are implemented for a reason other than tax reasons.

Non-residents of the Netherlands

A holder of Common Stock of Core Lab Delaware that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch income tax in respect of income derived or deemed to be derived from the Common Stock of Core Lab Delaware or in respect of capital gains realized on the disposal or deemed disposal of the Common Stock of Core Lab Delaware, provided that:

(i)

such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969, as applicable) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the Common Stock of Core Lab Delaware are attributable; and

(ii)

in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the Common Stock of Core Lab Delaware that go beyond ordinary asset management and does not otherwise derive benefits from the Common Stock of Core Lab Delaware that are taxable as benefits from miscellaneous activities in the Netherlands.

Gift and Inheritance Taxes – Residents of the Netherlands

Gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Common Stock of Core Lab Delaware by way of a gift by, or on the death of, a holder of Common Stock of Core Lab Delaware who is resident or deemed resident of the Netherlands at the time of the gift or such holder’s death.

Gift and Inheritance Taxes – Non-Residents of the Netherlands

No gift or inheritance taxes will arise in the Netherlands with respect to a transfer of Common Stock of Core Lab Delaware by way of a gift by, or on the death of, a holder of Common Stock of Core Lab Delaware who is neither resident nor deemed to be resident of the Netherlands, unless:

(i)

in the case of a gift of a Common Stock of Core Lab Delaware by an individual who at the date of the gift was neither resident nor deemed to be resident of the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident of the Netherlands; or

(ii)

in the case of a gift of a Common Stock of Core Lab Delaware is made under a condition precedent, the holder of Common Stock of Core Lab Delaware is resident or is deemed to be resident of the Netherlands at the time the condition is fulfilled; or

(iii)	the transfer is otherwise construed as a gift or inheritance made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident of the Netherlands.

For purposes of Dutch gift and inheritance taxes, amongst others, a person that holds the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the ten years preceding the date of the gift or such person’s death. Additionally, for purposes of Dutch gift tax, amongst others, a person not holding the Dutch nationality will be deemed to be resident of the Netherlands if such person has been a resident of the Netherlands at any time during the twelve months preceding the date of the gift. Applicable tax treaties may override deemed residency.

Value Added Tax (VAT)

No Dutch VAT will be payable by a holder of Common Stock of Core Lab Delaware in respect of any payment in consideration for the holding or disposal of the Common Stock of Core Lab Delaware.

Stamp Duties

No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by a holder of Common Stock of Core Lab Delaware in respect of any payment in consideration for the holding or disposal of the Common Stock of Core Lab Delaware.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations for Holders (as defined below) of Core Lab N.V. Common Shares with respect to (i) the Transaction and (ii) the ownership and disposition of Common Stock of Core Lab Delaware received in the Transaction. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations (“Treasury Regulations”) as of the date hereof, changes to any of which after the date of this Proxy Statement/Prospectus may affect the tax consequences described herein. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein. This discussion does not address the Medicare tax on net investment income or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as U.S. federal estate and gift tax considerations), or the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty.

This discussion applies only to Core Lab N.V. Common Shares, Common Stock of Core Lab Luxembourg and Common Stock of Core Lab Delaware, as the case may be, that are held as capital assets for U.S. federal income tax purposes. In addition, this discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•

persons who acquired Core Lab N.V. Common Shares, Common Stock of Core Lab Luxembourg or Common Stock of Core Lab Delaware through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and holders of interests therein;

•	U.S. Holders that own, directly, indirectly or by attribution, 5% or more (by vote or value) of the Core Lab N.V. Common Shares or shares of Common Stock of Core Lab Delaware; and

•	tax-exempt entities.

If you are a partnership or other pass-through entity (or other entity or arrangement treated as a partnership or pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or other owners will generally depend on the status of the partners (or other owners) and your activities. If you are a partner (or other owner) of a partnership or other pass-through entity that acquires our securities, you are urged to consult your tax advisor regarding the tax consequences of the Transaction and owning and disposing of Common Stock of Core Lab Delaware received in the Transaction.

This discussion does not address any U.S. federal income tax consequences applicable to holders of Core Lab N.V. Incentive Awards or to holders of Core Lab N.V. Debt. In addition, this summary is based on the assumptions that Core Lab N.V. is not, and has not been at any time prior to the Transaction, a “controlled foreign corporation” within the meaning of Section 957 of the Code. For purposes of this discussion, a “Holder” means a U.S. Holder (as defined below) or a Non U.S. Holder (as defined below).

THE FOLLOWING SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION.

U.S. Holders

This section applies to you if you are a “U.S. Holder.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Core Lab N.V. Common Shares or shares of Common Stock of Core Lab Delaware received in the Transaction, that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Transaction to U.S. Holders

The following discussion under this heading “—U.S. Federal Income Tax Consequences of the Transaction to U.S. Holders” insofar as such discussion constitutes statements of U.S. federal income tax law as to the treatment of each of the Merger and U.S. Redomestication as a “reorganization” within the meaning of Section 368(a) of the Code (a “Reorganization”) constitutes the opinion of Vinson & Elkins L.L.P., U.S. tax counsel to Core Lab N.V. The U.S. federal income tax consequences of the Merger and U.S. Redomestication will depend primarily upon whether each of those transactions qualify as a Reorganization.

Although the transactions that comprise the Transaction occur as part of a single integrated plan, for purposes of addressing the U.S. federal income tax consequences of the Transaction to a U.S. Holder, we believe it is appropriate to address the U.S. federal income tax treatment of certain interim steps of the Transaction separately. Accordingly, the discussion below addresses the expected U.S. federal income tax consequences of each of the Merger and U.S. Redomestication separately.

The Merger

The Merger should qualify as a Reorganization. However, this tax treatment is not free from doubt. Assuming the Merger qualifies as a Reorganization, and subject to the discussion of the PFIC rules (see “– Passive Foreign Investment Company Status”), (i) a U.S. Holder should not recognize gain or loss for U.S. federal income tax purposes as a result of the Merger, (ii) the tax basis of a share of Common Stock of Core Lab Luxembourg received by a U.S. Holder in the Merger should to be equal to the U.S. Holder’s adjusted tax basis in the Core Lab N.V. Common Share surrendered in exchange therefor, and (iii) the holding period for a share of Common Stock of Core Lab Luxembourg received by a U.S. Holder in the Merger should include such U.S. Holder’s holding period for the Core Lab N.V. Common Share surrendered in exchange therefor.

If the Merger does not qualify as a Reorganization, a U.S. Holder generally would, subject to the potential application of the PFIC rules (see “– Passive Foreign Investment Company Status”), recognize gain or loss with respect to its Core Lab N.V. Common Shares in an amount equal to the difference between the fair market value of the shares of Common Stock of Core Lab Luxembourg received in the Merger and the U.S. Holder’s adjusted tax basis in such holder’s Core Lab N.V. Common Shares surrendered in such exchange. In such event, such U.S. Holder’s basis in the shares of Common Stock of Core Lab Luxembourg would be equal to the fair market value of such stock on the date of the Merger, and such U.S. Holder’s holding period for shares of Common Stock of Core Lab Luxembourg would begin on the day following the date of the Merger.

The U.S. federal income tax treatment of the Merger is complex and subject to uncertainty. Accordingly, U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger to them in their particular circumstances. In addition, U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to them in connection with the Merger.

U.S. Redomestication

Pursuant to the U.S. Redomestication, Core Lab Luxembourg will change its jurisdiction of incorporation from Luxembourg to Delaware. The U.S. Redomestication should qualify as a Reorganization specifically described in Section 368(a)(1)(F) of the Code (an “F Reorganization”). However, this tax treatment is not free from doubt. Assuming the U.S. Redomestication does qualify as an F Reorganization, U.S. Holders generally should not recognize gain or loss in connection with the U.S. Redomestication for U.S. federal income tax purposes, except as provided below under the caption headings “– Effects of Section 367 on the U.S. Redomestication” and “– Passive Foreign Investment Company Status.” The U.S. Redomestication should be treated, for U.S. federal income tax purposes, as if (i) Core Lab Luxembourg transferred all of its assets and liabilities to Core Lab Delaware in exchange for all of the outstanding Common Stock of Core Lab Delaware, (ii) Core Lab Luxembourg then distributed the Common Stock of Core Lab Delaware to the shareholders of Core Lab Luxembourg in liquidation of Core Lab Luxembourg and (iii) the shareholders of Core Lab Luxembourg exchanged their shares of Common Stock in Core Lab Luxembourg for shares of Common Stock in Core Lab Delaware. The taxable year of Core Lab Luxembourg will be deemed to end at the close of the Effective Date. Assuming the U.S. Redomestication qualifies as an F Reorganization, and subject to the potential application of the PFIC rules, (i) the tax basis of a share of Common Stock in Core Lab Delaware received by a U.S. Holder in the U.S. Redomestication will equal the U.S. Holder’s adjusted tax basis in the Core Lab Luxembourg share (as determined in connection with the Merger, as described above) surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of the application of Section 367(b) of the Code (as discussed below), and (ii) the holding period for a share of Common Stock in Core Lab Delaware received by a U.S. Holder will include such U.S. Holder’s holding period for the share of Common Stock in Core Lab Luxembourg surrendered in exchange therefor.

If the U.S. Redomestication does not qualify as an F Reorganization, a U.S. Holder generally would, subject to the potential application of the PFIC rules, recognize gain or loss with respect to its Core Lab Luxembourg Common Stock in an amount equal to the difference between the fair market value of Core Lab Delaware Common Stock received in the U.S. Redomestication and the U.S. Holder’s adjusted tax basis in such holder’s Core Lab Luxembourg Common Stock (as determined in connection with the Merger, as described above) surrendered in the U.S. Redomestication. In such event, such U.S. Holder’s basis in Core Lab Delaware Common Stock would be equal to the fair market value of such Common Stock on the date of the U.S. Redomestication, and such U.S. Holder’s holding period for Core Lab Delaware Common Stock would begin on the day following the date of the U.S. Redomestication.

Effects of Section 367 on the U.S. Redomestication

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations and has the effect of imposing income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code would apply to the U.S. Redomestication under the circumstances discussed below, even if the U.S. Redomestication otherwise qualifies as an F Reorganization.

U.S. Holders that own shares of Common Stock of Core Lab Luxembourg with a fair market value of less than $50,000

A U.S. Holder who, at the time of the U.S. Redomestication, beneficially owns shares of Common Stock of Core Lab Luxembourg with a fair market value of less than $50,000 (as determined on the Effective Date) should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the U.S. Redomestication, and generally should not be required to include any part of the “all earnings and profits amount” in income as discussed under “– U.S. Holders that own shares of Common Stock of Core Lab Luxembourg with a fair market value of $50,000 or more (but are not 10% U.S. Holders),” below. Such U.S. Holder generally (subject to the potential application of the PFIC rules):

•	should not recognize a gain or loss with respect to their shares of Common Stock of Core Lab Luxembourg;

•

should have an aggregate tax basis in shares of Common Stock of Core Lab Delaware received pursuant to the U.S. Redomestication equal to such U.S. Holder’s aggregate tax basis in the shares of Common Stock of Core Lab Luxembourg (as determined in connection with the Merger, as described above) surrendered in exchange therefor; and

•

should have a holding period for shares of Common Stock of Core Lab Delaware received pursuant to the U.S. Redomestication that includes such holder’s holding period for the shares of Common Stock of Core Lab Luxembourg surrendered in exchange therefor pursuant to the U.S. Redomestication.

U.S. Holders who acquired different blocks of Core Lab N.V. Common Shares at different times or different prices should consult with their own tax advisors as to the determination of the tax bases and holding periods of the shares of Common Stock of Core Lab Delaware deemed to be received in the U.S. Redomestication.

U.S. Holders that own shares of Common Stock of Core Lab Luxembourg with a fair market value of $50,000 or more (but are not 10% U.S. Holders)

A U.S. Holder who, at the time of the U.S. Redomestication, is not a 10% U.S. Holder and beneficially owns shares of Common Stock of Core Lab Luxembourg with a fair market value of $50,000 or more (as determined on the Effective Date) must either (a) recognize gain (if any), but not a loss, with respect to the U.S. Redomestication or, in the alternative, (b) may elect to recognize the “all earnings and profits amount” attributable to such U.S. Holder.

Unless such U.S. Holder makes the “all earnings and profits” election, such U.S. Holder generally (subject to the potential application of the PFIC rules):

•

should recognize gain (if any), but not a loss, with respect to their shares of Common Stock of Core Lab Luxembourg in an amount equal to the difference between the fair market value of shares of Common Stock of Core Lab Delaware received and such U.S. Holder’s adjusted tax basis in their shares of Common Stock of Core Lab Luxembourg (as determined in connection with the Merger, as described above) surrendered in exchange therefor pursuant to the U.S. Redomestication, and such gain should be long-term capital gain if the U.S. Holder’s holding period for the shares of Common Stock of Core Lab Luxembourg at the time of the U.S. Redomestication is longer than one year. See discussions above under the heading“–U.S. Federal Income Tax Consequences of the Transaction to U.S. Holders – The Merger”;

•	should have an aggregate tax basis in shares of Common Stock of Core Lab Delaware received pursuant to the U.S. Redomestication equal to such U.S. Holder’s aggregate tax basis in the shares of

Common Stock of Core Lab Luxembourg (as determined in connection with the Merger, as described above) surrendered in exchange therefor increased by the amount of taxable gain, if any, recognized by such U.S. Holder pursuant to the U.S. Redomestication; and

•

should have a holding period for shares of Common Stock of Core Lab Delaware received pursuant to the U.S. Redomestication that includes such U.S. Holder’s holding period for the shares of Common Stock of Core Lab Luxembourg surrendered in exchange therefor pursuant to the U.S. Redomestication.

U.S. Holders who acquired different blocks of Core Lab N.V. Common Shares at different times or different prices should consult their own tax advisors as to the determination of the tax bases and holding periods of the shares of Common Stock of Core Lab Delaware received in the U.S. Redomestication.

In lieu of recognizing any gain as described above, a U.S. Holder that validly makes the “all earnings and profits” election will be required to include in income as a deemed dividend the “all earnings and profits amount” (within the meaning of Treasury Regulations Section 1.367(b)-2(d)) attributable to the shares of Common Stock of Core Lab Luxembourg owned directly by such U.S. Holder. Treasury Regulations under Section 367 provide that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the attribution principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock. Accordingly, the “all earnings and profits amount” attributable to the shares of Common Stock of Core Lab Luxembourg held by a U.S. Holder should generally depend on Core Lab N.V.’s accumulated earnings and profits (as determined under U.S. federal income tax principles) from the date that the Core Lab N.V. Common Shares were acquired by such U.S. Holder through the Effective Date.

If a U.S. Holder makes the “all earnings and profits” election, the election must comply with strict conditions for making this election under applicable Treasury Regulations and generally must include, among other things (i) a statement that the U.S. Redomestication is a Section 367(b) exchange, (ii) a complete description of the U.S. Redomestication, (iii) a description of any stock, securities or other consideration transferred or received in the U.S. Redomestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Core Lab Luxembourg establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s shares, and (B) a representation that the U.S. Holder has notified Core Lab Luxembourg that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the U.S. Redomestication, and the U.S. Holder must send notice to Core Lab Luxembourg of the election no later than the date such tax return is filed.

10% U.S. Holders

A U.S. Holder who, at the time of the U.S. Redomestication, is a 10% U.S. Holder is subject to special rules that generally require such 10% U.S. Holder to include in income as a dividend the “all earnings and profits amount” attributable to the shares of Common Stock of Core Lab Luxembourg owned directly by such U.S. Holder.

10% U.S. Holders are strongly urged to consult their own tax advisors regarding the “all earnings and profits amount” inclusion and any special rules that may apply to such U.S. Holders.

Determination of the “All Earnings and Profits Amount”

Core Lab N.V. is currently in the process of determining its historical and current earnings and profits. As noted above, the “all earnings and profits amount” attributable to shares of Common Stock of Core Lab Luxembourg held by a particular U.S. Holder should generally depend on Core Lab N.V.’s accumulated earnings and profits from the date that the Core Lab N.V. Common Shares were acquired by such U.S. Holder through the Effective Date. While Core Lab N.V. will not be able to determine the amount of any earnings and profits for the period January 1, 2023 through the Effective Date until after completion of the Transaction, Core Lab N.V. expects that it is likely that it has positive accumulated earnings and profits in 2020, 2021, and 2022. Taking this into account, Core Lab N.V. expects that a positive accumulated “all earnings and profits amount” will be attributable to Core Lab N.V. Common Shares with a holding period beginning on or after January 1, 2020. Core Lab N.V. intends to provide on its external website (www.corelab.com), under the heading “Tax Matters for the Merger and U.S. Redomestication”, information regarding Core Lab N.V.’s earnings and profits once such information is reasonably available. The determination of Core Lab N.V.’s earnings and profits is a complex determination and may be affected by numerous factors. Further, under Notice 2016-73, the IRS has proposed changes, with potential retroactive effect, to the rules applicable to the computation of the “all earnings and profits amount.” Accordingly, there can be no assurance that the IRS will agree with Core Lab N.V.’s determination of such earnings and profits. If the IRS does not agree with such earnings and profits calculations, the earnings and profits of Core Lab N.V. may be greater than reported on Core Lab N.V.’s website (as described above). In such case, a U.S. Holder that makes an “all earnings and profits” election or a 10% U.S. Holder could have a positive (or a more positive than anticipated) “all earnings and profits amount” in respect of such U.S. Holder’s shares of Common Stock of Core Lab Luxembourg and thereby recognize greater taxable income.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX TREATMENT OF THE U.S. REDOMESTICATION, WHETHER TO MAKE THE “ALL EARNINGS AND PROFITS” ELECTION DESCRIBED ABOVE AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.

Passive Foreign Investment Company Status

If Core Lab N.V. was a PFIC under Section 1297 of the Code for any taxable year during which a U.S. Holder has held Core Lab N.V. Common Shares, certain adverse tax consequences could apply to such U.S. Holder in connection with the Merger and/or the U.S. Redomestication. In general, Core Lab N.V. would be a PFIC with respect to a U.S. Holder if for any taxable year in which the U.S. Holder held its shares, (i) at least 75% of Core Lab N.V.’s gross income for the taxable year was passive income, or (ii) at least 50% of the value, determined on the basis of a quarterly average, of Core Lab N.V.’s assets was attributable to assets that produced, or were held for the production of, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. Holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that U.S. Holder.

Based on estimates of our gross income, the nature and value of our assets and the manner in which we conduct our business, Core Lab N.V. believes that the Core Lab N.V. Common Shares should not currently be, and does not believe that they should have ever been treated as, stock of a PFIC for U.S. federal income tax purposes. However, this conclusion depends on complex factual determinations that are made annually and thus there can be no assurance that Core Lab N.V. is not and has not been a PFIC.

If Core Lab N.V. was a PFIC for any taxable year during which a U.S. Holder held Core Lab N.V. Common Shares, certain adverse tax consequences, including recognition of gain and application of an interest charge, could apply to such U.S. Holder as a result of the Transaction, unless an exception under the relevant Treasury Regulations can be relied upon. Specifically, Section 1291(f) of the Code generally requires that, to the extent provided in the Treasury Regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any provision of law. No final Treasury Regulations have been promulgated under this statute. Proposed Treasury Regulations were promulgated in 1992 with a retroactive effective date (the “Proposed PFIC Regulations”). If finalized in their current form, the Proposed PFIC Regulations (i) may require gain recognition by United States persons who exchange Core Lab N.V. Common Shares for shares of Common Stock of Core Lab Luxembourg pursuant to the Merger, and (ii) would require gain recognition by United States persons who exchange shares of Common Stock of Core Lab Luxembourg for shares of Common Stock of Core Lab Delaware pursuant to the U.S. Redomestication, in each case, if Core Lab N.V. were classified as a PFIC at any time during such United States person’s holding period in such stock and such person had not made either a “qualified electing fund” election under Section 1295 of the Code for the first taxable year in which such U.S. Holder owned Core Lab N.V. Common Shares or in which Core Lab N.V. was a PFIC, whichever is later, or a “mark-to-market” election under Section 1296 of the Code. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such stockholders on our undistributed earnings. In addition, the Treasury Regulations would provide coordinating rules with Section 367(b) of the Code whereby, if the gain recognition rule of the Proposed PFIC Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion above under the section entitled “– Effects of Section 367 on the U.S. Redomestication.”

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. The PFIC rules are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Core Lab N.V. Common Shares are urged to consult their own tax advisors concerning the potential application of the PFIC rules to such U.S. Holder under their particular circumstances.

U.S. Holders Exercising Withdrawal Rights

A U.S. Holder of Core Lab N.V. Common Shares that validly exercises their withdrawal right in connection with the Merger and receives cash compensation for such holder’s Core Lab N.V. Common Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount received by such U.S. Holder in exchange for Core Lab N.V. Common Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income), and (ii) the adjusted tax basis of such U.S. Holder in such Core Lab N.V. Common Shares surrendered. Subject to the potential application of the PFIC rules discussed above, such gain or loss would be long-term capital gain or loss if the U.S. Holder’s holding period for such Core Lab N.V. Common Shares was more than one year at the Effective Date. Preferential tax rates for long-term capital gains are generally applicable to a U.S. Holder that is an individual, estate or trust. Deductions for capital losses are subject to significant limitations. If Core Lab N.V. has been a PFIC at any time during which a U.S. Holder has held Core Lab N.V. Common Shares, then any gain from the exercise of such U.S. Holder’s withdrawal right may be subject to adverse U.S. federal income tax treatment under the PFIC rules. See “– Passive Foreign Investment Company Status.” It is possible that the IRS may take the position that some portion of the amounts received by a U.S. Holder exercising their withdrawal right in connection with the Merger should be treated as interest or as otherwise being subject to taxation as ordinary income. U.S. Holders that intend to exercise their withdrawal right in connection with the Merger are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to such U.S. Holder of exercising such rights prior to exercising such rights and having due regard to such U.S. Holder’s particular circumstances.

Ownership and Disposition of Common Stock of Core Lab Delaware Received in the Transaction

Dividends and Other Distributions on Common Stock of Core Lab Delaware

If Core Lab Delaware pays distributions of cash or other property to U.S. Holders with respect to Common Stock of Core Lab Delaware, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Core Lab Delaware’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a non-taxable return of capital to the extent of a U.S. Holder’s adjusted tax basis in its Common Stock of Core Lab Delaware, that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Common Stock of Core Lab Delaware. Any remaining excess will be treated as gain realized on the sale or other disposition of Common Stock of Core Lab Delaware and will be treated as described under “—Dispositions of Common Stock of Core Lab Delaware” below. A distribution which is treated as a dividend and paid to a corporate U.S. Holder of Common Stock of Core Lab Delaware may be eligible for the dividends-received deduction, and a distribution which is treated as a dividend and paid to a non-corporate U.S. Holder of the Common Stock of Core Lab Delaware may be subject to tax at the preferential tax rates applicable to “qualified dividend income.”

Dispositions of Common Stock of Core Lab Delaware

Upon a sale or other taxable disposition of Common Stock of Core Lab Delaware, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its Common Stock of Core Lab Delaware, as applicable. Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Common Stock of Core Lab Delaware (as determined in connection with the Transaction, as described above) so disposed of. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock of Core Lab Delaware (as determined in connection with the Transaction, as described above) so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of Core Lab N.V. Common Shares or shares of Common Stock of Core Lab Delaware received in the Transaction, that is, for U.S. federal income tax purposes: (i) a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates; (ii) a foreign corporation; or (iii) an estate or trust that is not a U.S. Holder, but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences to you of the Transaction and relating to the ownership and disposition of Common Stock of Core Lab Delaware received in the Transaction.

U.S. Federal Income Tax Consequences of the Transaction to Non-U.S. Holders

The Transaction is not expected to result in any material U.S. federal income tax consequences to Non-U.S. Holders provided that such Non-U.S. Holder (i) has not been engaged in the conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, such Non-U.S. Holder has not maintained a permanent establishment within the United States), and (ii) is not a non-resident alien individual treated as present in the United States for 183 days or more during the taxable year of the Transaction and certain other requirements are met. Non-U.S. Holders of Core Lab N.V. Common Shares that validly exercise their withdrawal right in connection with the Merger and meet the requirements described in (i) and (ii) of the preceding sentence are not expected to recognize taxable gain for U.S. federal income tax purposes as a result of exercising such withdrawal right. It is possible, however, that the IRS may take the position that some portion of the amounts received by a Non-U.S. Holder exercising their withdrawal right in connection with the Merger should be treated as U.S.-source interest or other U.S.-source income. In such case, such portion may be subject to U.S. withholding tax at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty or other exception and, in either case, provides proper certification of its eligibility. Non-U.S. Holders that intend to exercise their withdrawal right in connection with the Merger are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to such Non-U.S. Holder of exercising such rights prior to exercising such rights.

Non-U.S. Holders of Core Lab Luxembourg that are corporations for U.S. federal income tax purposes, and that have one or more United States shareholders, may be treated as receiving a deemed dividend under Section 367(b) as a result of the U.S. Redomestication. Such corporate Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences to such corporate Non-U.S. Holder and to their United States shareholders, of the Transaction and of any Section 367(b) deemed dividend.

Ownership and Disposition of Common Stock of Core Lab Delaware Received in the Transaction

Dividends and Other Distributions on Common Stock of Core Lab Delaware

In general, any distributions made to a Non-U.S. Holder on Common Stock of Core Lab Delaware, to the extent paid out of Core Lab Delaware’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate on an IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form). Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the procedures for claiming such benefits. To the extent that the amount of the distribution exceeds Core Lab Delaware’s current and accumulated earnings and profits, such excess will be treated first as a tax-free return of the Non-U.S. Holder’s tax basis in the shares of Common Stock of Core Lab Delaware, and then, to the extent such excess amount exceeds the Non-U.S. Holder’s tax basis in such stock, as capital gain. See discussion below under the heading “–Dispositions of Common Stock of Core Lab Delaware.”

Dividends paid by Core Lab Delaware to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements usually by providing an IRS Form W-8ECI (or successor form). Instead, such dividends generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Non-U.S. Holders of Common Stock of Core Lab Delaware are urged to consult with their own tax advisors regarding eligibility for benefits under any applicable income tax treaty with respect to dividends paid by Core Lab Delaware after the Transaction and the proper manner for claiming such benefits (including proper certification on an applicable IRS Form W-8).

Dispositions of Common Stock of Core Lab Delaware

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the sale or other disposition of shares of Common Stock of Core Lab Delaware unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

Core Lab Delaware is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and either (i) the shares of Common Stock of Core Lab Delaware have ceased to be “regularly traded on an established securities market” within the meaning of the Treasury Regulations or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of the Common Stock of Core Lab Delaware. As indicated below, Core Lab N.V. does not expect Core Lab Delaware to be classified as a U.S. real property holding corporation immediately after the Transaction.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above generally would be subject to a flat 30% U.S. federal income tax.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of shares of Common Stock of Core Lab Delaware would be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such stock from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Core Lab Delaware would generally be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Core Lab N.V. believes that, and this disclosure assumes that, Core Lab Delaware is not, and does not anticipate becoming, classified as a U.S. real property holding corporation immediately after the Transaction. Even if Core Lab Delaware is or were to become a U.S. real property holding corporation, so long as the shares of Common Stock of Core Lab Delaware are treated as regularly traded on an established securities market, only a Non-U.S. Holder who owns or has owned, directly, indirectly or by attribution, more than 5% of the Common Stock of Core Lab Delaware, would be taxable by reason of Core Lab Delaware’s classification as a U.S. real property holding corporation.

Information Reporting and Backup Withholding

A Non-U.S. Holder that holds shares of Common Stock of Core Lab Delaware within the United States or through certain U.S.-related brokers may be subject to information reporting and possible backup withholding with respect to dividend payments on, and proceeds from the sale, exchange or redemption of, such shares of Common Stock of Core Lab Delaware. A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances with respect to “withholdable payments” which are held by or through certain non-U.S. financial institutions (including investment funds), as a beneficial owner or as an intermediary, unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned be certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. For this purpose, “withholdable payments” generally include payments of dividends in addition to certain other passive income type amounts, if such amounts are from sources within the United States. Under proposed regulations promulgated by the Treasury Department on December 13, 2018, on which taxpayers may rely until final regulations are issued, withholdable payments do not include gross proceeds from any sale or other disposition of securities (including shares of Common Stock of Core Lab Delaware). An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of Common Stock of Core Lab Delaware are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of Common Stock of Core Lab Delaware held by an investor that is a non-financial non-U.S. entity (as a beneficial owner or as an intermediary) that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in shares of Common Stock of Core Lab Delaware.

ALL NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE TRANSACTION TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

MATERIAL LUXEMBOURG INCOME TAX CONSIDERATIONS

This discussion is based on the Luxembourg Income Tax Law (Loi modifiée du 4 décembre 1967 concernant l’impôt sur le revenue), as amended, and administrative pronouncements, judicial decisions and regulations as of the date hereof, changes to any of which after the date of this Proxy Statement/Prospectus may affect the tax consequences described herein.

Neither Core Lab N.V. nor Core Lab Luxembourg have requested, and will not request, a ruling from the Luxembourg tax authorities with respect to any of the Luxembourg income tax consequences described below, and as a result there can be no assurance that the Luxembourg tax authorities will not disagree with or challenge any of the conclusions described herein.

For the purpose of this discussion, it is assumed that the U.S. Redomestication will be performed with continuation of legal personality.

i.	The Merger

The Merger should not lead to adverse Luxembourg tax consequences.

Upon the Merger of Core Lab N.V., Core Lab Luxembourg should take over all the assets and liabilities of Core Lab N.V. at fair market value (“FMV”), i.e., the value at which those assets and liabilities will be valued at the exit from the Netherlands.

ii.	The U.S. Redomestication

Assuming the merger and the migration occur on the same day (or shortly after) such that there is no appreciation of value or the assets received through the Merger, the U.S. Redomestication should not have adverse Luxembourg tax consequences.

The migration of the registered seat and place of effective management of Core Lab Luxembourg would be seen as a deemed liquidation of the entity for Luxembourg tax purposes. As a result, all assets and liabilities held by Core Lab Luxembourg at the time of the migration would be deemed to be realized at FMV for Luxembourg tax purposes and any gain realized upon liquidation would be taxable, unless specific exemption applies. Considering that the migration should occur on the same day, no variation in the value of the assets and liabilities received from Core Lab N.V. is expected. It also means that its tax losses will no longer be available to carry forward after the migration.

Core Lab Luxembourg will have to prepare a liquidation return from 1 January up to the date of the migration date. Hence, all income generated in the course of the year should be taxable at Luxembourg. However, no Luxembourg withholding tax applies on (deemed) liquidation proceeds.

DESCRIPTION OF CORE LAB DELAWARE CAPITAL STOCK

The following description of Core Lab Delaware’s capital stock, following completion of the U.S. Redomestication part of the Transaction, is a summary. This summary is qualified by the complete text of the Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws to be in effect upon completion of the Transaction, which will be substantially in the forms attached as Appendices B and C, respectively, to this Proxy Statement/Prospectus. We encourage you to read those documents carefully.

There are differences between Core Lab N.V.’s Articles of Association and the Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws as they are expected to be in effect upon completion of the Transaction, especially relating to changes that are required by Delaware law. For example, certain provisions of the Articles of Association were not replicated in the Core Lab Delaware Certificate of Incorporation or Core Lab Delaware Bylaws because the DGCL would not permit such replication. In addition, the Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws provide for certain other provisions customarily provided with respect to publicly-traded Delaware corporations. See “Comparison of Rights of Core Lab N.V. Shareholders and Core Lab Delaware Stockholders”.

Authorized Share Capital

Prior to the completion of the Transaction, Core Lab Delaware will not have any Delaware share capital and will not exist as a Delaware entity. Upon the completion of the Transaction, Core Lab Delaware’s authorized share capital will consist of 200,000,000 shares of Common Stock, $0.01 par value per share, and 6,000,000 shares of preferred stock, $0.01 par value per share. The amount of authorized shares of Common Stock of Core Lab Delaware will be the same as the amount of authorized common shares of Core Lab N.V. prior to the Transaction.

Common Stock

Shares Outstanding. As of the Record Date, we had [                ] shares outstanding. Upon completion of the Transaction, each Core Lab N.V. Common Share will automatically convert by operation of law into one share of Common Stock of Core Lab Delaware.

Voting Rights. Holders of shares of Common Stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of Common Stock do not have cumulative voting rights.

Dividend Rights. Holders of shares of Core Lab Delaware’s Common Stock are entitled to ratably receive dividends when and if declared by the Core Lab Delaware Board out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon the liquidation, dissolution, distribution of assets or other winding up of Core Lab Delaware, the holders of Common Stock are entitled to receive ratably the assets of Core Lab Delaware available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of its outstanding shares of preferred stock.

Other Matters. The shares of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessment by Core Lab Delaware. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Core Lab Delaware Common Stock, including the Common Stock offered in this offering, are fully paid and non-assessable.

Preferred Stock

The Core Lab Delaware Certificate of Incorporation will authorize the Core Lab Delaware Board from time to time to issue shares of Preferred Stock in one or more series, par value $0.01 per share, up to an aggregate of 6,000,000 shares, and, with respect to each such series, to fix the number of shares constituting such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of such series, without vote or action by the Core Lab Delaware stockholders.

Anti-Takeover Effects of Provisions of the Core Lab Delaware Certificate of Incorporation, Bylaws and Delaware Law

Some provisions of Delaware law, Core Lab Delaware’s certificate of incorporation and Core Lab Delaware’s bylaws will contain provisions that could make the following transactions more difficult: acquisitions of Core Lab Delaware by means of a tender offer, proxy contest or otherwise; or removal of Core Lab Delaware’s incumbent officers and directors. These provisions may also have the effect of preventing changes in Core Lab Delaware’s management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in Core Lab Delaware’s best interests, including transactions that might result in a premium over the market price for Core Lab Delaware’s shares of Common Stock.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of Core Lab Delaware to first negotiate with Core Lab Delaware. We believe that the benefits of increased protection and Core Lab Delaware’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Core Lab Delaware outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Classified Board of Directors

Core Lab Delaware’s certificate of incorporation will provide that the Core Lab Delaware Board will be classified. The Core Lab Delaware Board will be divided into three classes of directors, with the directors serving three-year terms. As a result, approximately one-third of the Core Lab Delaware Board will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Core Lab Delaware Board. The Core Lab Delaware certificate of incorporation and bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Removal of Directors and Vacancies

Core Lab Delaware’s certificate of incorporation will provide that directors may be removed at any time either with or without cause by the affirmative vote of a two-third majority of votes cast representing more than half of Core Lab Delaware’s issued share capital. Any vacancy arising on the Core Lab Delaware Board shall be filled by the affirmative vote of the majority of the remaining directors.

No Stockholder Action by Written Consent

Core Lab Delaware’s certificate of incorporation and bylaws will provide that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Core Lab Delaware’s certificate of incorporation and bylaws will provide that special meetings of the stockholders may be called only by or at the direction of the board of directors or by the Chairperson of the board of directors. Core Lab Delaware’s bylaws will prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of Core Lab Delaware.

Core Lab Delaware’s bylaws will contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with the advance notice requirements. Core Lab Delaware’s bylaws will allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Core Lab Delaware.

Authorized but Unissued Shares

The authorized but unissued shares of Core Lab Delaware Common Stock and Core Lab Delaware preferred stock will be available for future issuance without any further vote or action by Core Lab Delaware stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Core Lab Delaware Common Stock and Core Lab Delaware preferred stock could render more difficult or discourage an attempt to obtain control over Core Lab Delaware by means of a proxy contest, tender offer, merger or otherwise.

Delaware Law

Core Lab Delaware’s Certificate of Incorporation will opt out of Section 203 of the DGCL which prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two thirds of the outstanding voting stock that is not owned by the interested stockholder.

Forum Selection

The Core Lab Delaware Certificate of Incorporation will provide that, subject to limited exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for:

•	any derivative action or proceeding brought on behalf of Core Lab Delaware;

•	any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of Core Lab Delaware to Core Lab Delaware or Core Lab Delaware’s stockholders;

•	any action asserting a claim arising pursuant to any provision of the DGCL; or

•	any action asserting a claim governed by the internal affairs doctrine.

The Core Lab Delaware certificate of incorporation will also provide that, to the fullest extent permitted by applicable law, the federal district courts of the U.S. are the exclusive forum for resolving any complaint asserting a cause of action arising under the U.S. Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the U.S. Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The Core Lab Delaware certificate of incorporation will also provide that any person or entity purchasing or otherwise acquiring any interest in shares of Core Lab Delaware capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find Core Lab Delaware’s forum selection provision to be inapplicable or unenforceable.

Corporate Opportunities

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Core Lab Delaware’s certificate of incorporation will renounce, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that Core Lab Delaware have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to Core Lab Delaware’s directors or their respective affiliates, other than those directors or affiliates who are Core Lab Delaware’s or its subsidiaries’ employees. Core Lab Delaware’s certificate of incorporation will provide that, to the fullest extent permitted by law, any director who is not employed by Core Lab Delaware (including any non-employee director who serves as one of its officers in both his director and officer capacities) or his or her affiliates has no duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which Core Lab Delaware or its affiliates now engage or propose to engage or (ii) otherwise competing with Core Lab Delaware or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for themselves or himself or their or his affiliates or for Core Lab Delaware or its affiliates, such person has no duty to communicate or offer such transaction or business opportunity to Core Lab Delaware or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. Core Lab Delaware’s certificate of incorporation will not renounce its interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for Core Lab Delaware unless it would be permitted to undertake the opportunity under its certificate of incorporation, Core Lab Delaware has sufficient financial resources to undertake the opportunity and the opportunity would be in line with Core Lab Delaware’s business.

Limitation of Liability and Indemnification Matters

Core Lab Delaware’s Certificate of Incorporation will limit the liability of its directors and certain of its officers for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to Core Lab Delaware or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Core Lab Delaware’s Certificate of Incorporation will also provide that it will indemnify its directors and officers to the fullest extent permitted by Delaware law. Core Lab Delaware’s bylaws will also permit Core Lab Delaware to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as an officer, director, employee or agent of Core Lab Delaware, regardless of whether Delaware law would permit indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for Core Lab Delaware Common Stock will be Computershare Trust Company, N.A.

Listing

We intend to apply to list Core Lab Delaware Common Stock on the NYSE under the symbol “CLB”.

COMPARISON OF RIGHTS OF CORE LAB N.V. SHAREHOLDERS AND CORE LAB DELAWARE STOCKHOLDERS

Core Lab N.V. Shareholders will exchange Core Lab N.V. Common Shares for shares of Common Stock of Core Lab Delaware as part of the Transaction. Core Lab N.V. is currently a Netherlands limited liability company incorporated under Dutch law, and, upon completion of the Transaction, Core Lab Delaware will be a Delaware corporation.

The following is a summary comparison of the significant differences between:

•	the current rights of Core Lab N.V. Shareholders under Dutch Law and Core Lab N.V.’s Articles of Association, as amended to date; and

•	the rights of Core Lab Delaware stockholders under the DGCL, the Core Lab Delaware Certificate of Incorporation and Core Lab Delaware Bylaws, upon completion of the Transaction.

The following summary is not a complete statement of the rights of Core Lab N.V. Shareholders or Core Lab Delaware stockholders or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the Dutch Civil Code, the DGCL and Core Lab N.V.’s and Core Lab Delaware’s constituent documents, which Core Lab N.V. Shareholders should read. To see where copies of these documents can be obtained, see “Where You Can Find More Information”.

	Core Lab N.V.	Core Lab Delaware
Authorized Capital Stock

Core Lab N.V.’s Articles of Association authorize Core Lab N.V. to issue 200,000,000 ordinary shares, par value €0.02 per share, and 6,000,000 preferred shares, par value €0.02 per share.

Under Dutch law, the authorized capital is the maximum capital Core Lab N.V. may issue without amending the Articles of Association.

The Core Lab Delaware Certificate of Incorporation will authorize Core Lab Delaware to issue 206,000,000 shares consisting of (1) 200,000,000 shares of Common Stock, par value US$0.01 per share, and (2) 6,000,000 shares of Preferred Stock, par value US$0.01 per share. The DGCL authorizes the Core Lab Delaware Board to issue Common Stock and Preferred Stock up to the authorized number of shares of Common Stock and Preferred Stock, respectively, without stockholder approval, and the Core Lab Delaware Certificate of Incorporation will authorize the Core Lab Delaware Board to create new series of Preferred Stock and designate the powers, preferences and other terms thereof without stockholder approval.

Dividend Rights	All outstanding ordinary shares (i.e., shares not held by Core Lab N.V.) are entitled to participate equally and receive dividends that may be paid out of available profits of the preceding fiscal year or years or distributions out of contributed surplus capital reserves. All accumulated and unpaid dividends payable on preferred shares (if issued and outstanding) must be paid prior to	The DGCL provides that a Delaware corporation may, subject to restrictions in its certificate of incorporation, pay dividends out of the corporation’s surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Dividends out of net profits may not be paid when the capital of a Delaware corporation has

	Core Lab N.V.	Core Lab Delaware

the payment of any dividends on the ordinary shares.

The amount available for declaration and payment of future dividends will be at the discretion of the Supervisory Board and will depend upon, among other things, future earnings, general financial condition, liquidity, capital requirements, and general business conditions.

diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

The decision whether or not to pay dividends, the amount of any such dividends, and the manner in which dividends are payable will be subject to the discretion of the Core Lab Delaware Board and the existence of legally available funds.

Issuance of Shares	Under Dutch law, Core Lab N.V. may only issue shares pursuant to a resolution of the general meeting of shareholders, unless another corporate body has been designated to do so by a resolution of the general meeting of shareholders or by Core Lab N.V.’s Articles of Association. The Supervisory Board is designated, for a period of eighteen months until November 19, 2023, to issue shares and grant rights to subscribe for shares up to 10% of the outstanding shares per annum. The designation may be extended from time to time, with periods not exceeding five years, by a resolution of the general meeting of shareholders adopted with a simple majority, provided that such resolution is proposed by the Supervisory Board.	Pursuant to the Core Lab Delaware Certificate of Incorporation, authorized but unissued shares of Core Lab Delaware Common Stock and Core Lab Delaware preferred stock will be available for future issuance without any further vote or action by Core Lab Delaware stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Pre-Emptive Rights

Under Dutch law, in the event of an issuance of ordinary shares, each holder of ordinary shares will have a pro rata pre-emptive right based on the number of ordinary shares held by such shareholder. Pre-emptive rights do not apply with respect to the issuance of preferred shares, or to ordinary shares issued to Core Lab N.V.’s employees or the employees of Core Lab N.V.’s group companies pursuant to stock awards granted under Core Lab N.V. 2020 Long-Term Incentive Plan and the Core Lab N.V. 2014 Nonemployee Director Stock Incentive Plan.

The Supervisory Board is authorized for a period of eighteen months until November 19, 2023 to limit or exclude

The shares of Core Lab Delaware Common Stock will have no pre-emptive rights.

	Core Lab N.V.	Core Lab Delaware

any pre-emptive rights to which shareholders may otherwise be entitled in connection with the issuance of shares up to a maximum of 10% of the outstanding shares per annum. The above authority to limit or exclude pre-emptive rights can only be exercised if at that time the authority to issue shares is in full force and effect.

The authority to limit or exclude pre-emptive rights may be extended from time to time, with periods not exceeding five years, by a resolution of the general meeting of shareholders adopted by a simple majority if more than 50% of Core Lab N.V.’s issued capital is represented at the relevant general meeting. If less than 50% of the issued capital is represented at the relevant general meeting, a resolution to limit or exclude pre-emptive rights requires a majority of two-thirds of the votes cast.

Repurchase of Shares

Under Dutch law, a public company with limited liability (naamloze venootschap) like Core Lab N.V. may acquire its own shares, subject to certain provision of Dutch law and the Articles of Association. According to the Dutch Civil Code, Core Lab N.V. and its subsidiaries may repurchase and can hold up to 50% of its issued share capital at one time, if such repurchase has been approved by the shareholders.

In connection with Core Lab N.V.’s initial public offering in September 1995, Core Lab N.V.’s shareholders authorized the Management Board to repurchase up to 10% of issued share capital, the maximum allowed under Dutch law at the time, for a period of 18 months. In order to not expire, this authorization of Core Lab N.V.’s Management Board must be renewed every 18 months. The current expiration date of this authorization is November 19, 2023.

The DGCL provides that a Delaware corporation may repurchase its issued and outstanding shares with limitations, including:

•  Subject to limited exceptions, a redemption may not be effected (even if drafted as mandatory in a corporation’s certificate of incorporation) if there would be no outstanding voting shares of the corporation following the redemption;

•  Shares that are then subject to a redemption provision giving the corporation a call option may not be purchased for more than the price at which they then may be redeemed; and

•  Stock that has been called for redemption can no longer vote and cannot be counted for quorum purposes when notice of the redemption has been given and the acquisition price has been irrevocably deposited or set aside for payment.

	Core Lab N.V.	Core Lab Delaware
Capital Reduction

Subject to Dutch law and Core Lab N.V.’s Articles of Association, pursuant to a proposal of the Supervisory Board, the general meeting of shareholders may resolve to reduce the issued capital by cancellation of shares or by reducing the nominal value of the shares by means of an amendment to the Articles of Association.

The affirmative vote of the majority of the votes cast at the general meeting is required to cancel Core Lab N.V.’s repurchased shares if more than one-half of the issued share capital is represented at the general meeting. If less than one-half of the issued share capital is represented at the general meeting, then the affirmative vote of two-third of the votes cast at the general meeting is required to approve the cancellation of Core Lab N.V.’s repurchased shares. Under Dutch law and Core Lab N.V.’s Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the general meeting.

The DGCL provides that a Delaware corporation may reduce its capital by:

•  By reducing the capital represented by retired shares;

•  By applying to an otherwise authorized purchase, redemption, conversion, or exchange of outstanding shares, capital represented by such shares or any capital that has not been allocated to any particular class (to the extent that such capital exceeds the total par value or the stated capital of shares issuable upon such conversion or exchange, if any); or

•  By transferring to surplus (i) capital not represented by any particular class; (ii) capital represented by, but in excess of the aggregate par value of, issued par stock; or (iii) some but not all of the capital represented by issued no-par stock.

Voting Rights	Except as otherwise provided by Dutch law or Core Lab N.V.’s Articles of Association, holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Core Lab N.V.’s Articles of Association provide that each resolution by the general meeting requires a two-thirds majority of the votes cast representing more than half of the issued share capital, except for (i) resolutions to be adopted pursuant to a proposal by the Supervisory Board, which require a simple majority regardless of the number of votes cast at the relevant general meeting, and (ii) resolutions to amend the Articles of Association, which require a two-thirds majority of the votes cast representing more than half of the issued share capital

The DGCL provides that each stockholder is entitled to one vote for each share of capital stock held by such stockholder, unless otherwise provided in the corporation’s certificate of incorporation.

Each share of Core Lab Delaware Common Stock will entitle its holder to one vote on each matter voted upon by the holders of Common Stock.

The Core Lab Delaware Board will be authorized by the Certificate of Incorporation to determine the voting power of any series of Preferred Stock that Core Lab Delaware creates. Except when another standard is required by the DGCL or the Core Lab Delaware Certificate of Incorporation or Core Lab Delaware Bylaws, the vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting at which a quorum is present

	Core Lab N.V.	Core Lab Delaware
	and can be adopted only pursuant to a proposal by the Board of Management (the “Management Board”) which proposal requires approval by the Supervisory Board.	shall constitute the act of the stockholders.

Number of Directors and Size of Board

Management Board:

Core Lab N.V.’s Articles of Association provide that the Management Board shall consist of one or more members. The number of managing directors in office shall be fixed by the Supervisory Board.

Supervisory Board:

Core Lab N.V.’s Articles of Association provide that the Supervisory Board shall consist of one or more natural persons. The number of supervisory directors in office shall be fixed by the Supervisory Board themselves.

The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors, with the precise number thereof from time to time fixed by or in the manner provided by the certificate of incorporation or bylaws.

The Core Lab Delaware Bylaws will provide that the number of directors will be determined from time to time by the Core Lab Delaware Board. Upon the consummation of the Transaction, it is expected that the Core Lab Delaware Board will consist of 7 members.

Director Qualifications	Dutch law allows both natural persons and other legal entities to serve as members of the Management Board. Dutch law requires that only natural persons serve as supervisory directors.	The DGCL requires that directors of Delaware corporations be natural persons. The Core Lab Delaware Bylaws will also provide that, to be eligible for election as a director, the person must be nominated the Core Lab Delaware Board or any committee thereof or by Core Lab Delaware stockholders. In addition, the Core Lab Delaware Bylaws will provide that, to be eligible for election as a director, the person must deliver to the Secretary of Core Lab Delaware: (i) a written questionnaire with respect to his or her background and qualifications; (ii) a written representation and agreement regarding, among other things, voting commitments and adherence to corporate governance guidelines; and (iii) written director agreement including agreement to abide by all policies applicable to Core Lab Delaware directors.

Appointment/Election of Directors	Management Board: According to Core Lab N.V.’s Articles of Association, a resolution to appoint a managing director can only be passed by the general meeting, upon recommendation by the Supervisory	The DGCL provides that directors will be elected at an annual meeting or at a special meeting called for that purpose. The Core Lab Delaware Bylaws will provide that, except as summarized in the following paragraph, directors shall

	Core Lab N.V.	Core Lab Delaware

Board, by the affirmative vote of a majority of the votes cast at the meeting.

Supervisory Board:

The Articles of Association also provide that Core Lab N.V.’s supervisory directors shall be appointed by the same procedure as a managing director.

If the Supervisory Board consists of three, four or five members, then the Supervisory Board itself may appoint one member of the Supervisory Board. If the Supervisory Board consists of six or more members, the Supervisory Board itself may appoint two members.

be elected by a plurality of votes cast with respect to the director at any meeting for the election of directors at which quorum is present.

Vacancies

Management Board:

Pursuant to Core Lab N.V.’s Articles of Association, the appointment of the managing directors may result from a binding nomination, which provides for at least two persons for each vacancy to be filled, made by the Supervisory Board within three months of such board being invited by means of a registered letter to do so by the Management Board. In case no binding nomination has been made within the abovementioned period, the general meeting shall be free in its choice. The general meeting shall also be free in its choice if it deprives any nomination of its binding character in a resolution passed by at least two thirds of the valid votes cast at a meeting where more than half of the issued share capital is present or represented.

Supervisory Board:

The Supervisory Board shall only be entitled to effect any of the appointments as described above in case of death, resignation or dismissal of a member of the Supervisory Board without the general meeting having appointed a successor. Each of the above appointments will lapse as soon as the general meeting has appointed a succeeding member of the Supervisory Board in accordance with the provisions in the Articles of Association.

The Core Lab Delaware Certificate of Incorporation will provide that, subject to the DGCL and the rights of the holders of any class or series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Core Lab Delaware Board that results from the death, disability, resignation, disqualification, or removal of any director or from any other cause shall be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor, unless otherwise determined by the Core Lab Delaware Board.

	Core Lab N.V.	Core Lab Delaware
Term of Directors

Management Board:

Core Lab N.V.’s Articles of Association provide that directors on the Management Board shall serve indefinitely.

Supervisory Board:

Core Lab N.V.’s Articles of Association provide that a supervisory director may be appointed to the Supervisory Board for a three-year term. With due observance of the first sentence, each supervisory director shall be eligible for immediate re-appointment.

The Supervisory Board shall draw up a retirement rota in order to avoid, as far as possible, a situation in which re-appointments occur simultaneously. The rota shall be made available and shall, in any event, be put on the company’s website.

A member of the Supervisory Board shall be re-appointed only after careful consideration.

The DGCL provides that directors of a Delaware corporation may, by the certificate of incorporation or by bylaws be divided into one, two or three classes.

Core Lab Delaware directors, others than those who may be elected by holders of any series of Preferred Stock, shall be divided with respect to terms of service into three classes. The initial term of office of the first class shall expire at the first annual stockholder meeting following the effective date of the Certificate of Incorporation; the initial term of office of the second class shall expire at the second annual stockholder meeting following the effective date of the Certificate of Incorporation; and the initial term of office of the third class shall expire at the third annual stockholder meeting following the effective date of the Certificate of Incorporation.

The Core Lab Delaware Certificate of Incorporation will provide that directors will hold office until their successor is duly elected.

Removal of Directors

Management Board:

Consistent with Dutch law, Core Lab N.V.’s Articles of Association provide that the Supervisory Board may suspend a managing director at any time. A shareholders’ resolution to suspend or dismiss a managing director must be passed by a two thirds majority of the valid votes cast representing more than half of the issued share capital. The provision in article 2:120, paragraph 3, (Dutch) Civil Code is not applicable.

If, in the event of suspension of a managing director, after three months no resolution has been passed by the general meeting to dismiss him, the suspension shall terminate. A managing director shall be given the opportunity to account for his actions in the general meeting where his suspension or discharge is discussed and have an adviser assist him therein.

The Core Lab Delaware Certificate of Incorporation will provide that, except for any directors elected by the holders of shares of any series of Preferred Stock pursuant to any certificate establishing the terms of such series, any one or more directors or the entire Core Lab Delaware Board may be removed, with or without cause, upon the affirmative vote of the holders of at least a two-thirds majority of the votes cast, representing more than half of the corporation’s issued and outstanding share capital, acting at a meeting of the stockholders in accordance with the DGCL.

	Core Lab N.V.	Core Lab Delaware
Supervisory Board: The Articles of Association also provide that the Supervisory Board shall at all times be empowered to suspend or dismiss each member of the Supervisory Board appointed by it.

Board Quorum and Vote Requirements

The Core Lab N.V. Articles of Association are silent as to board quorum requirements.

Management Board:

Pursuant to Core Lab N.V. Articles of Association, decisions by the Management Board must be made (i) by unanimous vote and further in writing, by telegraph, by telefax or by telex messages, or (ii) by telephone by a majority of the members of the Management Board then in office, provided that all managing directors have been consulted on the resolution to be passed.

The Management Board shall pass all resolutions adopted at meetings with an absolute majority of the votes of all managing directors in office, excluding suspended directors.

After a vote, the ruling announced by the chairman shall be decisive unless its correctness is disputed and a new vote is taken and the original ruling is overturned by a majority of votes.

Supervisory Board:

The Articles of Association designate the same voting requirements discussed above for decisions by the Supervisory Board.

In the event of an equal division of votes, the chairman of the Supervisory Board shall have the deciding vote.

The Core Lab Delaware Bylaws will provide that the presence of a majority of the Core Lab Delaware Board will constitute a quorum. If at any meeting of the Core Lab Delaware Board there is less than a quorum, then a majority of the directors present may adjourn the meeting. The vote of a majority of the directors present at any meeting at which a quorum is present will constitute an act of the Core Lab Delaware Board. Under the DGCL, directors are also permitted to act by unanimous written consent signed by all of the members of the board of directors or of any committee thereof, as applicable.

Annual Meetings of Stockholders	Pursuant to Core Lab N.V.’s Articles of Association, general meetings are held in Amsterdam, the Netherlands in the municipality in which the company has its corporate seat, Delft, Rotterdam, Den Haag, Utrecht or Haarlemmermeer. A general meeting of shareholders will be	The Core Lab Delaware Bylaws will provide that an annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held on such

	Core Lab N.V.	Core Lab Delaware

held at least once a year within the period required by Dutch law, which is currently no later than six months after the end of Core Lab N.V.’s financial year.

The agenda for the annual general meeting of shareholders shall contain, among other items, items placed on the agenda in accordance with Dutch law and Core Lab N.V.’s Articles of Association, the consideration of the annual report, the discussion and adoption of Core Lab N.V. annual accounts, Core Lab N.V. compensation philosophy or policies, Core Lab N.V. policy regarding dividends and reserves and the proposal to pay a dividend (if applicable), proposals relating to the composition of the Management Board and Supervisory Board, including the filling of any vacancies on those boards, the proposals placed on the agenda by the Supervisory Board for their supervision during the financial year, together with the items proposed by shareholders in accordance with provisions of Dutch law and Core Lab N.V.’s Articles of Association.

Members of the Management Board and Supervisory Board are authorized to attend general meetings of shareholders. They have an advisory vote. The general meeting of shareholders is presided over by the Chairman of the Supervisory Board. In the absence of the chairman, the general meeting will itself decide who is to chair the meeting.

date and at such time as the Core Lab Delaware Board fixes and sets forth in the notice of the meeting.

Under the DGCL, subject to certain statutory exceptions, if Core Lab Delaware does not hold an annual meeting to elect directors within the 13-month period following its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Quorum for Stockholder Meetings	There is no required quorum under Dutch law for shareholder action at a properly convened shareholder meeting, except in specific instances prescribed by Dutch law or Core Lab N.V.’s Articles of Association.	Under the DGCL and the Core Lab Delaware Bylaws, the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of stockholders, present in person or represented by proxy, will constitute a quorum for the transaction of business at such meeting. The stockholders may continue to transact business at the meeting even if quorum is subsequently broken.

	Core Lab N.V.	Core Lab Delaware
Notice of Annual and Special Meetings of Stockholders	Under Dutch law, the Management Board and/or the Supervisory Board must give public note of a general meeting of shareholders or an extraordinary meeting of shareholders, by at least 15 days prior to the day of the meeting as required by Dutch law.	Under the DGCL and Core Lab Delaware’s Bylaws, except as otherwise required by the DGCL in certain circumstances, notice of any meeting of stockholders must be sent not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. The Core Lab Bylaws will provide that attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, that the meeting is not lawfully called or convened.

Calling Special Meetings of Stockholders	Dutch law provides that the Management Board and/or the Supervisory Board of a Dutch company may call an extraordinary meeting of the shareholders as frequently as needed.

The DGCL provides that special meetings may be called by the board of directors or by such persons as may be authorized by the certificate of incorporation or by the bylaws.

The Core Lab Delaware Bylaws will provide that special meetings of Core Lab Delaware stockholders, for any purpose, may be called by the Chairman of the Core Lab Delaware Board or by the Core Lab Delaware Board pursuant to a resolution adopted by the affirmative vote of a majority of the Core Lab Delaware Board.

As required by the DGCL, business transacted at all special meetings of Core Lab Delaware stockholders is confined to the purposes stated in the notice.

Notice of Stockholder Proposals	Dutch law provides that the agenda for a meeting of shareholders must contain such items as the Management Board, Supervisory Board or the person or persons convening the meeting determine. The agenda shall also include any matter, the consideration of which has been requested by one or more shareholders, representing alone or jointly with others at least such percentage of the issued capital as

The DGCL does not contain any limits on or requirements for stockholders to nominate directors or propose business for annual meetings.

The Core Lab Delaware Bylaws will provide the manner in which stockholders may give notice of director nominations and other business (that is a proper matter for stockholder action under the DGCL) to be brought before an annual meeting as well as to nominate

Core Lab N.V.	Core Lab Delaware

determined by Dutch law, which is currently set at 3 percent.

The request to consider such matters should be received by Core Lab N.V. no later than the 60th day prior to the day of the meeting accompanied by a statement containing the reasons for the request.

candidates for election at a special meeting called for the purpose of director elections. In general, a stockholder may nominate a director in connection with an annual or special meeting or bring other business before an annual meeting if that stockholder (i) gives timely written notice of the nomination or other business to Core Lab Delaware’s secretary, (ii) is a stockholder of record on the date the stockholder gives notice and on the date of the meeting and (iii) is entitled to vote at the meeting.

To be timely in the case of an annual meeting, a stockholder’s notice must be delivered to Core Lab Delaware’s executive offices not less than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting, provided, however, that in the event that the date of the annual meeting is greater than 30 days before or greater than 60 days after such anniversary date, or if no annual meeting was held in the preceding year (other than with respect to the corporation’s first annual meeting of stockholders following closing of the corporation’s initial public offering), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is fewer than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. To be timely in the case of a special meeting called for the purpose of electing directors, a stockholder’s notice of director nomination must be delivered to Core Lab Delaware’s executive offices not earlier than 120 days prior to such special meeting and not later than the later of 90 days prior to such special

	Core Lab N.V.	Core Lab Delaware
meeting and 10 days following the date on which public announcement of the date of the special meeting at which the directors are to be elected is first made by Core Lab Delaware.

Stockholder Action by Written Consent

Under Dutch law, shareholders’ resolutions may be adopted in writing without holding a meeting of shareholders, provided that (i) the Articles of Association explicitly allow such practice and (ii) all shareholders entitled to vote are in favor of the resolution to be adopted.

Core Lab N.V.’s Articles of Association prohibit shareholder action by written consent, thereby requiring all shareholder actions to be taken at a general meeting of shareholders.

The DGCL provides that, unless otherwise provided in a corporation’s certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Core Lab Delaware Certificate of Incorporation will provide that stockholders are not permitted to take action by written consent.

Amendment of Governing Documents

The general meeting of shareholders is able to effect an amendment of Core Lab N.V.’s Articles of Association only upon a proposal of the Management Board, which proposal requires approval from our Supervisory Board and by a two-thirds majority of the votes cast representing more than half of the issued share capital.

A proposal to amend the Articles of Association where by any change would be made in the rights which vest in the holders of shares in a specific class in their capacity as such, shall require the prior approval of the meeting of the holders of the shares of that specific class.

Under the DGCL, amendments to a Delaware corporation’s certificate of incorporation must be approved by a resolution of the board of directors declaring the advisability of the amendment, and in most cases by the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote. If an amendment would increase or decrease the number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or other special rights of a class of outstanding shares so as to affect the class adversely, then a majority of the voting power of the shares of that class also must approve the amendment. The DGCL also permits a Delaware corporation to include a provision in its certificate of incorporation requiring a greater proportion of voting power to approve a specified amendment.

	Core Lab N.V.	Core Lab Delaware

The Core Lab Delaware Certificate of Incorporation will provide that Core Lab Delaware shall have the right to, from time to time, amend the Certificate of Incorporation. The affirmative vote of the holders of not less than two thirds majority of the votes cast, representing more than half of the corporation’s issued share capital shall be required to amend, alter, or repeal any provision in the Certificate of Incorporation.

The Core Lab Delaware bylaws will provide that the bylaws may be amended, altered, or repealed by (a) the Core Lab Delaware Board by resolution adopted by a majority of the directors present at any special or regular meeting of the Core Lab Delaware Board at which a quorum is present if, in the case of such special meeting only, notice of such amendment, alteration, or repeal is contained in the notice or waiver of notice of such meeting or (b) by the stockholders at any regular or special meeting of stockholders upon the affirmative vote of at least a two-thirds majority of the voting power of the shares of Core Lab Delaware entitled to vote thereon.

Duties of Directors

Each Director has a duty to act in the corporate interest of Core Lab N.V., its business and its stakeholders.

The corporate interest extends to the interests of all stakeholders, including shareholders, creditors, employees, lenders, suppliers, customers and the region in which Core Lab N.V. is located.

Directors of Delaware corporations have common law fiduciary duties, which generally consist of duties of loyalty and care. Under Delaware law, the duty of care requires that directors inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty requires that directors act in good faith, not out of self-interest and in a manner which the directors believe to be in the best interests of the corporation and its stockholders.

Limitation on Liability of Directors	Under Dutch law, where a person is liable in his capacity as a director of a legal entity, the director and the legal entity shall be jointly and severally liable.	The Core Lab Delaware Certificate of Incorporation will limit the liability of the directors of Core Lab Delaware to the fullest extent permitted by the DGCL. Consequently, Core Lab Delaware directors will not be personally

	Core Lab N.V.	Core Lab Delaware

Pursuant to Core Lab N.V.’s Articles of Incorporation, Core Lab N.V. will indemnify directors against all expense, liability and loss incurred as a party to or from involvement in any criminal, civil, administrative, or investigative suit or proceeding by reason of the fact that they are a supervisory or managing director. Core Lab N.V. will also continue to indemnify a director who is no longer serving in the capacity which initially entitled them to indemnification.

If damage was caused by seriously culpable conduct (which is intended to be functionally the same as “gross negligence or willful misconduct” standards used in New York state law) on the part of the relevant director, the director will have no right to indemnity from Core Lab N.V.

Core Lab N.V. will only make indemnity payments upon delivery of a written undertaking by or on behalf of the person seeking indemnification to repay all amounts advanced if ultimately the director is not entitled to be indemnified.

The director seeking indemnification shall not accept any liability towards third parties and not enter into a settlement agreement without Core Lab N.V.’s prior written consent.

liable to Core Lab Delaware or any stockholder for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to Core Lab Delaware or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for willful or negligent payment of unlawful dividends or stock purchases or redemptions; or (4) for any transaction from which the director derived an improper personal benefit.

Under the DGCL and the Core Lab Delaware Certificate of Incorporation, Core Lab Delaware will be required to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Additionally, the DGCL provides that a Delaware corporation must indemnify a current or former director or officer against expenses (including attorneys’ fees) actually and reasonably incurred to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the paragraph above or any claim, issue or matter therein.

The DGCL further provides that Core Lab Delaware may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Core Lab Delaware, or is or was serving at the request of Core Lab Delaware as director, officer, employee or agent of another entity or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, whether or not Core Lab Delaware would have the power to indemnify such person against such liability.

Merger Vote	As required by Dutch law, the approval of the general meeting of shareholders is required for any significant change in the identity of Core Lab N.V. or its business.	The DGCL provides that, subject to certain exceptions, the adoption of a merger agreement requires the approval of a majority of the voting power of the outstanding stock of the corporation

	Core Lab N.V.	Core Lab Delaware

Under Dutch law, a resolution for a legal merger (juridische fusie) or a legal demerger (juridische splitsing) is adopted in the same manner as a resolution to amend the Articles of Association. The general meeting of shareholders may, in accordance with the relevant merger or demerger proposal, adopt a resolution for a legal merger or legal demerger, only upon a proposal of Core Lab N.V.’s Management Board, which proposal requires approval from Core Lab N.V.’s Supervisory Board and a two-third majority of the votes cast representing more than half of the issued share capital.

In addition, the Transaction Proposal requires a two-thirds majority of the votes cast if less than half of the issued share capital is present or represented at the meeting.

entitled to vote thereon. No vote of stockholders of a corporation is required to approve (1) the merger of the corporation with or into another corporation that owns 90% or more of the Common Stock of the corporation pursuant to a specific provision of the DGCL, (2) the merger of the corporation into a direct or indirect wholly- owned subsidiary of the corporation in a “holding company reorganization” meeting certain requirements, (3) in a merger in which the stock of the corporation remains outstanding, the certificate of incorporation is not amended in any respect and the corporation issues less than 20% of its stock, and (4) a merger meeting certain requirements following a tender offer in which the holders of sufficient shares to adopt the merger agreement if voted upon at a meeting tender their shares into the tender offer and those stockholders who do not tender (subject to certain statutory exceptions) receive the same consideration in the merger as those who tendered in the tender offer.

Anti-Takeover Provisions

Under Dutch law, protective measures against takeovers are possible and permissible, within the boundaries set by Dutch law and Dutch case law. The following resolutions and provisions of the Core Lab N.V. Articles of Association may have the effect of making a takeover of Core Lab N.V. more difficult or less attractive, including:

•  Until November 19, 2023, Core Lab N.V.’s Supervisory Board has been designated to issue shares and grant rights to subscribe for shares in the form of ordinary or preferred shares, up to the amount of our authorized capital and to limit or exclude preemptive rights on shares; and

•  Shareholder action by written consent is not permitted, thereby

Section 203 generally prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder and an “interested stockholder” is a person that owns (or is an affiliate or associate of the corporation and within the prior three years did own) 15% or more of a corporation’s voting stock, and the affiliates and associates of any such person. These restrictions do not apply

Core Lab N.V.	Core Lab Delaware

requiring all shareholder actions to be taken at a general meeting of shareholders.

Subject to the limits of the NYSE listing rules, any preferred shares described above would vote together with the ordinary shares on matters submitted to shareholders for approval and have the same number of votes per share as the number of ordinary shares. By issuing the preferred shares in the appropriate number, this anti-takeover provision may result in the holders of such preferred shares having voting power equal to all issued ordinary shares. This anti-takeover measure can be used to provide time for the Management Board and Supervisory Board to negotiate the terms of a possible transaction that is in the best interest of all stakeholders. In the event of a hostile takeover bid, in general, Core Lab N.V.’s Management Board and Supervisory Board still have the duty to act in the interest of Core Lab N.V. and all its stakeholders.

In accordance with the Dutch Corporate Governance Code, shareholders who have the right to put an item on the agenda for the general meeting or to request the convening of a general meeting shall not exercise such rights until after they have consulted the management board. If exercising such rights may result in a change in company strategy (for example, through the dismissal of one or more of its managing directors or supervisory directors), the management board must be given the opportunity to invoke a reasonable period of up to 180 days to respond to the shareholders’ intentions. If invoked, the management board must use such response period for further deliberation and constructive consultation, in any event with the shareholder(s) concerned and exploring alternatives. At the end of the response time, the management board, supervised by the supervisory board, shall report on this consultation if, among other things, the corporation’s certificate of incorporation contains a provision electing not to be governed by Section 203.

Pursuant to Core Lab Delaware’s Certificate of Incorporation, Core Lab Delaware will opt out of Section 203.

Core Lab N.V.	Core Lab Delaware

and the exploration of alternatives at the general meeting. The response period may be invoked only once for any given general meeting and shall not apply (i) in respect of a matter for which a response period has been previously invoked or (ii) if a shareholder holds at least 75% of our issued share capital as a consequence of a successful public bid.

Moreover, the management board, with the approval of the supervisory board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for the general meeting to dismiss, suspend or appoint one or more managing directors or supervisory directors (or to amend any provision in our Articles of Association dealing with those matters) or when a public offer for the company is made or announced without our support, provided, in each case, that the management board believes that such proposal or offer materially conflicts with the interests of the company and its business. During a cooling-off period, the general meeting cannot dismiss, suspend or appoint managing directors and supervisory directors (or amend the provisions in the Articles of Association dealing with those matters) except at the proposal of the management board. During a cooling-off period, the management board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of the issued share capital of the company at the time the cooling-off period was invoked, as well as with Dutch works council (if the company or, under certain circumstances, any of its subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on the company’s website to the extent these stakeholders

	Core Lab N.V.	Core Lab Delaware

have approved that publication. Ultimately one week following the last day of the cooling-off period, the management board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on the company’s website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at the company’s office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of the company’s issued share capital may request the Enterprise Chamber for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that:

•  the management board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of the company and its business;

•  the management board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or

•  other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

Shareholder Suits	If a third party is liable to a Dutch company, under Dutch law generally shareholders do not have the right to bring an action on behalf of the company or bring an action on their own behalf to recover damages sustained as a result of a decrease in value, or loss of an increase in value, of their shares. Only in the	Pursuant to the DGCL, a stockholder may bring a derivative action to litigate on behalf of the corporation. In Delaware, before a stockholder may bring a derivative action, it must make a demand on the board. The demand requirement may be excused where it would be futile due to the interests of a

	Core Lab N.V.	Core Lab Delaware

event that the cause for liability of such third party to the company also constitutes a tortious act directly against such shareholder and the damages sustained are permanent may that shareholder have an individual right of action against such third party on its own behalf to recover such damages.

The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective, as stated in its articles of association, is to protect the rights of a group of persons having similar interests may institute a collective action. The collective action cannot result in an order for payment of monetary damages but may result in a declaratory judgment (verklaring voor recht), for example, declaring that a party has acted wrongfully or has breached fiduciary duty.

The foundation or association and the defendant are permitted to reach (often on the basis of such declaratory judgment) a settlement, which provides for monetary compensation of damages. A designated Dutch court may declare the settlement agreement binding upon all the injured parties whereby an individual injured party will have the choice to opt-out within the term set by the court (at least three months). Such individual injured party may also individually institute a civil claim for damages within the aforementioned term.

majority of the board. If demand is excused, the demanding stockholder may proceed with the derivative action; if demand is required, the court will assess the reasonableness of the board’s decision not to pursue the matter.

Appraisal Rights	Section 2:333h (1) of the Dutch Civil Code entitles shareholders in a Dutch target company to exercise a statutory withdrawal right if they do not wish to participate in and vote against a cross-border merger and wish to receive cash compensation instead.	Under the DGCL, a stockholder of a Delaware corporation generally has the right to demand an appraisal of their shares by the Delaware Court of Chancery in connection with certain mergers, subject to specified procedural requirements. The DGCL does not confer appraisal rights, however, if the Delaware corporation’s stock is either listed on a national securities exchange or held of record by more than 2,000 holders unless the holders of such shares

	Core Lab N.V.	Core Lab Delaware

are not required to accept for their stock in such merger anything other than: (1) shares of the corporation surviving or resulting from the transaction, or depository receipts representing shares of the surviving or resulting corporation, or those shares or depository receipts plus cash in lieu of any fractional interests; (2) shares of any other corporation, or depository receipts representing shares of the other corporation, or those shares or depository receipts plus cash in lieu of any fractional interests, unless hose shares or depository receipts are listed on a national securities exchange or held of record by more than 2,000 holders; (3) cash in lieu of fractional shares or fractional depositary receipts; or (4) any combination of the foregoing.

In addition, if immediately before a merger, consolidation or similar transaction, shares subject to appraisal rights were listed on a national securities exchange, the DGCL does not confer appraisal rights to such shares unless: (1) the total number of shares entitled to appraisal exceeds 1% of outstanding shares of the class or series eligible for appraisal; (2) the value of consideration provided in the transaction for such shares exceeds $1 million; or (3) the merger was approved pursuant to section 253 or 267 of the DGCL.

Inspection of Corporate Records	The Core Lab N.V. Management Board provides all information related to Core Lab N.V. required by Dutch law at the general meeting of shareholders and makes the information available to individual shareholders at Core Lab N.V.’s office with copies available upon request. The part of Core Lab N.V.’s shareholders’ register kept in the Netherlands is available for inspection by the shareholders.	Under the DGCL, any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom.

Exclusive Forum	Core Lab N.V.’s shareholders may initiate actions in the Netherlands pursuant to Dutch law.	The Core Lab Delaware Certificate of Incorporation will provide that, unless Core Lab Delaware consents in writing to the selection of an alternative forum,

Core Lab N.V.	Core Lab Delaware

the Court of Chancery of the State of Delaware will be the exclusive forum for:

•  Any derivative action or proceeding brought on behalf of Core Lab Delaware;

•  Any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of Core Lab Delaware to Core Lab Delaware or Core Lab Delaware’s stockholders;

•  Any action asserting a claim arising pursuant to any provision of the DGCL or Core Lab Delaware Certificate of Incorporation or Core Lab Delaware Bylaws;

•  Any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or

•  Any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND DIRECTORS OF CORE LAB

To Core Lab N.V.’s knowledge, the following tables set forth certain information regarding the beneficial ownership of Core Lab N.V. Common Shares as of the close of business on [            ], 2023 (except as noted in the footnotes below) and with respect to: each person known by Core Lab N.V. to beneficially own, or control or direct, directly or indirectly, 5% or more of the outstanding Core Lab N.V. Common Shares; each member of the Core Lab N.V. Board; each named executive officer; and the members of the Core Lab N.V. Board and Core Lab N.V.’s current executive officers as a group.

Core Lab N.V. has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Core Lab N.V. believes, based on the information furnished to Core Lab N.V., that the persons and entities named in the table below have sole voting and investment power with respect to all Core Lab N.V. Common Shares that he, she or it beneficially owns.

Applicable percentage ownership and voting power is based on [            ] Core Lab N.V. Common Shares issued and outstanding as of [            ], 2023.

Security Ownership of Core Lab N.V. Directors and Executive Officers

Unless otherwise noted below, the address of each beneficial owner listed in the table below is Van Heuven Goedhartlaan 7 B, 1181 LE Amstelveen, The Netherlands.

Name of Beneficial Owner (1)	Number of Common Shares Beneficially Owned		Percentage of Common Shares Outstanding (2)
Ariel Investment, LLC (3)	[	]	[	]%
BlackRock, Inc. (4)	[	]	[	]%
The Vanguard Group, Inc. (5)	[	]	[	]%
Alger Associates, Inc. (6)	[	]	[	]%
Earnest Partners LLC (7)	[	]	[	]%
Lawrence Bruno	[	]		*
Christopher S. Hill	[	]		*
Gwendolyn Y. Gresham	[	]		*
Mark D. Tattoli	[	]		*
Martha Z. Carnes	[	]		*
Michael Straughen	[	]		*
Harvey Klingensmith	[	]		*
Monique van Dijken Eeuwijk	[	]		*
Kwaku Temeng	[	]		*
Katherine Murray	[	]		*
All current Supervisory Board Directors and executive officers as a group (10 persons)	[	]		*

*	Represents less than 1%.
(1)	Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.
(2)	Based on [ ] common shares outstanding as of [ ], 2023.
(3)

Based upon an Amendment [            ] to Schedule 13G filed with the SEC on [            ], Ariel Investment, LLC is deemed to be the beneficial owner of [            ] shares. Ariel Investment, LLC has sole voting power of [            ] shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Ariel Investments’ current address is 200 East Randolph Street, Suite 2900, Chicago, Illinois 60601.

(4)

Based upon an Amendment [            ] to Schedule 13G filed with the SEC on [            ], The Vanguard Group, Inc. is deemed to be the beneficial owner of [            ] shares. The Vanguard Group, Inc. has sole voting power of [            ] shares and shared voting power of [            ] shares. The Vanguard Group, Inc. has shared dispositive power with respect to [            ] shares and sole dispositive power with respect to [            ] shares. The Vanguard Group, Inc.’s current address is 100 Vanguard Blvd. Malvern, PA 19355.

(5)

Based upon an Amendment [            ] to Schedule 13G filed with the SEC on [            ], BlackRock, Inc. is deemed to be the beneficial owner of [            ] shares. BlackRock, Inc has sole voting power of [            ] shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. BlackRock, Inc’s current address is 55 East 52nd Street New York, NY 10055.

(6)

Based upon an Amendment [            ] to Schedule 13G filed with the SEC on [            ], Alger Associates, Inc. is deemed to be the beneficial owner of [            ] shares. Alger Associates, Inc. has sole voting power of [            ] shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Alger Associates, Inc.’s current address is 100 Pearl Street, 27th Floor, New York, NY 10004.

(7)

Based upon an Amendment [            ] to Schedule 13G filed with the SEC on [            ], Earnest Partners, LLC is deemed to be the beneficial owner of [            ] shares. Earnest Partners, LLC has sole voting power of [            ] and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Earnest Partners, LLC ’s current address is 1180 Peachtree Street NE, Suite 2300, Atlanta, Georgia 30309.

LEGAL MATTERS

The legality of the shares of Common Stock of Core Lab Delaware issuable as part of the Transaction will be passed upon by Vinson & Elkins LLP. In addition, certain U.S. federal income tax matters in connection with the Transaction will be passed upon by Vinson & Elkins LLP. Certain other legal matters in connection with the Transaction will be passed upon by Nauta-Dutilh N.V., Dutch corporate counsel to Core Lab N.V., HVG Law LLP, Dutch corporate counsel to Core Lab N.V., and EY Law Luxembourg S.à r.l, Luxembourg corporate counsel to Core Lab N.V.

EXPERTS

The consolidated financial statements of Core Laboratories N.V. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Availability of Reports and Other Information

Core Lab N.V. is subject to the continuous disclosure requirements of the NYSE and the U.S. Exchange Act, and in accordance therewith, files periodic reports and other information the NYSE and the SEC relating to Core Lab N.V.’s business, financial condition and other matters. Core Lab N.V. Shareholders may access documents filed with or furnished to the SEC through the SEC’s website, which may be accessed at www.sec.gov.

We make available free of charge on our Internet website at www.corelab.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file those documents with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the SEC.

Incorporation by Reference

Applicable securities laws allow us to “incorporate by reference” information into this Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.

For the purposes of the filing of this Proxy Statement/Prospectus with the SEC and for persons resident in or otherwise subject to applicable securities laws in the United States who receive or view this Proxy Statement/Prospectus, the following documents contain important information about us and we incorporate them by reference (excluding any portions of such documents that have been furnished but not filed for purposes of the U.S. Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 10, 2022;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on April 28, 2022, July 28, 2022, and October 28, 2022, respectively;

•

our current report on Form 8-K filed with the SEC on June 8, 2022 (excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 22, 2022; and

•

the description of our common shares contained in our registration statement on Form 8-A, filed July 2, 1998, including any amendment to that form or exhibit to our Annual Report on Form 10-K that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common shares.

In addition, we incorporate by reference any future filings Core Lab N.V. makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Dutch Meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein) for purposes of the Proxy Statement/Prospectus filed with the SEC and for persons resident in or otherwise subject to applicable securities laws in the United States who receive or view this Proxy Statement/Prospectus. Such documents are considered to be a part of this Proxy Statement/Prospectus, effective as of the date such documents are filed.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

General Counsel

c/o Core Laboratories LP

6316 Windfern Road

Houston, Texas 77040

(713) 328-2673

Any statement contained in any document incorporated by reference into this Proxy Statement/Prospectus shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Proxy Statement/Prospectus or any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

GLOSSARY

Unless otherwise specified or if the context so requires, the following terms have the meanings set forth below for purposes of this Proxy Statement/Prospectus:

“Articles of Association” means Core Lab N.V.’s Articles of Association, as amended, dated as of May 24, 2017;

“Articles of Amendment Proposal” means the special resolution approving the Amendment to Core Lab N.V.’s Articles of Association, to be considered at the Dutch Meeting by Core Lab N.V. Shareholders;

“Business Day” means a day on which banks are generally open for the transaction of commercial business in the Netherlands, or New York, New York, but does not in any event include a Saturday or Sunday or statutory holiday in the Netherlands, or New York, New York;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Common Stock” means the common stock of Core Lab Delaware;

“Computershare” means Computershare Trust Company, N.A.;

“Core Lab Delaware” means (i) prior to the Transaction, the entity that Core Lab Luxembourg will become after domesticating in Delaware, and (ii) following the Transaction, Core Lab Delaware Inc., a Delaware corporation;

“Core Lab Delaware Board” means the board of directors of Core Lab Delaware;

“Core Lab Delaware Bylaws” means the Amended and Restated Bylaws of Core Lab Delaware;

“Core Lab Delaware Certificate of Incorporation” means the Certificate of Incorporation of Core Lab Delaware to be filed with the Delaware Secretary of State;

“Core Lab Delaware Incentive Awards” means collectively, performance share awards, restricted share awards, the stock options (together with any associated tandem stock appreciation rights), stock appreciation rights, deferred share units, restricted stock, other share-based awards or incentive awards granted by Core Lab Delaware pursuant to the Core Lab Delaware Incentive Plans pursuant to the Transaction in full and complete exchange and substitution for the Core Lab N.V. Incentive Awards, and “Core Lab Delaware Incentive Award” means any one of them, as applicable;

“Core Lab Delaware Incentive Plans” means collectively, the Core Lab Delaware Incentive Plans, and “Core Lab Delaware Incentive Plan” means any one of them, as applicable;

“Core Lab Luxembourg” means Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg;

“Core Lab N.V.” means Core Laboratories N.V., a public company with limited liability (naamloze vennootschap ) incorporated under Dutch law prior to the Transaction;

“Core Lab N.V. Board” means the supervisory board of Core Lab N.V.;

“Core Lab N.V. Common Shares” means shares of Class A Common Stock of Core Lab N.V.;

“Core Lab N.V. Debt” means all rights, obligations and indebtedness owing of Core Lab N.V.;

“Core Lab N.V. Incentive Awards” means, collectively, performance share awards, restricted share awards, the stock options (together with any associated tandem stock appreciation rights), stock appreciation rights, deferred share units, restricted stock, other share-based awards or incentive awards granted by Core Lab N.V. prior to the Effective Date pursuant to the Core Lab N.V. Incentive Plans, and “Core Lab N.V. Incentive Award” means any one of them, as applicable;

“Core Lab N.V. Incentive Plans” means, collectively, the (i) Core Laboratories N.V. 2020 Long-Term Incentive Plan (as amended); (ii) Core Laboratories N.V. 2014 Nonemployee Director Stock Incentive Plan (as amended); (iii) Core Laboratories Supplemental Executive Retirement Plan (as amended); and (iv) Core Laboratories N.V. Deferred Compensation Plan, and “Core Lab N.V. Incentive Plan” means any one of them, as applicable;

“Core Lab N.V. Management Board” means the management board of Core Lab N.V.;

“Core Lab N.V. Shareholders” means (i) prior to the exchange of Core Lab N.V. Common Shares for shares of Common Stock of Core Lab Delaware, the holders of the Core Lab N.V. Common Shares, and (ii) after the exchange of Core Lab N.V. Common Shares for, ultimately, shares of Common Stock of Core Lab Delaware, the holders of the shares of Common Stock of Core Lab Delaware;

“DGCL” means the General Corporation Law of the State of Delaware;

“Director” means a director of the Supervisory Board of Core Lab N.V.;

“Dutch Civil Code” means the Dutch civil code;

“Dutch Meeting” means the extraordinary meeting of Core Lab N.V. Shareholders to be held at [            ], at [            ] a.m. CE[S]T on [            ], 2023, held to consider the Transaction Proposal, the Luxembourg Meeting Proposal and the Articles of Amendment Proposal;

“EDGAR” means the SEC’s Electronic Document Gathering and Retrieval System;

“Effective Date” means the date the Transaction becomes effective;

“Effective Time” means the time at which the Transaction becomes effective on the Effective Date;

“Encumbrance” includes any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, other third-party interest or encumbrance of any kind whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

“Exchange Agent” means Computershare or such other Person as Core Lab N.V. may appoint to act as exchange agent in relation to the Transaction;

“F Reorganization” means a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code;

“Foreign Account Tax Compliance Act” or “FATCA” refers to Sections 1471 through 1474 of the Code;

“Governmental Entity” means: (i) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, minister, ministry, governor in council, cabinet, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (iv) any stock exchange;

“IFRS” means international financial reporting standards;

“IRS” refers to the U.S. Internal Revenue Service;

“Law” means, with respect to any Person, any and all applicable law, constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise;

“Letter of Transmittal” means the letter of transmittal provided by the Exchange Agent pursuant to which registered Core Lab N.V. Shareholders shall deliver certificates representing the Core Lab N.V. Common Shares in exchange for certificates representing shares of Common Stock of Core Lab Delaware in connection with the Transaction;

“Luxembourg Meeting” means the extraordinary general meeting of Core Lab Luxembourg to be held to vote to vote the shares of Core Lab N.V. Shareholders in favor of the U.S. Redomestication;

“Luxembourg Meeting Proposal” means a resolution granting proxies to the Core Lab Luxembourg Board to vote the shares of Core Lab N.V. Shareholders in favor of the U.S. Redomestication at an extraordinary general meeting of Core Lab Luxembourg to be held as per the Notice of Extraordinary General Meeting of Core Lab Luxembourg;

“Luxembourg Meeting Proxies” means the power of attorney granted to Core Lab Luxembourg directors by Core Lab N.V. Shareholders who vote in favor of the Luxembourg Meeting Proposal;

“Merger” means the business combination between Core Laboratories N.V. and Core Laboratories Luxembourg S.A., pursuant to the Merger Plan, to be completed on January 16, 2023;

“Merger Plan” means the merger plan by and between Core Laboratories N.V. and Core Laboratories Luxembourg, signed in notarial form before a Luxembourg notary and dated January 16, 2023;

“Non-U.S. Holder” has the meaning set forth in “Material U.S. Federal Income Tax Considerations – Non-U.S. Holders”;

“Notice of Extraordinary Meeting” means the notice regarding the Dutch Meeting accompanying this Proxy Statement/Prospectus;

“NYSE” means the New York Stock Exchange;

“OECD” means Organization for Economic Cooperation and Development;

“Person” includes any individual, partnership, association, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“PFIC” refers to a passive foreign investment company as defined under Section 1297 of the Code;

“Preferred Stock” means the shares of preferred stock, par value US$0.01 per share, of Core Lab Delaware;

“Proposed PFIC Regulations” has the meaning set forth in “Material U.S. Federal Income Tax Considerations – Passive Foreign Investment Company Status”;

“Proxy Statement/Prospectus” means this notice of the Dutch Meeting and proxy statement/management information circular and prospectus of Core Lab N.V. dated [            ], 2023, together with all appendices, schedules and exhibits hereto, sent by Core Lab N.V. to the Core Lab N.V. Shareholders in connection with the Dutch Meeting (as may be amended, supplemented or otherwise modified from time to time);

“Record Date” means the close of business in [            ], on [            ], 2023;

“Reorganization” means a reorganization within the meaning of Section 368(a)(1) of the Code;

“Required Lender Consents” means those certain consents required under the debt agreements to which Core Lab N.V. is a party;

“Required Shareholder Approvals” has the meaning set forth in “The Transaction Proposal – Required Shareholder Approvals”;

“SEC” means the U.S. Securities and Exchange Commission;

“Subsidiary” or “Subsidiaries” means any corporation (other than Core Lab N.V.) or non-corporate entity with respect to which Core Lab N.V. and Subsidiaries collectively own, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity;

“Transaction” means, collectively, (i) the downstream cross-border merger of Core Lab N.V. with and into Core Lab Luxembourg, with Core Lab Luxembourg surviving, and (ii) as soon as practicable following completion of the Merger, Core Lab Luxembourg migrating out of Luxembourg and domesticating in Delaware as Core Laboratories Inc.;

“Transaction Proposal” means the special resolution approving the Transaction to be considered at the Dutch Meeting by Core Lab N.V. Shareholders (which for greater certainty shall approve both the Merger and the U.S. Redomestication that constitute the Transaction);

“Trading Price” means the closing trading price of a Core Lab N.V. Common Share (on a pre-consolidated basis) on the NYSE on the day before the Effective Date;

“Treasury Regulations” means the U.S. Treasury Regulations promulgated under the Code;

“U.S.” or “United States” means the United States of America;

“U.S. Exchange Act” means the U.S. Securities Exchange Act of 1934 and, as applicable, the rules and regulations promulgated thereunder, in each case, as amended;

“U.S. GAAP” means accounting principles generally accepted in the United States;

“U.S. Holders” has the meaning given to that term in “Material U.S. Federal Income Tax Considerations – U.S. Holders”;

“U.S. Redomestication” means the continuance of Core Lab Luxembourg to and the domestication of Core Lab Delaware in Delaware after completion of the Merger;

“U.S. Securities Act” means the U.S. Securities Act of 1933 and, as applicable, the rules and regulations promulgated thereunder, in each case, as amended;

“Withdrawal Application Form” means the withdrawal application form to be submitted by those Core Lab N.V. Shareholders who wish to exercise their withdrawal rights, pursuant to Section 2:333h of the Dutch Civil Code;

“10% U.S. Holder” means a U.S. Holder who, at the time of the U.S. Redomestication, beneficially owns (directly, indirectly or by attribution) 10% or more of the total combined voting power of all classes of shares of Common Stock of Core Lab Luxembourg.

APPENDIX A – MERGER PLAN

COMMON TERMS OF CROSS-BORDER MERGER

BY AND BETWEEN

Core Laboratories Luxembourg S.A.

Absorbing Company

Core Laboratories N.V.

Absorbed Company

COMMON TERMS OF CROSS-BORDER MERGER

BY AND BETWEEN:

1.

ALL MANAGING DIRECTORS OF CORE LABORATORIES LUXEMBOURG S.A., a public limited company (société anonyme) duly incorporated and validly existing under the laws of Luxembourg, with registered office at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg, duly registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B168463, hereafter the “Absorbing Company”, and

2.

ALL DIRECTORS OF CORE LABORATORIES N.V., a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands, and its office address at Van Heuven Goedhartlaan 7 B, 1181 LE Amstelveen, the Netherlands, registered with the trade register of the Dutch Chamber of Commerce under number 33261158, hereafter the “Absorbed Company”,

The Absorbing Company and the Absorbed Company are hereinafter collectively referred to as the “Merging Parties” or the “Companies” and individually referred to as a “Company”.

WHEREAS

(A)	The Absorbing Company and the Absorbed Company belong to the same group of companies, namely to Core Laboratories group (the “Group”).

(B)

As part of the internal reorganization of the Group, the management boards of the Companies wish to propose to their respective shareholders a European Union cross-border legal merger by virtue of which the Absorbing Company will acquire, under universal succession, all assets and liabilities of the Absorbed Company with all rights and obligations attached thereto and the Absorbed Company will be dissolved without liquidation (the “Merger”).

(C)

The Merger shall take place in compliance with Chapter II, section 1 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the “Luxembourg Companies Law”) and in accordance with Title 7, Book 2 of the Dutch Civil Code.

(D)

From a Luxembourg standpoint, the Merger will follow the provisions of Art. 1021-1 et seq. of the Luxembourg Companies Law and the present common terms of cross-border merger (the “Common Terms of Cross-Border Merger”) will be executed in front of a Luxembourg notary.

Thereupon, the following have been acknowledged and agreed among the Merging Parties:

1.	Purpose of the Merger

The proposed Merger aims to carry out a cross-border merger by means of the absorption of the Absorbed Company into the Absorbing Company, which is part of an overall restructuring process of the Group, with the aim of simplifying its corporate structure. In relation to the above, one of the main reasons for the Merger is to simplify the legal structure of the Group in order to increase efficiency in the management and development of the activities carried out by the Group and to reduce structural costs.

2.

The form, corporate denomination and registered office of the Merging Parties (pursuant to Article 1021-1 (2) 1° of the Luxembourg Companies Law and Article 312 paragraph 1(a) Book 2 of the Dutch Civil Code)

The Companies:

•	The Absorbing Company, Core Laboratories Luxembourg S.A., is a public limited company (société anonyme) duly incorporated and validly existing under the laws of Luxembourg, with registered office at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg, duly registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B168463.

•

The Absorbed Company, Core Laboratories N.V., is a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands, and its office address at Van Heuven Goedhartlaan 7 B, 1181 LE Amstelveen, the Netherlands, registered with the trade register of the Dutch Chamber of Commerce under number 33261158.

Tax identification numbers:

•	The Absorbing Company 2018 2202 070;

•	The Absorbed Company 803264690.

Shareholders:

•	The Absorbing Company: on the date of the Dutch EGM, as defined hereinafter, the Absorbed Company will be the sole shareholder of the Absorbing Company;

•

The Absorbed Company: the shares of the Absorbed Company are traded on the New York Stock exchange. The shareholders of the Absorbed Company, as per the record date of the Dutch EGM, as defined hereinafter to be scheduled, shall be requested to vote on the proposed Merger.

Share capital and shares:

•

The Absorbing Company has a fully paid-up share capital of fifty thousand United States Dollars (USD 50,000), divided into five million (5,000,000) shares and having a par value of one United States Dollar cent (USD 0.01) each.

•

The Absorbed Company has an authorized share capital of four million one hundred and twenty thousand euro (EUR 4,120,000.00) and an issued and fully paid-up share capital of nine hundred and thirty-four thousand twenty-two Euro and four Eurocent (EUR 934,022.04), divided into: forty six million seven hundred one thousand one hundred two (46,701,102) ordinary shares and zero (0) preference shares, having a nominal value of two eurocent (EUR 0.02) each.

Fiscal year:

•	The Absorbing Company: 1 January to 31 December;

•	The Absorbed Company 1 January to 31 December.

3.	The Merger

The Absorbing Company hereby wishes to absorb the Absorbed Company with effect (between the Companies and towards third parties) on the date of the publication in the Luxembourg Electronic Official Gazette (Recueil Electronique de Sociétés et Associations) of the minutes of the shareholder’s general meeting of the Absorbing Company deciding on the Merger, according to Article 1021-16 of the Luxembourg Companies Law which shall be executed and published once the certificate stating that the pre-merger requirements in the Netherlands have been fulfilled, is obtained.

As a result of the Merger, the Absorbed Company will be dissolved without liquidation and will cease to exist, its shares will be cancelled and all of its assets and liabilities will be transferred to the Absorbing Company, in accordance with Article 1021-17 of the Luxembourg Companies Law in connection with Article 311(1) book 2 of the Dutch Civil Code under universal title of succession.

The Merging Parties acknowledge and agree that as from the Effective Date, the Absorbing Company will be the sole and full owner of and may dispose of the assets of the Absorbed Company and will assume all of its liabilities, of any kind whatsoever, pay off its creditors, carry out all obligations of whatever kind and execute all ongoing agreements of the Absorbed Company as it shall be subrogated to all rights and obligations thereunder.

The Absorbing Company will take over all liabilities of any kind whatsoever of the Absorbed Company and pay in particular principal and interest on all debts due by the Absorbed Company as of the Effective Date.

As of the Effective Date, the Absorbing Company, or its agent, will pay all taxes, contributions, duties and assessments, whether ordinary or extraordinary, due or that may become due with respect to the property of the assets transferred.

The Absorbed Company undertakes neither to dispose of any assets nor to take any action that could jeopardize the Merger until it takes effect.

4.

Valuation of the assets and liabilities of the net equity of the Absorbed Company and impact on the balance sheet of the Absorbing Company due to the Merger (pursuant to Article 1021-7 (1) 3° of the Luxembourg Companies Law and Article 333d under d Book 2 of the Dutch Civil Code)

The assets and liabilities of the net equity of the Absorbing Company are reflected in its interim financial statements, closed on October 31, 2022 (the “Luxembourg Interim Financial Statements”), which will be made available simultaneously with these Common Terms of Cross-Border Merger.

The assets and liabilities of the net equity of the Absorbed Company are reflected in its interim financial statements, closed on October 31, 2022 (the “Dutch Interim Financial Statements”), which will be made available simultaneously with these Common Terms of Cross-Border Merger.

The assets and liabilities of the net equity of the Absorbed Company will be transferred and acquired by the Absorbing Company at their book value contained in the balance sheet of the Dutch Interim Financial Statements used as the Merger balance sheet.

5.

Date of the last adopted annual accounts, or in accordance with article 313, Book 2 of the Dutch Civil Code, the prepared annual accounts or interim balance sheet used for the conditions of the Merger (Article 1021-1 (4) 5° of the Luxembourg Companies Law in connection with article 1023-1 of the Luxembourg Companies Law and article 333d under e Book 2 of the Dutch Civil Code)

The date of the most recently adopted annual financial statements / interim accounts of the Companies’ accounts used to establish the conditions of the Merger is:

Absorbing Company:

Annual accounts dated December 31, 2021

Annual accounts dated December 31, 2020

Annual accounts dated December 31, 2019

Absorbed Company:

Annual accounts dated December 31, 2021

Annual accounts dated December 31, 2020

Annual accounts dated December 31, 2019

6.	Share exchange ratio / terms of the delivery of shares (pursuant to Article 1021-1 (4) 2° and Article 1021-1 (4) 3° of the Luxembourg Companies Law) and proposed measures in connection with the conversion of the shareholding of the Absorbed Company (Article 312 paragraph 2 (g) Book 2 of the Dutch Civil Code)

As a general rule, the share exchange ratio determines the basis on which the shares of the Absorbed Company will be exchanged by the shareholder(s) of the Absorbed Company for shares of the Absorbing Company.

The share exchange ratio will be 1:1, meaning that the Absorbing Company shall issue one share to the shareholders of the Absorbed Company for each share the shareholders hold in the Absorbed Company. For the avoidance of doubt, no shares will be allocated for shares held by the Absorbed Company in its own share capital.

As a result of the Merger—based upon the issued share capital of the Absorbed Company as per the date of signing of these Common Terms of Cross-Border Merger—the amount of the issued share capital of the Absorbing Company is expected to be in the amount of one million one thousand five hundred fifty-one United States Dollars and eighty-three United States Dollar cents (USD 1,001,551.83), the equivalent of EUR 934,022.04 as per the exchange rate communicated by the European Commission for the month of January 2023, being 1 USD $ = 1.0723 EUR, adjusted by the aggregate nominal value of the shares held by shareholders who claimed a compensation in accordance with section 2:333h of the Dutch Civil Code, if any.

It is envisaged that the issued share capital of the Absorbed Company will be increased prior to the Effective Date as a result of issuance(s) of new shares pursuant to a stock compensation plan (the “Plan”), which will be taken into account by the issuance/allotment of shares by the Absorbing Company.

The final amount of the issued share capital of the Absorbing Company shall be reflected in the amended version of the articles of association of the Absorbing Company to be enacted during the Luxembourg EGM.

As a result of the Merger, the shares in the capital of the Absorbed Company shall be cancelled by operation of law in accordance with Dutch Civil Law.

All issued shares in the capital of the Absorbing Company shall be cancelled in accordance with Luxembourg Companies Law.

As per the Effective Date the newly issued/allotted shares in the capital of the Absorbing Company shall fully participate in the profits of the Absorbing Company.

The management boards of the Companies have nominated an auditor in the meaning of Article 328, paragraph 1 Book 2 of the Dutch Civil Code and of article 1021-6 of the Luxembourg Companies Law.

7.

Date as of which the operations of the Absorbed Company shall be treated for tax and accounting purposes as being carried out by the Absorbing Company (pursuant to Article 1021-1 (2) 4° of the Luxembourg Companies Law and Article 312 paragraph 2(f) Book 2 of the Dutch Civil Code)

For Dutch and Luxembourg tax purposes, the operations of the Absorbed Company shall be treated as being carried out by the Absorbing Company as from the Effective Date.

For Luxembourg GAAP accounting purposes, the operations of the Absorbed Company shall be treated as being carried out by the Absorbing Company as from the Effective Date. The financial data of the Absorbed Company will be accounted for in the annual accounts of the Absorbing Company as of that date.

8.

The rights conferred by the Absorbing Company to shareholder(s) having special rights and to the holders of securities other than shares and corporate units, or the measures proposed concerning them (pursuant to Article 1021-1 (2) 6° of the Luxembourg Companies Law and Article 320 in connection with Article 312 paragraph 2(c) Book 2 of the Dutch Civil Code)

The Absorbed Company has issued certain rights to acquire shares in the share capital of the Absorbed Company pursuant to the Plan to employees and non-employee directors of the Group (the “Rights”).

The Rights qualify as special rights towards the Absorbed Company in the meaning of Article 320 Book 2 of the Dutch Civil Code. Holders of Rights will receive an equivalent right towards the Absorbing Company in the form of a right that is subject to the same terms and conditions as the Rights, provided that, if a holder of Rights would otherwise have been entitled to receive shares in the capital of the Absorbed Company, such holder will after the Effective Date be entitled to receive the same number of shares in the Absorbing Company.

It is expected that the Rights under the Plan will be automatically exchanged for share awards and rights to acquire the same number of shares in the Absorbing Company.

Other than the holders of Rights, there are neither natural persons nor legal entities that, other than in their capacity as a shareholder, have special rights as referred to in Article 320 in conjunction with Article 312, paragraph 2 (c) Book 2 of the Dutch Civil Code or Article 1021-1 (2) 6° of the Luxembourg Companies Law.

9.	A proposal for the amount of the compensation for a share that applies according to Article 333h Book 2 of the Dutch Civil Code (Article 333d under f Book 2 of the Dutch Civil Code)

i.

The Dutch Civil Code entitles shareholders in a Dutch absorbed company (as set out in article 333h Book 2 of the Dutch Civil Code) to exercise a statutory withdrawal right if they do not wish to participate in a cross-border merger and wish to receive cash compensation instead, which right can be exercised by filing a request thereto through completing and submitting a withdrawal application form (the “Withdrawal Application Form”), during the Withdrawal Period (as defined below). The Withdrawal Application Form can be found at www.corelab.com/investors.

ii.

The Absorbing Company hereby assumes the obligation of the Absorbed Company to pay the abovementioned cash compensation to the Withdrawal Shareholders (as defined hereinafter) in accordance with Article 333i, paragraph 4 of the Dutch Civil Code and such compensation shall be payable to the Withdrawal Shareholders within 60 business days following the lapse of the term as referred to in Article 333h, paragraph 1 Book 2 of the Dutch Civil Code, net of applicable withholding tax, if any, that is required to be withheld by law.

iii.

At the Dutch EGM, as defined hereinafter, it will be proposed to also resolve to amend the articles of association of the Absorbed Company. Pursuant to such amendment, a formula, as referred to in Article 333h, paragraph 2, last sentence Book 2 of the Dutch Civil Code will be included in the articles of association of the Absorbed Company, on the basis of which such cash compensation payable to such shareholders can be readily determined (the “Formula”). A copy of the draft deed of amendment (the “Draft Amendment”), including the Formula, will be made available together with these Common Terms of Cross-Border Merger.

The Formula reads as follows:

“the cash compensation for each ordinary share in the share capital of the Absorbed Company which may be requested by a shareholder (a “Withdrawing Shareholder”), who votes against the intended merger in the Dutch EGM, pursuant to Article 333h Book 2 of the Dutch Civil Code, and who requests such compensation at any time following the date of the Dutch EGM until twenty-three hours and fifty-nine minutes (Central European Time) on the last day of the period during which shareholders can file a request for compensation in accordance with article 2:333h of the Dutch Civil Code (the “Withdrawal Period”), is equal to the following formula: X divided by Y, whereby:

“X” means the cash proceeds realized by the Absorbing Company from an offering of a number of newly issued shares (“Cash Compensation Funding Shares”) equal to the aggregate number of shares for which cash compensation is requested pursuant to articles 2:333h and 2:333i of the Dutch Civil Code (the “Exit Shares”); and “Y” means the total number of the Exit Shares (the “Share Offering Formula”).”

iv.

The Absorbing Company will offer and sell the Cash Compensation Funding Shares (the “Offering”) during the period between the end of the Withdrawal Period and fifty-five (55) business days following the end of the Withdrawal Period. The board of the Absorbing Company will determine whether such Offering will take place by means of (or any combination of) accelerated book builds, private placements or other alternative sale arrangements. Following the Offering, the compensation per Exit Share will be determined by the board of the Absorbing Company dividing the proceeds of the Offering by the total number of Exit Shares.

The Absorbing Company will issue the Cash Compensation Funding Shares to the persons who have agreed to subscribe for them pursuant to the Offering within 55 business days after the end of the Withdrawal Period.

v.

Without prejudice to the procedure as set forth in this article 9, in case of implementation in the Netherlands of Directive (EU) 2019/2121 of the European Parliament and of the Council of 27 November 2019 amending Directive (EU) 2017/1132 as regards cross-border conversions, mergers and divisions, as a result whereof a maximum period to pay the compensation to the Withdrawing Shareholders is determined and it is established that such provision shall apply to the Merger, the Absorbing Company will complete the abovementioned procedure within such a timeframe that it shall be able to pay the cash compensation within the applicable period to pay the compensation to the Withdrawing Shareholders.

10.

Special advantages granted to the experts referred to in the Luxembourg Companies Law, to the members of the administrative, management, supervisory or control bodies of the Merging Parties (in accordance with Article 1021-1 (2) 7° of the Luxembourg Companies Law Article 312 paragraph 2(d) Book 2 of the Dutch Civil Code)

No special advantages are granted to the experts, members of the administrative, management, supervisory or control bodies of the Merging Parties or third parties, as the case may be.

11.	Effective Date

In accordance with the Luxembourg Companies Law, the legal effective date of the Merger will be the date of the publication in the Luxembourg Electronic Official Gazette (Recueil Electronique de Sociétés et Associations) of the minutes of the shareholder’s general meeting of the Absorbing Company deciding on the Merger (the “Effective Date”).

As mentioned in Section 7 above, and in accordance with the Luxembourg Companies Law, for Luxembourg accounting purposes, the transfer of the assets and liabilities of the Absorbed Company will be understood to be executed as per the date the Merger becomes effective. As of this date, all actions and operations of the Absorbed Company will be understood to be executed, for accounting purposes, by the Absorbing Company.

12.	Articles of association of the Absorbing Company (pursuant to Article 1021-1 (4) 1° of the Luxembourg Companies Law and article 312 paragraph 2(b) of the Dutch Civil Code)

The articles of association of the Absorbing Company will be amended to reflect the new amount of the share capital following the Merger. A draft of the amended version of the articles of association of the Absorbing Company, to be enacted during the Luxembourg EGM, as defined hereinafter, is attached to these Common Terms of Cross-Border Merger as Schedule I.

13.	Intentions involving continuance or termination of activities (Article 312 paragraph 2(h), Book 2 of the Dutch Civil Code)

The activities of the Absorbed Company will be continued by the Absorbing Company.

14.	Date of the financial statements of the Merging Parties (pursuant to Article 1021-1 (4) 5° of the Luxembourg Companies Law)

For the purposes of establishing the conditions of the Merger between the Merging Parties, the Absorbing Company has used the Luxembourg Interim Financial Statements and the Absorbed Company has used the Dutch Interim Financial Statements.

The Dutch Interim Financial Statements and the Luxembourg Interim Financial Statements will be made available together with these Common Terms of Cross-Border Merger.

15.

The likely repercussions of the Merger on employment (pursuant to Article 1021-1 (4) 2° of the Luxembourg Companies Law and article 333d under b Book 2 of the Dutch Civil Code) and information regarding the rules concerning employees’ participation, and information on the procedures for determining the conditions of involvement of employees in defining their rights to participate in the company resulting from the merger (pursuant to Article 1021-1 (4) 3° of the Luxembourg Companies Law and point j) of section 122 of the EU Directive no. 2017/1132 of the European Parliament and of the Council relating to certain aspects of company law and the relevant local laws applicable to the merging companies)

The Absorbing Company has no employees.

As per the date of signing of these Common Terms of Cross-Border Merger, the Absorbed Company has approximately 30 employees. It is envisaged that before the Effective Date the employment relationships of (approximately) 26 employees with all rights and obligations of the Absorbed Company will be transferred to another company within the Group, whereby the Merger will not have any repercussions on employment for these employees.

Upon the legal effectiveness of the Merger, the employment relationships of the remaining 4 employees with the Absorbed Company, which are in effect on such date (the “Transferring Employees”) will be transferred with all rights and obligations to the Absorbing Company due to the universal title of succession. Except for the change of employer, which will be the Absorbing Company, all other provisions of the employment relationships of the Transferring Employees remain unchanged. Therefore, the Transferring Employees will remain to be entitled to their current employment terms and conditions, including, if applicable, any company pension scheme.

The Merging Parties have no works council or any other employee representative body.

Amongst others because neither of the Merging Parties had, in the six (6) month period before the date of these Common Terms of Cross-Border Merger, an average number of employees that exceeded 500 nor do any of the Merging Parties have a system of corporate employee participation, the Merger does not fall under the scope of Article 333k paragraph 3 Book 2 of the Dutch Civil Code. Therefore, there is no obligation to establish a special negotiating body in accordance with the Involvement of Employees (European Companies) Act (in Dutch: “Wet rol werknemers bij Europese rechtspersonen”).

The Merger is carried out in order to internally reorganize the Group. Therefore, the Merger is not expected to have an impact on corporate social responsibility.

16.	Intentions with regard to the composition of the board of managers of the Absorbing Company after the Merger (Article 312 paragraph 2(e) Book 2 of the Dutch Civil Code)

Neither the board of managers of the Absorbing Company nor any other committee of such company will be altered in any way as a result of the Merger.

17.	Termination of mandates

The mandates of the managing directors and supervisory directors of the Absorbed Company will be terminated on the Effective Date.

18.	Bookkeeping of the Absorbed Company

The books and records of the Absorbed Company (including related archives, originals of all deeds, agreements, accounting documents, titles of ownership) will be kept at the registered office of the Absorbing Company for a period of five years starting on the Effective Date, unless the local legislation requires a specific broader term.

19.	Effects of the Merger on the goodwill and the distributable reserves of the Absorbing Company (pursuant to Article 312 paragraph 4 Book 2 of the Dutch Civil Code)

On the basis of the Dutch Interim Financial Statements, there will be a positive balance of the assets and liabilities of the Absorbed Company, which shall therefore be credited to the distributable reserves of the Absorbing Company.

The Merger shall have a positive effect on the size of the goodwill of the Absorbing Company.

20.	Auditor’s statements

The auditor has issued statements as referred to in Article 328 paragraph 1 in conjunction with Article 333g paragraph 1 and Article 328 paragraph 2 Book 2 of the Dutch Civil Code, which statements will be filed with the trade register of the Dutch Chamber of Commerce together with the Common Terms of Cross-Border Merger.

21.	Information of the Merging Parties’ shareholders

According to Article 1021-7 (1) of the Luxembourg Companies Law and Article 314 paragraph 2 Book 2 of the Dutch Civil Code, the shareholders of the Merging Parties shall be entitled to inspect the following documents at the registered office of the Merging Parties at least one month before the date of the general meeting called to decide on the Common Terms of Cross-Border Merger:

•	These present Common Terms of Cross-Border Merger;

•	The adopted annual accounts and the management reports of the Merging Parties for the last three financial years;

•	The Luxembourg Interim Financial Statements

•	The Dutch Interim Financial Statements;

•	Auditor’s statement(s) issued with respect to the Merger.

In accordance with Article 1021-5 (1) of the Luxembourg Companies Law and Article 314 paragraph 2 Book 2 of the Dutch Civil Code, the reports from the management boards of each of the Merging Parties explaining the legal and economic grounds of the Merger will be available at the registered office of the Merging Parties at least one month before the date of the general meeting called to decide on the Common Terms of Cross-Border Merger, unless the shareholders decide to waive them as it is allowed pursuant to Article 1021-5 (3) of the Luxembourg Companies Law.

In accordance with Article 1021-6 (1) of the Luxembourg Companies Law, the examination of the Common Terms of Cross-Border Merger and the related written reports to be issued by independent experts in the framework of the Merger will be available at the registered office of the Merging Parties at least one month before the date of the general meeting called to decide on the Common Terms of Cross-Border Merger, unless the shareholders of the Merging Parties decide to waive them as it is allowed pursuant to Article 1021-6 (5) of the Luxembourg Companies Law.

A full or partial copy of the documents listed above may be obtained by the shareholders of the Merging Parties upon request and free of charge.

Where a shareholder of the Merging Parties has consented to the use by the Company of electronic means for conveying information, such copies may be provided by electronic mail.

22.	Address of the registration authority (pursuant to Article 1021-2 (2) 2° of the Luxembourg Companies Law)

Absorbing Company: Registre de Commerce et des Sociétés de Luxembourg, L-2961 Luxembourg, Grand Duchy of Luxembourg.

Absorbed Company: trade register of the Dutch Chamber of Commerce.

23.	How the creditors should proceed to exercise their right (pursuant to Article 1021-2 (2) 3° of the Luxembourg Companies Law)

According to Article 1021-9 of the Luxembourg Companies Law, creditors of the Absorbed Company whose claims predate the date of the publication in the Luxembourg Electronic Official Gazette (Recueil Electronique de Sociétés et Associations) of the minutes of the general meeting of the Absorbing Company deciding on the Merger, may, notwithstanding any agreement to the contrary, apply within two months as from that publication to the judge presiding over the chamber of the Luxembourg District Court (Tribunal d’Arrondissement de Luxembourg) dealing with commercial matters in the district in which the registered office of the Absorbing Company is located and sitting as in urgency matters, to obtain adequate safeguard of collateral for any debts that are mature or not, where such Merger would make such protection necessary and where they can demonstrate that due to the Merger the satisfaction of their claims is at stake and that no adequate safeguards have been obtained. The president of the court shall reject the application if the creditor is already in possession of adequate safeguards or if such safeguards are unnecessary, having regard to the assets and liabilities of the Absorbing Company after the Merger. The Absorbing Company may cause the application to be turned down by paying the creditor, even if it is a term debt. If the safeguards are not provided within the time limit prescribed, the debt shall immediately fall due.

Detailed information concerning the rights of creditors is available at the aforesaid office address of the Absorbing Company.

24.	Formalities

The Absorbing Company shall:

•	carry out all the legal formalities, including such announcements as are prescribed by law relating to the transfers made in the framework of the Merger;

•	perform the formalities and notifications necessary with all relevant administrative matters in order to put all assets and commitments of the Absorbed Company in its name and on its behalf;

•	carry out any formality required by law or deemed necessary or useful to render the transfer of goods and rights enforceable towards third parties.

Pursuant to Articles 1021-3 of the Luxembourg Companies Law, the Merger will be subject to approval of the respective shareholders of the Merging Parties. Pursuant to Article 1021-12 of the Luxembourg Companies Law, the minutes of the shareholder’s extraordinary general meeting of the Absorbing Company deciding on the Merger (the “Luxembourg EGM”) shall be established by notarial deed.

The shareholders of the Absorbed Company will resolve to merge during an extraordinary general meeting (the “Dutch EGM”) of which the minutes shall be included in a notarial deed to be executed in front of a Dutch civil law notary. With respect to the resolution, no approval is required as referred to in Article 317 Book 2 and Article 312 paragraph 2(i) of the Dutch Civil Code.

25.	Fees and duties

Any charge, duties or fees owing as a result of the Merger shall be borne by the Absorbing Company.

26.	Condition to the Merger

Without prejudice to the conditions and formalities pursuant to Dutch Law, the laws of the Grand Duchy of Luxembourg, and the articles of association of the Merging Parties that need to be fulfilled in order to effectuate the Merger, the Luxembourg EGM will only take place if each of the following conditions (the “Conditions”) have been met or have been waived, partially or totally, by both the Absorbing Company and the Absorbed Company:

a.

the Dutch EGM has adopted the resolution to amend the articles of association of the Absorbed Company in accordance with the Draft Amendment, and the articles of association of the Absorbed Company have been amended accordingly;

b.	the total number of votes cast against the proposal to the Merger at the Dutch EGM does not exceed two percent (2%) of all votes cast at the Dutch EGM; and

c.

at the Dutch EGM, the shareholders of the Absorbed Company representing at least two-third (2/3rd) of the issued share capital of the Absorbing Company following the Merger, as future shareholders of the Absorbing Company by effect of the Merger, grant a power of attorney to the managers of the Absorbing Company to individually represent them and act in their names and on their behalf for the purpose of approving the conversion, with immediate effect after the Merger, i.e., on the same day, which conversion shall entail the transfer, without discontinuity of the legal personality of the Absorbing Company, of the statutory registered office, effective place of management and central administration seat of the Absorbing Company from the Grand Duchy of Luxembourg to the state of Delaware in the United States of America.

The board of directors of each of the Merging Parties will be granted all necessary powers to acknowledge the (non)fulfilment or waiver, as the case may be, of the Conditions.

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT IN TWO ORIGINAL COPIES, EACH PARTY HAVING RECEIVED ONE ORIGINAL.

Core Laboratories Luxembourg S.A.

By: P. Brogan	By: K. Daniels

Title: Director	Title: Director

Place: Luxembourg	Place: Houston, Texas

Date: 16 January 2023	Date: 16 January 2023

By: L. Jacques	By: M. Tattoli

Title: Director	Title: Director

Place: Luxembourg	Place: Houston, Texas

Date: 16 January 2023	Date: 16 January 2023

Core Laboratories N.V.

Core Laboratories International B.V.

By: M. Tattoli

Title: Managing Director

Place: Houston, Texas

Date: 16 January 2023

By: L. Bruno	By: M. Carnes

Title: Supervisory Board Member	Title: Supervisory Board Member

Place: Houston, Texas	Place: Houston, Texas

Date: 16 January 2023	Date: 16 January 2023

By: K.O. Temeng	By: H. Klingensmith

Title: Supervisory Board Member	Title: Supervisory Board Member

Place: Houston, Texas	Place: Houston, Texas

Date: 16 January 2023	Date: 16 January 2023

By: M. Straughen	By: K. Murray

Title: Supervisory Board Member	Title: Supervisory Board Member

Place: Houston, Texas	Place: Houston, Texas

Date: 16 January 2023	Date: 16 January 2023

By: M.G.M. van Dijken-Eeuwijk

Title: Supervisory Board Member

Place: Amsterdam, the Netherlands

Date: 16 January 2023

Schedule I

The updated articles of association of the Absorbing Company

ARTICLE 1 CORPORATE FORM – NAME

There is hereby formed, among the subscriber and all those, who may become owners of the shares hereafter issued, a company (hereafter the “Company”) in the form of a public company limited by shares (société anonyme) under the name of “Core Laboratories Luxembourg S.A.”.

ARTICLE 2 DURATION

The Company is established for an unlimited period.

ARTICLE 3 CORPORATE PURPOSE

The purpose for which the Company is formed are all transactions pertaining directly or indirectly to the taking of participating interests in any enterprises in whatever form, as well as the administration, the management, the control and the development of such participating interests.

The Company may particularly use its funds for the setting-up, the management, the development and the disposal of a portfolio consisting of any securities and patents of whatever origin, participate in the creation, the development and the control of any enterprise, acquire by way of contribution, subscription, underwriting or by option to purchase and any other way whatever, any type of securities and patents, realise them by way of sale, transfer, exchange or otherwise, have developed these securities and patents.

The Company may also use its funds to the acquisition, assignment, development, ownership and exploitation of patents, licenses, designs, trademarks, copyrights and other rights of intellectual property as well as the exercise of all rights deriving from or pertaining to any of the aforesaid.

This includes, but is not limited to the registration, protection, maintenance of the intellectual property rights as well as registering the trademarks and other intellectual property rights, controlling such registration and their terms and use as well as the identification of and legal action against any infringement of intellectual property rights.

The Company shall also be in charge of the strategic management of the intellectual property rights including but not limited to the management of the relationship with all existing and prospective licenses and the management of the sub-licensing contracts and activities.

The Company shall invoice, collect and disburse royalties.

The Company shall further accomplish, in Luxembourg or abroad, in its own name and on its own behalf or in the name and on behalf of third parties all operations which are directly or indirectly related to the purchase and sale, importation and exportation, trade, fabrication, transformation and repair of all fashion material and accessories.

In general, the Company may carry out any industrial, commercial or financial operations and engage in such other activities as the Company deems necessary, advisable, convenient, incidental to, or not inconsistent with, the accomplishment and development of the foregoing.

The Company may borrow in any form whatever. The Company may grant to the companies of the group or to its shareholders, any support, toms, advances, pledges, guarantees, liens, mortgages and any other form of securities as well as any form of indemnities, to Luxembourg or foreign entities, in respect of its own obligations and debts, within the limits of the Law. The Company may take any measure to safeguard its rights and make any transactions whatsoever which are directly or indirectly connected with its purposes and which are fiable to promote their development or extension.

The Company may, in any manner, acquire an interest in or co-operate or merge with any association, business, enterprise or company having an identical, similar or related purpose or one that is liable to facilitate its business and / or develop the sale of its services.

The Company may realize its object in any manner and in accordance with such terms as it finds suitable.

ARTICLE 4 REGISTERED OFFICE

The registered office of the Company is established in Luxembourg Grand Duchy of Luxembourg.

The board of directors may transfer the registered office of the Company within the same municipality or to any other municipality in the Grand Duchy of Luxembourg and amend the present article of association accordingly.

If extraordinary political, economic or social events occur or are imminent, which might interfere with the normal activity at the registered office, or with easy communication between this office and abroad, the registered office may be declared to have been transferred abroad provisionally until the complete cessation of these abnormal circumstances.

Such decision, however, shall have no effect on the nationality of the Company.

Branches or other offices may be established either in the Grand Duchy of Luxembourg or abroad by resolutions of the board of directors.

ARTICLE 5 CAPITAL – SHARES – SHARES CERTIFICATES – AUTHORISED CAPITAL

The subscribed capital is set at nine hundred and one thousand seven hundred seventy United States Dollars and sixty-five United States Dollar cents (USD 901,770.65), represented by ninety million one hundred and seventy seven thousand and sixty five (90,177,065) shares with a par value of one Dollar of the United States of America cent (USD 0.01) each, fully paid up.

The shares are in registered form.

A share register of the Company will be kept at the registered office of the Company, where it will be available for inspection by any shareholder of the Company. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the nominal value or accounting par value paid in on each such share, the issuance of shares, the transfer of shares and the dates of such issuance and transfers. The ownership of the shares will be established by the entry in this register.

Certificates of these entries may be issued to the shareholders and such certificates, if any, will be signed by the Chairman (as defined below) or by any other two members of the board of directors.

In addition to the corporate capital, there may be set up a premium account, into which any premium paid on any share is transferred. The amount of said premium account is at the free disposal of the shareholder(s).

The shareholders may increase or decrease the subscribed share capital of the Company in compliance with legal requirements.

In the case of an issuance of shares in consideration for a payment in cash or an issuance in consideration for a payment in cash of those instruments covered in article 420-27 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the “Law”), including, without limitation, convertible bonds that entitle their holders to subscribe for or to be allocated with shares, the shareholders shall have pro rata pre-emptive rights with respect to any such issuance in accordance with the Law.

The Company may proceed to the repurchase of its own shares in compliance with legal requirements.

The Board is authorised, for a period of five (5) years, as from the date of the articles’ amendment to create, renew or increase the authorised capital pursuant to this article and to:

(a)

increase the issued share capital, in whole or in part and on one (1) or several times, for a maximum amount of five hundred thousand Dollars of the United States of America (USD 500,000) by the issue of fifty million (50,000,000), shares against contribution in cash and/or in kind;

(b)

determine the date of the issue (or any successive issue) and the terms and conditions of the subscription for the issued shares (including the allocation of the subscription price for the issued shares to the share capital, share premium and/or any other reserve account of the Company); and

(c)	record each such share capital increase by way of a notarial deed and amend the shareholders’ register to reflect the amendment accordingly;

provided that such shares be issued to existing shareholders and/or person(s) having been approved in accordance with the Law and the present Articles.

The authorised capital of the Company may be increased or reduced by a resolution of the general meeting adopted in the manner required for amendments of the present Articles.

ARTICLE 6 BOARD OF DIRECTORS

The Company is managed by a board of directors composed of at least three members, either shareholders or not, who are appointed for a period not exceeding six years by the general meeting of shareholders which may at any time remove them.

Where a legal entity is appointed as a director, the legal entity must designate an individual as permanent representative who will represent the legal entity as a member of the board of directors in accordance with article 441-3 of the Law.

Where the Company has a sole shareholder, it may be managed by a sole director having the powers of the board of directors.

The number of directors, their term and their remuneration, as the case may be, are fixed by the general meeting of the shareholders.

ARTICLE 7 PROCEDURES OF MEETING OF THE BOARD

The board of directors shall elect from among its members a chairman (the “Chairman”).

The Chairman shall preside at all meetings of the board of directors, but in absence of the latter, the board of directors may appoint among its members another chairman pro tempore by vote of the majority present at any such meeting.

The board of directors shall meet upon call by the Chairman or two directors at the place indicated in the convening notice.

Written meeting notice of the board of directors shall be given to all the directors at least 24 (twenty-four) hours in advance of the day and the hour set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the board of directors.

Any director may act at any meeting of the board of directors by appointing in writing or by fax, or telegram or telex another director as his proxy.

Any and all directors may participate in any meeting of the board of directors by telephone or video conference call or by other similar means of communication initiated from the Grand Duchy of Luxembourg allowing all the directors taking part in the meeting to hear one another. The participation in a meeting by these means is equivalent to a participation in person of such meeting.

After deliberation, votes may also be cast in writing or by fax or telegram or telex or by telephone provided in such latter event such vote is confirmed in writing.

The board of directors can deliberate or act validly if at least two directors are present or represented at the meeting of the board of directors. Decisions shall be taken by a majority of the votes of the directors present or represented at such meeting. In case of an undecided vote, the vote of the Chairman shall be decisive.

In the event that any director of the Company has any adverse personal interest in any transaction of the Company, such director shall make known to the board of directors such personal interest and shall have his declaration recorded in the minutes of the board meeting and shall not consider or vote on such transaction. Such director’s interest therein shall be reported by the board of directors to the next succeeding meeting of shareholders prior to such meeting taking any resolution on any other item.

In case of emergency, resolutions in writing approved and signed by all directors shall have the same effect as resolutions taken during a board of directors’ meeting.

ARTICLE 8 POWERS OF THE BOARD

The board of directors is vested with the broadest powers to perform all acts of administration and disposition in compliance with the corporate object. All powers not expressly reserved by law or by the present Articles to the general meeting of shareholders fall within the competence of the board of directors.

The board of directors may delegate its powers to conduct the daily management and affairs of the Company and the representation of the Company for such management and affairs to one or more directors, who shall be called managing directors.

ARTICLE 9 SIGNATORY REGIME

The Company will be bound in any circumstances towards third parties by the sole signature of its director, and in case of plurality of directors, by the joint signature of two directors, or by the signature of any person to whom such signatory power shall have been delegated by decision of the board of directors.

ARTICLE 10 MEETINGS OF SHAREHOLDERS – GENERAL

In case of a sole shareholder, that sole shareholder assumes all powers conferred to the general shareholders’ meeting.

In case of plurality of shareholders, the general meeting of shareholders shall represent the entire body of shareholders of the Company.

The general meeting of shareholders shall have the widest powers to adopt or ratify any action relating to the Company. In particular, the general meetings of shareholders shall have competence in all matters where the board of directors, in its sole discretion, desires the formal approval of the general meeting of shareholders.

The quorum and time required by law shall govern the notice for and conduct of the meetings of shareholders of the Company, unless otherwise provided herein.

Each share is entitled to one vote. A shareholder may act at any meeting of shareholders by appointing another person as his proxy in writing or by fax or telegram or telex.

Except as otherwise required by law, resolutions at a meeting of shareholders duly convened will be passed by a simple majority of those present and voting.

The board of directors may determine all other conditions that must be fulfilled by shareholders for them to take part in any meeting of shareholders.

If all of the shareholders are present or represented at a meeting of shareholders, and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice or publication.

The extraordinary shareholders meeting will be held at the place as indicated in the convening notice sent by the board of directors.

Shareholders taking part in a meeting by conference call, through video conference or by any other means of communication allowing for their identification, allowing all persons taking part in the meeting to hear one another on a continuous basis and allowing for an effective participation of all such persons in the meeting, are deemed to be present for the computation of the quorums and votes, subject to such means of communication being made available at the place of the meeting.

Each shareholder may vote at a general meeting through a signed voting form sent by post, electronic mail, facsimile or any other means of communication to the Company’s registered office or to the address specified in the convening notice. The shareholders may only use voting forms provided by the Company which contain at least the place, date and time of the meeting, the agenda of the meeting, the proposals submitted to the shareholders, as well as for each proposal three boxes allowing the shareholder to vote in favour thereof, against, or abstain from voting by ticking the appropriate box.

Voting forms which, for a proposed resolution, do not show (i) a vote in favour (ii) a vote against the proposed resolution or (iii) an abstention are void with respect to such resolution. The Company shall only take into account voting forms received prior to the general meeting to which they relate.

An attendance list must be kept at all meetings of shareholders.

Subject to the provisions of the Law, the board of directors may, during the course of any general meeting, adjourn such general meeting for four (4) weeks. The board of directors shall do so at the request of one or several shareholder(s) representing at least ten percent (10%) of the share capital of the Company. In the event of an adjournment, any resolution already adopted by the general meeting of shareholders shall be cancelled.

ARTICLE 11 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The annual general meeting of shareholders shall be held within six (6) months of the end of each financial year in the Grand Duchy of Luxembourg at the registered office of the Company or at such other place in the Grand Duchy of Luxembourg as may be specified in the convening notice of such meeting. Other meetings of shareholders may be held at such place and time as may be specified in the respective convening notices. If the annual general meeting is scheduled on a day which is not a bank business day in Luxembourg, the annual general meeting shall be held on the next following bank business day.

ARTICLE 12 STATUTORY AUDITOR

The Company is supervised by one or more statutory auditors, appointed by the general meeting of shareholders which will fix their number and their remuneration, as well as the term of their office, which must not exceed six years.

If there is more than one statutory auditor, the statutory auditors shall act as a collegium and form the board of auditors.

ARTICLE 13 ACCOUNTING YEAR

The Company’s accounting year starts on the first of January and ends on the thirty first of December.

ARTICLE 14 DISTRIBUTION OF PROFITS

The gross profits of the Company stated in the annual accounts, after deduction of general expenses, amortization and expenses represent the net profit. An amount equal to five per cent (5%) of the net profit of the Company is allocated to the legal reserve, until this reserve amounts to ten per cent (10%) of the Company’s share capital.

The balance of the net profit may be distributed to the shareholders in proportion to their shareholding in the Company.

The board of directors may decide to pay interim dividends, in compliance with the legal requirements.

ARTICLE 15 DISSOLUTION - LIQUIDATION

The Company may be dissolved by a resolution of the general meeting of shareholders. The liquidation will be carried out by one or more liquidators appointed by the general meeting of shareholders which will specify their powers and fix their remuneration.

ARTICLE 16 REFERENCE TO THE LAW

All matters not governed by these Articles are to be construed in accordance with the Law, as amended.

APPENDIX B – FORM OF CORE LAB DELAWARE CERTIFICATE OF INCORPORATION

B-1

APPENDIX C – FORM OF CORE LAB DELAWARE BYLAWS

C-1

APPENDIX D – FORM OF POWER OF ATTORNEY TO VOTE SHARES BY PROXY

Appendix D

POWER OF ATTORNEY

The shareholders1 of Core Laboratories N.V., a public limited company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands, and its office address at Van Heuven Goedhartlaan 7 B, 1181 LE Amstelveen, the Netherlands, registered with the trade register of the Dutch Chamber of Commerce under number 33261158 (the “DutchCo”), hereby appoint, with full power of substitution, the following individuals:

•	Mr. Paul BROGAN, director;

•	Mr. Kevin DANIELS, director;

•	Mr. Laurent JACQUES, director; and

•	Mr. Mark TATTOLI, director.

being all members of the board of directors (altogether referred to as the “Board of Directors”) of Core Laboratories Luxembourg S.A., a public limited company (société anonyme) duly incorporated and validly existing under the laws of Luxembourg, with registered office at 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg, duly registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés) under number B168463 (the “LuxCo”), to jointly represent them and act in their names and on their behalf during the extraordinary general meeting of LuxCo to be held in front of the Luxembourg notary Maître Marc ELVINGER, notary residing in Ettelbruck, Grand Duchy of Luxembourg, or any other Luxembourg notary acting in replacement, for the purpose of and limited to approving the conversion of LuxCo, with immediate effect after the Merger (as below defined), i.e., on the same day or as soon as reasonably possible thereafter, entailing the transfer without discontinuity of the legal personality of LuxCo, of the statutory registered office, effective place of management and central administration seat of LuxCo from the 12E, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States of America (the “Conversion”).

Any powers granted to the Board of Directors for the purpose of implementing the Conversion by virtue of the present power of attorney are subject to, valid and enforceable provided that DutchCo and LuxCo effectively complete a European Union cross-border legal merger by virtue of which LuxCo acquires, under universal succession, all assets and liabilities of DutchCo with all rights and obligations attached thereto and DutchCo will be dissolved without liquidation, in accordance with the relevant laws applicable in the Grand-Duchy of Luxembourg and in the Netherlands (the “Merger”) (the “Condition Precedent”).

Upon the effective date of the Merger, i.e. the date of the publication in the Luxembourg Electronic Official Gazette (Recueil Electronique de Sociétés et Associations) of the minutes of the shareholders’ general meeting of LuxCo deciding on the Merger (expected to take place in April 2023), the shareholders of DutchCo will become by law shareholders in the LuxCo. Therefore, the present power of attorney is granted by the shareholders of DutchCo in view of and under the Condition Precedent, in their capacity of future shareholders of LuxCo.

[1]

For the purposes of this power of attorney, by “shareholders” it is understood all the shareholders present at the extraordinary general meeting of DutchCo held on […] 2023 who voted in favor of this power of attorney and as evidenced in Schedule A to this power of attorney.

Further on, the undersigned hereby give full powers to the Board of Directors to sign all documents or do all acts necessary or useful in respect of the performance of this power of attorney even though not especially indicated, undertaking to ratify and confirm such acts and signatures if the need would arise.

This power of attorney shall expire in three (3) months after its issuance.

The undersigned hereby covenant and agree to indemnify and to hold harmless the Board of Directors from and against any liability they might incur for any steps properly taken by them in connection with the proxy except to the extent of negligence or willful misconduct.

The present proxy is governed and shall be construed in accordance with the laws of the Grand Duchy of Luxembourg. Any dispute or controversy in connection therewith shall be of the exclusive competence of the courts of the district of Luxembourg.

<REMAINDER OF THE PAGE INTENTIONALY LEFT BLANK,

SIGNATURE PAGE(S) AND SCHEDULES TO FOLLOW>

Given in ______________________, on _________________________.

On behalf of the shareholders of Core Laboratories N.V.

as future shareholders of Core Laboratories Luxembourg S.A.

Name:
Title:

SCHEDULES:

•	Schedule 1: [to be inserted as per footnote 1];

•	Schedule 2: copy of ID documents and proof of powers of the signatory.

APPENDIX E – FORM OF AMENDED ARTICLES OF CORE LAB N.V.

Appendix E

Schedule 1

Articles of association of the Absorbing Company

after Effective Date

ARTICLE I CORPORATE FORM — NAME

There is hereby formed, among the subscriber and all those, who may become owners of the shares hereafter issued, a company (hereafter the “Company”) in the form of a public company limited by shares (société anonyme) under the name of “Core Laboratories Luxembourg S.A.”.

ARTICLE 2 DURATION

The Company is established for an unlimited period.

ARTICLE 3 CORPORATE PURPOSE

The purpose for which the Company is formed are all transactions pertaining directly or indirectly to the taking of participating interests in any enterprises in whatever form, as well as the administration, the management, the control and the development of such participating interests.

The Company may particularly use its funds for the setting-up, the management, the development and the disposal of a portfolio consisting of any securities and patents of whatever origin, participate in the creation, the development and the control of any enterprise, acquire by way of contribution, subscription, underwriting or by option to purchase and any other way whatever, any type of securities and patents, realise them by way of sale, transfer, exchange or otherwise, have developed these securities and patents.

The Company may also use its funds to the acquisition, assignment, development, ownership and exploitation of patents, licenses, designs, trademarks, copyrights and other rights of intellectual property as well as the exercise of all rights deriving from or pertaining to any of the aforesaid.

This includes, but is not limited to the registration, protection, maintenance of the intellectual property rights as well as registering the trademarks and other intellectual property rights, controlling such registration and their terms and use as well as the identification of and legal action against any infringement of intellectual property rights.

The Company shall also be in charge of the strategic management of the intellectual property rights including but not limited to the management of the relationship with all existing and prospective licenses and the management of the sub-licensing contracts and activities.

The Company shall invoice, collect and disburse royalties.

The Company shall further accomplish, in Luxembourg or abroad, in its own name and on its own behalf or in the name and on behalf of third parties all operations which are directly or indirectly related to the purchase and sale, importation and exportation, trade, fabrication, transformation and repair of all fashion material and accessories.

In general, the Company may carry out any industrial, commercial or financial operations and engage in such other activities as the Company deems necessary, advisable, convenient, incidental to, or not inconsistent with, the accomplishment and development of the foregoing.

The Company may borrow in any form whatever. The Company may grant to the companies of the group or to its shareholders, any support, toms, advances, pledges, guarantees, liens, mortgages and any other form of securities as well as any form of indemnities, to Luxembourg or foreign entities, in respect of its own obligations and debts, within the limits of the Law. The Company may take any measure to safeguard its rights and make any transactions whatsoever which are directly or indirectly connected with its purposes and which are fiable to promote their development or extension.

The Company may, in any manner, acquire an interest in or co-operate or merge with any association, business, enterprise or company having an identical, similar or related purpose or one that is liable to facilitate its business and / or develop the sale of its services.

The Company may realize its object in any manner and in accordance with such terms as it finds suitable.

ARTICLE 4 REGISTERED OFFICE

The registered office of the Company is established in Luxembourg Grand Duchy of Luxembourg.

The board of directors may transfer the registered office of the Company within the same municipality or to any other municipality in the Grand Duchy of Luxembourg and amend the present article of association accordingly.

If extraordinary political, economic or social events occur or are imminent, which might interfere with the normal activity at the registered office, or with easy communication between this office and abroad, the registered office may be declared to have been transferred abroad provisionally until the complete cessation of these abnormal circumstances.

Such decision, however, shall have no effect on the nationality of the Company.

Branches or other offices may be established either in the Grand Duchy of Luxembourg or abroad by resolutions of the board of directors.

ARTICLE 5 CAPITAL—SHARES—SHARES CERTIFICATES – AUTHORISED CAPITAL

The subscribed capital is set at nine hundred and one thousand seven hundred seventy United States Dollars and sixty-five United States Dollar cents (USD 901,770.65), represented by ninety million one hundred and seventy seven thousand and sixty five (90,177,065) shares with a par value of one Dollar of the United States of America cent (USD 0.01) each, fully paid up.

The shares are in registered form.

A share register of the Company will be kept at the registered office of the Company, where it will be available for inspection by any shareholder of the Company. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the nominal value or accounting par value paid in on each such share, the issuance of shares, the transfer of shares and the dates of such issuance and transfers. The ownership of the shares will be established by the entry in this register.

Certificates of these entries may be issued to the shareholders and such certificates, if any, will be signed by the Chairman (as defined below) or by any other two members of the board of directors.

In addition to the corporate capital, there may be set up a premium account, into which any premium paid on any share is transferred. The amount of said premium account is at the free disposal of the shareholder(s).

The shareholders may increase or decrease the subscribed share capital of the Company in compliance with legal requirements.

In the case of an issuance of shares in consideration for a payment in cash or an issuance in consideration for a payment in cash of those instruments covered in article 420-27 of the Luxembourg law of 10 August 1915 on commercial companies, as amended (the “Law”), including, without limitation, convertible bonds that entitle their holders to subscribe for or to be allocated with shares, the shareholders shall have pro rata pre-emptive rights with respect to any such issuance in accordance with the Law.

The Company may proceed to the repurchase of its own shares in compliance with legal requirements.

The Board is authorised, for a period of five (5) years, as from the date of the articles’ amendment to create, renew or increase the authorised capital pursuant to this article and to:

(a)

increase the issued share capital, in whole or in part and on one (1) or several times, for a maximum amount of five hundred thousand Dollars of the United States of America (USD 500,000) by the issue of fifty million (50,000,000), shares against contribution in cash and/or in kind;

(b)

determine the date of the issue (or any successive issue) and the terms and conditions of the subscription for the issued shares (including the allocation of the subscription price for the issued shares to the share capital, share premium and/or any other reserve account of the Company); and

(c)	record each such share capital increase by way of a notarial deed and amend the shareholders’ register to reflect the amendment accordingly;

provided that such shares be issued to existing shareholders and/or person(s) having been approved in accordance with the Law and the present Articles.

The authorised capital of the Company may be increased or reduced by a resolution of the general meeting adopted in the manner required for amendments of the present Articles.

ARTICLE 6 BOARD OF DIRECTORS

The Company is managed by a board of directors composed of at least three members, either shareholders or not, who are appointed for a period not exceeding six years by the general meeting of shareholders which may at any time remove them.

Where a legal entity is appointed as a director, the legal entity must designate an individual as permanent representative who will represent the legal entity as a member of the board of directors in accordance with article 441-3 of the Law.

Where the Company has a sole shareholder, it may be managed by a sole director having the powers of the board of directors.

The number of directors, their term and their remuneration, as the case may be, are fixed by the general meeting of the shareholders.

ARTICLE 7 PROCEDURES OF MEETING OF THE BOARD

The board of directors shall elect from among its members a chairman (the “Chairman”).

The Chairman shall preside at all meetings of the board of directors, but in absence of the latter, the board of directors may appoint among its members another chairman pro tempore by vote of the majority present at any such meeting.

The board of directors shall meet upon call by the Chairman or two directors at the place indicated in the convening notice.

Written meeting notice of the board of directors shall be given to all the directors at least 24 (twenty-four) hours in advance of the day and the hour set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the board of directors.

Any director may act at any meeting of the board of directors by appointing in writing or by fax, or telegram or telex another director as his proxy.

Any and all directors may participate in any meeting of the board of directors by telephone or video conference call or by other similar means of communication initiated from the Grand Duchy of Luxembourg allowing all the directors taking part in the meeting to hear one another. The participation in a meeting by these means is equivalent to a participation in person of such meeting.

After deliberation, votes may also be cast in writing or by fax or telegram or telex or by telephone provided in such latter event such vote is confirmed in writing.

The board of directors can deliberate or act validly if at least two directors are present or represented at the meeting of the board of directors. Decisions shall be taken by a majority of the votes of the directors present or represented at such meeting. In case of an undecided vote, the vote of the Chairman shall be decisive.

In the event that any director of the Company has any adverse personal interest in any transaction of the Company, such director shall make known to the board of directors such personal interest and shall have his declaration recorded in the minutes of the board meeting and shall not consider or vote on such transaction. Such director’s interest therein shall be reported by the board of directors to the next succeeding meeting of shareholders prior to such meeting taking any resolution on any other item.

In case of emergency, resolutions in writing approved and signed by all directors shall have the same effect as resolutions taken during a board of directors’ meeting.

ARTICLE 8 POWERS OF THE BOARD

The board of directors is vested with the broadest powers to perform all acts of administration and disposition in compliance with the corporate object. All powers not expressly reserved by law or by the present Articles to the general meeting of shareholders fall within the competence of the board of directors.

The board of directors may delegate its powers to conduct the daily management and affairs of the Company and the representation of the Company for such management and affairs to one or more directors, who shall be called managing directors.

ARTICLE 9 SIGNATORY REGIME

The Company will be bound in any circumstances towards third parties by the sole signature of its director, and in case of plurality of directors, by the joint signature of two directors, or by the signature of any person to whom such signatory power shall have been delegated by decision of the board of directors.

ARTICLE 10 MEETINGS OF SHAREHOLDERS—GENERAL

In case of a sole shareholder, that sole shareholder assumes all powers conferred to the general shareholders’ meeting.

In case of plurality of shareholders, the general meeting of shareholders shall represent the entire body of shareholders of the Company.

The general meeting of shareholders shall have the widest powers to adopt or ratify any action relating to the Company. In particular, the general meetings of shareholders shall have competence in all matters where the board of directors, in its sole discretion, desires the formal approval of the general meeting of shareholders.

The quorum and time required by law shall govern the notice for and conduct of the meetings of shareholders of the Company, unless otherwise provided herein.

Each share is entitled to one vote. A shareholder may act at any meeting of shareholders by appointing in writing another person as his proxy. The power of attorney shall be sent by (registered) post or first-class mail.

Except as otherwise required by law, resolutions at a meeting of shareholders duly convened will be passed by a simple majority of those present and voting.

The board of directors may determine all other conditions that must be fulfilled by shareholders for them to take part in any meeting of shareholders.

If all of the shareholders are present or represented at a meeting of shareholders, and if they state that they have been informed of the agenda of the meeting, the meeting may be held without prior notice or publication.

The extraordinary shareholders meeting will be held at the place and time as indicated in the convening notice sent, directly or indirectly, by the board of directors. Without prejudice to contrary provisions herein or in the Law, the convening notice shall be communicated to the shareholders before the meeting, in compliance with article 450-8 of the Law, but in any case, at least ten (10) days in advance to the meeting. This communication will be in writing, on a durable support, and in electronic format, including without being limited to electronic mail, Company or Company’s group website and/or communication channels provided under the stock exchange legislation.

Holders of dematerialized shares or securities may take part in the general meeting and exercise their rights only if they hold such dematerialized shares or securities at the latest on the fourteenth day prior to the general meeting at midnight, Grand-Duchy of Luxembourg time or such other record date as determined by the board with the observance of the Law.

Shareholders taking part in a meeting by conference call, through video conference or by any other means of communication allowing for their identification, allowing all persons taking part in the meeting to hear one another on a continuous basis and allowing for an effective participation of all such persons in the meeting, are deemed to be present for the computation of the quorums and votes, subject to such means of communication being made available at the place of the meeting.

Each shareholder may vote at a general meeting through a signed voting form sent by post, electronic mail, facsimile or any other means of communication to the Company’s registered office or to the address specified in the convening notice. The shareholders may only use voting forms provided by the Company which contain at least the place, date and time of the meeting, the agenda of the meeting, the proposals submitted to the shareholders, as well as for each proposal three boxes allowing the shareholder to vote in favour thereof, against, or abstain from voting by ticking the appropriate box.

Voting forms which, for a proposed resolution, do not show (i) a vote in favour (ii) a vote against the proposed resolution or (ii) an abstention are void with respect to such resolution. The Company shall only take into account voting forms received prior to the general meeting to which they relate.

An attendance list must be kept at all meetings of shareholders.

Subject to the provisions of the Law, the board of directors may, during the course of any general meeting, adjourn such general meeting for four (4) weeks. The board of directors shall do so at the request of one or several shareholder(s) representing at least ten percent (10%) of the share capital of the Company. In the event of an adjournment, any resolution already adopted by the general meeting of shareholders shall be cancelled.

ARTICLE 11 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The annual general meeting of shareholders shall be held within six (6) months of the end of each financial year in the Grand Duchy of Luxembourg at the registered office of the Company or at such other place in the Grand Duchy of Luxembourg as may be specified in the convening notice of such meeting. Other meetings of shareholders may be held at such place and time as may be specified in the respective convening notices. If the annual general meeting is scheduled on a day which is not a bank business day in Luxembourg, the annual general meeting shall be held on the next following bank business day.

ARTICLE 12 STATUTORY AUDITOR

The Company is supervised by one or more statutory auditors, appointed by the general meeting of shareholders which will fix their number and their remuneration, as well as the term of their office, which must not exceed six years.

If there is more than one statutory auditor, the statutory auditors shall act as a collegium and form the board of auditors.

ARTICLE 13 ACCOUNTING YEAR

The Company’s accounting year starts on the first of January and ends on the thirty first of December.

ARTICLE 14 DISTRIBUTION OF PROFITS

The gross profits of the Company stated in the annual accounts, after deduction of general expenses, amortization and expenses represent the net profit. An amount equal to five per cent (5%) of the net profit of the Company is allocated to the legal reserve, until this reserve amounts to ten per cent (10%) of the Company’s share capital.

The balance of the net profit may be distributed to the shareholders in proportion to their shareholding in the Company.

The board of directors may decide to pay interim dividends, in compliance with the legal requirements.

ARTICLE 15 DISSOLUTION—LIQUIDATION

The Company may be dissolved by a resolution of the general meeting of shareholders. The liquidation will be carried out by one or more liquidators appointed by the general meeting of shareholders which will specify their powers and fix their remuneration.

ARTICLE 16 REFERENCE TO THE LAW

All matters not governed by these Articles are to be construed in accordance with the Law, as amended.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE :

ARTICLE 1 FORME SOCIALE—DENOMINATION

Il est formé, entre le souscripteur et tous ceux qui deviendront dans la suite propriétaires des actions ci-après créées, une société (ci-après la « Société ») sous la forme d’une société anonyme sous la dénomination de « Core Laboratories Luxembourg S.A. ».

ARTICLE 2 DUREE

La Société est constituée pour une durée illimitée.

ARTICLE 3 OBJET SOCIAL

La Société a pour objet la prise de participations directes ou indirectes et la détention de ces participations, sous n’importe quelle forme ainsi que l’administration, la gestion et la mise en valeur de ces participations.

La Société pourra notamment employer ses fonds pour la mise en place, la gestion, le développement et la disposition d’un portefeuille se composant de titres et brevets de toute origine, participer à la création, au développement et au contrôle de toute entreprise, acquérir par voie d’apport, de souscription, ou par option d’achat et de toute autre manière que ce soit, n’importe quel type de titres et brevets, les réaliser par voie de vente, transfert, échange ou autrement, mettre en valeur ces titres et brevets.

La Société pourra également employer ses fonds pour l’acquisition, la cession, le développement, la propriété et l’exploitation de brevets, licences, modèles, marques, droits d’auteur et d’autres droits de propriété intellectuelle ainsi que l’exercice de tous ces droits dérivant de ou liés à ce qui précède.

Ceci inclut, sans y être limité, l’enregistrement, la protection, le maintien des droits de propriété intellectuelle ainsi que l’enregistrement des marques et d’autres droits de propriété intellectuelle, le contrôle de ces enregistrements et leurs conditions et usage ainsi que l’identification de et l’intention des procès contre toute contravention de droits de propriété intellectuelle.

La Société sera également en charge de la gestion stratégique des droits de propriété intellectuelle y inclus sans être limité à la gestion de la relation avec tous les licences existantes et futures et la gestion des contrats et activités de sous-licence.

La Société facturera, collectera et déboursera les royalties.

La Société pourra réaliser, à Luxembourg ou à l’étranger, en son nom et pour son propre compte ou au nom et pour le compte d’un tiers, toutes les opérations directement ou indirectement liées à l’achat et la vente, l’importation et l’exportation, le commerce, la fabrication, la transformation et la réparation des matériaux et accessoires de mode.

D’une manière générale la Société pourra effectuer toute opération industrielle, commerciale ou financière et s’engager dans toute activité qu’elle jugera nécessaire, conseillée, appropriée, incidente à, ou non contradictoire avec, l’accomplissement et le développement de ce qui précède.

La Société peut emprunter sous toute forme que ce soit. La Société peut accorder aux sociétés du groupe ou à ses associés, tout concours, prêts, avances, gages, garanties, privilèges, hypothèques et toute autre forme de sûretés ainsi que toute forme d’indemnités, à des entités luxembourgeoises ou étrangères, en relation avec ses propres obligations et dettes ou dans les limites de la Loi.

La Société peut prendre toute mesure pour sauvegarder ses droits et réaliser toutes opérations que ce soit directement ou indirectement liées à ces fins et qui sont de nature à favoriser leur développement ou l’extension.

La Société pourra, d’une quelconque manière, acquérir une participation dans ou coopérer ou fusionner avec toute association, commerce, entreprise ou société ayant un objet identique, similaire ou connexe ou qui est susceptible de faciliter son activité et/ou développer la vente de ses services.

La Société pourra réaliser son objet de toute manière que ce soir et selon des conditions qu’elle jugera appropriées.

ARTICLE 4 SIEGE SOCIAL

Le siège social de la Société est établi à Luxembourg, Grand-Duché de Luxembourg.

Le conseil d’administration peut transférer le siège social de la Société dans la commune de ce dernier ou en toute autre commune du Grand-Duché de Luxembourg et modifier le présent article des Statuts en conséquence.

Au cas où des événements extraordinaires d’ordre politique, économique ou social de nature à compromettre l’activité normale au siège social, ou la communication aisée avec ce siège ou de ce siège avec l’étranger se produiraient ou seraient imminents, le siège social pourra être transféré provisoirement à l’étranger jusqu’à cessation complète de ces circonstances anormales.

De telles mesures temporaires n’auraient cependant pas d’effet sur la nationalité de la Société.

Des succursales ou autres bureaux peuvent être établis au Grand-Duché de Luxembourg ou à l’étranger par décision du conseil d’administration.

ARTICLE 5 CAPITAL — ACTIONS — CERTIFICATS D’ACTIONS—CAPITAL AUTORISE

Le capital souscrit est fixé à neuf cent un mille sept cent soixante-dix Dollars Américains et soixante-cinq centimes de Dollar Américain (901.770,65 USD) représenté par quatre-vingt-dix millions cent soixante-dix-sept mille soixante-cinq (90.177.065) d’actions d’une valeur nominale d’un centime de Dollar Américain (0,01 USD) chacune, entièrement libérées.

Les actions sont nominatives.

Un registre des actions de la Société sera gardé au siège social de la Société, où il sera consultable pour inspection par tout actionnaire de la Société. Ce registre devra indiquer le nom de chaque actionnaire, sa résidence ou son domicile, le nombre d’actions détenus par celui-ci, la valeur nominale ou comptable libérée pour chaque action, l’émission d’actions, la cession d’actions et les dates de ces émissions ou cessions. La propriété des actions sera établie par leur inscription dans ce registre.

Les certificats de ces inscriptions peuvent être délivrés aux actionnaires et ces certificats, le cas échéant, seront signés par le Président (tel que défini ci-dessous) ou par deux autres membres du conseil d’administration.

En plus du capital social, il peut être établi un compte de prime d’émission, sur lequel toute prime payée sur toute action est transférée. Le montant dudit compte de prime d’émission est à la libre disposition de(s) actionnaire(s).

Le capital souscrit de la Société pourra être augmenté ou réduit par décision des actionnaires dans les conditions prévues par la loi.

En cas d’émission d’actions en contrepartie d’un paiement en numéraire ou d’émission en contrepartie d’un paiement en numéraire au moyen d’un des instruments prévus à l’article 420-27 de la loi luxembourgeoise sur les sociétés commerciales du 10 aout 1915 telle que modifiée (la « Loi »), incluant, sans aucune limitation, des obligations convertibles qui donnent le droit à leur détenteur de souscrire ou de se voir allouer des actions, les actionnaires pourront exercer au pro rata leurs droits préférentiels de souscription lié à cette émission conformément à la Loi.

La Société peut procéder au rachat de ses propres actions dans les conditions prévues par la loi.

Le conseil d’administration est autorisé, pour une période de cinq (5) ans à compter de la modification des Statuts, à créer, renouveler ou augmenter le capital autorisé en vertu du présent article et de :

a)

augmenter le capital social souscrit, en tout ou partie et en une (1) ou plusieurs fois, pour un montant maximum de cinq cent mille Dollars Américains (500.000 USD) par l’émission de cinquante millions (50.000.000) d’actions, en échange d’une contribution en espèces ou en nature ;

b)

déterminer la date d’émission (ou toute autre émission future) et les conditions de souscription des actions émises (en ce compris l’allocation du prix de souscription des actions dans le capital social, les primes d’émissions et/ou tout autre compte de réserve de la Société) ; et

c)	d’enregistrer toute augmentation de capital par acte notarié et modifier le registre des actionnaires de façon à refléter lesdites modifications ;

étant entendu que lesdites actions seront émises à des actionnaires existants et/ou à toute(s) personne(s) ayant été approuvée(s) conformément à la Loi et les Statuts

Le capital autorisé de la Société peut être augmenter et réduit par une résolution de l’assemblée générale adoptée dans les conditions requises pour la modification des présents Statuts.

ARTICLE 6 CONSEIL D’ADMINISTRATION

La société est administrée par un conseil d’administration composé de trois membres au moins, actionnaires ou non, nommés par l’assemblée générale, pour un terme ne pouvant dépasser six années et en tout temps révocables par elle.

Dans le cas où une personne morale est nommée administrateur, la personne morale doit désigner un individu en tant que représentant permanent qui représentera la personne morale en tant que membre du conseil d’administration conformément à l’article 441-3 de la Loi.

Si la Société a un actionnaire unique, elle peut être administrée par un administrateur unique ayant les pouvoirs du conseil d’administration.

Le nombre d’administrateurs, leur mandat et leur rémunération, le cas échéant, sont fixés par l’assemblée générale des actionnaires.

ARTICLE 7 MODALITES DE REUNION DU CONSEIL D’ADMINISTRATION

Le conseil d’administration choisit un président parmi ses membres (le « Président »).

Le Président préside toutes les réunions du conseil d’administration, mais en l’absence de ce dernier, le conseil d’administration pourra nommer parmi ses membres un autre président pro tempore par vote à la majorité des présents à ces réunions du conseil d’administration.

Le conseil d’administration se réunit sur convocation du Président ou de deux administrateurs au lieu indiqué dans la convocation.

Un avis de convocation écrit du conseil d’administration devra être donné à tous les administrateurs au moins 24 (vingt-quatre) heures avant le jour et l’heure programmés pour la réunion du conseil d’administration, excepté dans des circonstances d’urgence, auquel cas la nature de ces situations devra être indiquée brièvement dans la convocation du conseil d’administration.

Chaque administrateur peut agir à toute réunion du conseil d’administration en nommant un autre administrateur, par écrit, par fax, par télégramme ou par télex, comme son mandataire.

Chaque administrateur et tous les administrateurs peuvent participer aux réunions du conseil d’administration par conférence téléphonique via téléphone ou vidéo ou par tout autre moyen similaire de communication initié depuis le Grand-Duché du Luxembourg permettant à tous les administrateurs participant à la réunion de se comprendre mutuellement. La participation à une réunion par ces moyens est considérée comme équivalente à une participation en personne à la réunion.

Après délibération, les votes pourront aussi être exprimés par écrit, fax, télégramme, télex ou par téléphone, pourvu que dans ce dernier cas le vote soit confirmé par écrit.

Le conseil d’administration ne pourra délibérer ou agir valablement que si que si au moins deux administrateurs sont présents ou représentés à la réunion du conseil d’administration. Les décisions seront prises à la majorité des voix des administrateurs présents ou représentés à ces réunions. En cas de partage des voix, la voix du Président est prépondérante.

Dans le cas où un administrateur ou de la Société pourrait avoir un intérêt personnel opposé dans une transaction de la Société, cet administrateur devra faire connaître au conseil d’administration son intérêt personnel et devra avoir sa déclaration enregistrée dans le procès-verbal du conseil d’administration et ne pourra délibérer ou voter une telle transaction. Le conseil d’administration devra rendre compte de l’intérêt de cet administrateur, à la prochaine assemblée des actionnaires avant la prise de toute autre résolution sur tout autre objet.

En cas d’urgence, les résolutions approuvées et signées par tous les membres du conseil d’administration auront le même effet que celles prises lors d’une réunion du conseil d’administration.

ARTICLE 8 POUVOIRS DU CONSEIL D’ADMINISTRATION

Le conseil d’administration est investi des pouvoirs les plus étendus pour effectuer tous actes d’administration ou de disposition dans le respect de l’intérêt de la Société. Tous les pouvoirs qui ne sont pas expressément réservés par la loi ou les présents Statuts à l’assemblée générale ressortent de la compétence du conseil d’administration.

Le conseil d’administration pourra déléguer ses pouvoirs de gestion journalière et les affaires courantes de la Société ainsi que la représentation de la Société dans cette gestion et ces affaires, à un ou plusieurs membres du conseil d’administration, qui seront appelé(s) administrateur(s)-délégué(s).

ARTICLE 9 REGIME DE SIGNATURE

La Société est engagée vis-à-vis des tiers par la seule signature de l’administrateur unique, et en cas de pluralité d’administrateurs, par la signature conjointe de deux administrateurs, ou par la signature de toute personne à laquelle un tel pouvoir de signature a été délégué par le conseil d’administration.

ARTICLE 10 ASSEMBLEES DES ACTIONNAIRES — GENERAL

En cas d’actionnaire unique, cet actionnaire unique exerce tous les pouvoirs conférés à l’assemblée générale des actionnaires.

En cas d’une pluralité d’actionnaires, l’assemblée générale des actionnaires représentera l’entièreté de l’organe des actionnaires de la Société.

L’assemblée générale des actionnaires a les pouvoirs les plus étendus pour faire ou ratifier les actes qui intéressent la Société. En particulier, l’assemblée générale des actionnaires sera compétente dans tous les domaines dans lesquels le conseil d’administration, à sa seule discrétion, souhaitera une approbation formelle de l’assemblée générale des actionnaires.

Le quorum et le temps requis par la loi sont applicables aux convocations et à la tenue des assemblées des actionnaires de la Société, sauf autrement prévu par les présents Statuts.

Chaque action donne droit à une voix. Un actionnaire peut agir à toute assemblée des actionnaires en désignant par écrit une autre personne comme mandataire. La procuration doit être envoyée par courrier (recommandé) ou par courrier prioritaire.

Sauf dispositions contraires de la loi, les décisions prises par l’assemblée générale des actionnaires dûment convoquée seront prises à la majorité simple des présents et votants.

Le conseil d’administration pourra déterminer toutes autres conditions qui devront être remplies par les actionnaires pour pouvoir participer aux assemblées.

Si tous les actionnaires sont présents ou représentés à l’assemblée des actionnaires, et s’ils déclarent qu’ils ont été informés de l’ordre du jour de l’assemblée, l’assemblée pourra se tenir sans convocation ni publication préalable.

L’assemblée extraordinaire des actionnaires se tiendra au lieu et à l’heure indiqués dans la convocation envoyée, directement ou indirectement, par le conseil d’administration. Sans préjudice des dispositions contraires des présentes ou de la Loi, la convocation sera communiquée aux actionnaires avant l’assemblée, conformément à l’article 450-8 de la Loi, mais en tout cas, au moins dix (10) jours avant l’assemblée. Cette communication se fera par écrit, sur un support durable, et sous forme électronique, y compris, sans s’y limiter, par courrier électronique, sur le site internet de la Société ou du groupe de la Société et/ou par les voies de communication prévues par la législation boursière.

Les détenteurs d’actions ou de titres dématérialisés ne peuvent participer à l’assemblée générale et exercer leurs droits que s’ils détiennent ces actions ou titres dématérialisés au plus tard le quatorzième jour précédant l’assemblée générale à minuit, heure du Grand-Duché de Luxembourg ou à toute autre date d’enregistrement déterminée par le conseil d’administration dans le respect de la Loi.

Les actionnaires participant à l’assemblée par conférence téléphonique, par vidéo-conférence ou par tout autre moyen de communication permettant leur identification, permettant à toutes les personnes participant à l’assemblée de s’entendre de façon continue et permettant une participation effective de ces personnes à l’assemblée, sont réputés présents pour le calcul du quorum et des votes, sous réserve des moyens de communication rendus possibles au lieu de 1’ assemblée.

Chaque actionnaire peut voter lors d’une assemblée générale au moyen d’un formulaire de vote signé et envoyé par poste, courrier électronique, fax ou tout autre moyen de communication au siège social de la Société ou à l’adresse précisée dans la convocation. Les actionnaires peuvent uniquement utiliser les formulaires de vote fournis par la Société qui contiennent au moins, l’endroit, la date et l’horaire de l’assemblée, l’ordre du jour de l’assemblée, les propositions soumises aux actionnaires, ainsi que pour chaque proposition trois cases autorisant l’actionnaire à voter en faveur, contre ou à s’abstenir de voter en cochant la case appropriée.

Les formulaires de vote qui, pour une proposition de résolution, ne montrent pas (i) un vote en faveur (ii) un vote contre la résolution proposée ou (iii) une abstention sont nuls pour la résolution correspondante. La Société devra uniquement prendre en compte les formulaires de vote reçus avant l’assemblée générale à laquelle ils se référent.

Une liste de présence doit être conservée à toutes les assemblées des actionnaires.

Sous réserve des dispositions de la Loi, le conseil d’administration peut, en séance, ajourner l’assemblée générale pour quatre (4) semaines. Le conseil d’administration procédera à cet ajournement à la demande d’un ou de plusieurs actionnaires représentant au moins dix pourcents (10%) du capital social de la Société. En cas d’ajournement, toutes les résolutions déjà adoptées par l’assemblée générale seront annulées.

ARTICLE 11 ASSEMBLEE GENERALE ANNUELLE DES ACTIONNAIRES

L’assemblée générale annuelle des actionnaires sera tenue dans les six (6) mois de la clôture de l’exercice comptable au Grand-Duché du Luxembourg au siège social de la Société ou dans tout autre lieu au Grand-Duché du Luxembourg qui pourra être indiqué dans la convocation de l’assemblée. D’autres assemblées des actionnaires pourront être tenues dans un tel lieu et à une telle heure comme il sera indiqué dans les convocations respectives.

Si l’assemblée générale annuelle des actionnaires est prévue un jour n’étant pas un jour ouvré bancaire à Luxembourg, l’assemblée générale annuelle sera tenue le jour ouvré bancaire suivant.

ARTICLE 12 COMMISSAIRES

La Société est contrôlée par un ou plusieurs commissaires nommés par l’assemblée générale des actionnaires qui fixe leur nombre et leur rémunération, ainsi que la durée de leur mandat qui ne peut excéder six années.

S’il y a plus d’un commissaire, les commissaires doivent agir en collège et former le conseil des commissaires aux comptes.

ARTICLE 13 EXERCICE SOCIAL

L’exercice social de la Société commence le premier du mois de janvier et se termine le trente-et-un du mois de décembre.

ARTICLE 14 DISTRIBUTION DES PROFITS

Les profits bruts de la Société repris dans les comptes annuels, après déduction des frais généraux amortissements et charges constituent le bénéfice net. Il sera prélevé cinq pour cent (5%) sur le bénéfice net annuel de la Société qui sera affecté à la réserve légale jusqu’à ce que cette réserve atteigne dix pour cent (10%) du capital social de la Société.

Le solde des bénéfices nets peut être distribué aux actionnaires en proportion de leur participation dans le capital de la Société.

Des dividendes intérimaires pourront être distribués sur décision du conseil d’administration, sous réserve des conditions prévues par la loi.

ARTICLE 15 DISSOLUTION—LIQUIDATION

La Société peut être dissoute par décision de l’assemblée générale des actionnaires. La liquidation sera effectuée par un ou plusieurs liquidateurs, nommés par l’assemblée générale des actionnaires qui déterminera leurs pouvoirs et rémunérations.

ARTICLE 16 REFERENCE A LA LOI

Pour tout ce qui n’est pas réglé par les présents Statuts, il est fait référence aux dispositions de la Loi telle que modifiée.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Core Lab N.V.

The Core Lab N.V. Articles of Association provide that Core Lab N.V. will, to the full extent permitted by the law of the Netherlands, as amended from time to time, indemnify, and advance expenses to, each of its now acting and former Management Board and Supervisory Board members, officers, employees and agents, whenever any such person is made a party, or threatened to be made a party, in any action, suit or proceeding by reason of his or her service with Core Lab N.V. Core Lab N.V.’s Articles of Association also provide that it may purchase and maintain directors’ and officers’ liability insurance.

In connection with the Transaction, and subject to the satisfaction or waiver of the conditions to the Transaction, Core Lab N.V. intends to undertake a series of corporate transactions as a result of which, among other things, Core Lab N.V. will merge with and into Core Lab Luxembourg, with Core Lab Luxembourg surviving, and, subsequently, Core Lab Luxembourg will domesticate in Delaware as Core Laboratories Inc., a Delaware corporation, as described in the Proxy Statement/Prospectus. See below under the heading “—Core Lab Delaware” for a description of indemnification provisions and arrangements that will be applicable following the completion of the Transaction.

Core Lab Delaware

Core Lab Delaware’s bylaws will provide that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Core Lab Delaware, in addition to the limitation on personal liability provided for in Core Lab Delaware’s certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Core Lab Delaware’s bylaws will provide that it will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Core Lab Delaware’s bylaws will also contain indemnification rights for its directors and its officers. Specifically, Core Lab Delaware’s bylaws will provide that it shall indemnify its officers and directors to the fullest extent authorized by the DGCL. Further, Core Lab Delaware may maintain insurance on behalf of its officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

Core Lab Delaware will obtain directors’ and officers’ insurance to cover its directors, officers and some of its employees for certain liabilities.

Core Lab Delaware will enter into written indemnification agreements with its directors and executive officers. Under these proposed agreements, if an officer or director makes a claim of indemnification to Core Lab Delaware, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) Core Lab Delaware to indemnify the officer or director.

*****

Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

Item 21.	Exhibits.

Exhibit Number	Description	Incorporated by Reference from the Following Documents
2.1	Merger Plan, by and between Core Laboratories N.V., a public company with limited liability (naamloze vennootschap ) incorporated under Dutch law, and Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg, dated January 16 (included as Appendix A to this Proxy Statement/Prospectus)	Filed Herewith

3.1	Form of the Core Lab Delaware Certificate of Incorporation (included as Appendix B to this Proxy Statement/Prospectus)	To be filed by amendment

3.2	Form of the Core Lab Delaware Bylaws (included as Appendix C to this Proxy Statement/Prospectus).	To be filed by amendment

3.3	Articles of Association of Core Lab Luxembourg	Filed Herewith

3.4	Articles of Association of Core Laboratories N.V., as amended on May 18, 2017 (including English translation)	Form 10-K, February 12, 2018 (File No. 001-14273)

3.5	Form of Amended Articles of Association of Core Laboratories N.V. (included as Appendix E to this Proxy Statement/Prospectus)	Filed Herewith

5.1	Form of opinion of Vinson & Elkins L.L.P. with respect to the legality of the securities being registered	Filed Herewith

8.1	Form of opinion of Vinson & Elkins L.L.P. with respect to certain U.S. federal income tax matters	Filed Herewith

8.2	Form of opinion of Nauta-Dutilh N.V. with respect to material Dutch tax consequences of the Transaction	Filed Herewith

10.1	Core Laboratories N.V. 2020 Long-Term Incentive Plan	Appendix A to Definitive Proxy Statement dated March 20, 2020 for Annual Meeting of Shareholders (File No. 001-14273)

10.2	Core Laboratories N.V. 2014 Nonemployee Director Stock Incentive Plan (as amended and restated effective as of May 12, 2014)	Proxy Statement dated March 19, 2014 for Annual Meeting of Shareholders (File No. 001-14273)

10.3	Core Laboratories N.V. Supplemental Executive Retirement Plan effective as of January 1, 1998	Form 10-K, March 31, 1998 (File No. 000-26710)

Exhibit Number	Description	Incorporated by Reference from the Following Documents

10.4	Amendment to Core Laboratories N.V. Supplemental Executive Retirement Plan, effective July 29, 1999	Form 10-Q, August 16, 1999 (File No. 001-14273)

10.5	Amendment to Core Laboratories N.V. Supplemental Executive Retirement Plan, effective February 28, 2003	Form 10-Q, May 15, 2003 (File No. 001-14273)

10.6	Amendment to Core Laboratories N.V. Supplemental Executive Retirement Plan dated as of March 5, 2008	Form 10-Q, May 12, 2008 (File No. 001-14273)

10.7	Form of Restricted Share Award Program Agreement	Form 10-K, February 20, 2007 (File No. 001-14273)

10.8	Form of Core Laboratories N.V. 2011 Non-Employee Director Restricted Share Award Program Agreement	Form 10-Q, April 22, 2011 (File No. 001-14273)

10.9	Form of Core Laboratories 2017 Performance Share Award Program Agreement (ROIC Based)	Form 10-K, February 11, 2019 (File No. 001-14273)

10.10	Eighth Amended and Restated Credit Agreement, dated as of June 25, 2022, among Core Laboratories N.V., and Core Laboratories (U.S.) Interests Holdings, Inc., and the lenders party thereto and Bank of America, N.A., as administrative agent	Form 8-K, July 27, 2022 (File No. 001-14273)

10.11	Master Note Purchase Agreement, dated as of September 30, 2011	Form 8-K, September 30, 2011 (File No. 001-14273)

10.12	Employment Agreement between Core Laboratories N.V. and Lawrence V. Bruno, dated March 1, 2019	Form 8-K, March 6, 2019 (File No. 001-14273)

10.13	Employment Agreement between Core Laboratories N.V. and Christopher S. Hill, dated March 1, 2019	Form 8-K, March 6, 2019 (File No. 001-14273)

10.14	Employment Agreement between Core Laboratories N.V. and Gwendolyn Y. Schreffler, Dated March 1, 2019	Form 10-K, February 10, 2022 (File No. 001-14273)

10.15	Equity Distribution Agreement, dated June 9, 2022, by and between Core Laboratories N.V. and Wells Fargo Securities, LLC.	Form 8-K, June 9, 2022 (File No. 001-14273)

10.16	Note Purchase Agreement, dated as of October 16, 2020.	Form 8-K, October 16, 2020 (File No. 001-14273)

10.17	Amendment to Employment Agreement, by and between Core Laboratories N.V. and Lawrence V. Bruno, dated March 1, 2020.	Form 8-K, March 5, 2020 (File No. 001-14273)

21.1	Significant Subsidiaries of the Registrant	Form 10-K, February 10, 2022 (File No. 001-14273)

23.1	Consent of KPMG LLP	Filed Herewith

23.2	Consent of Vinson and Elkins L.L.P. (included as part of Exhibit 5.1 and 8.1 hereto)	Filed Herewith

23.3	Consent of Nauta-Dutilh N.V. (included as part of Exhibit 8.2 hereto)	Filed Herewith

24.1	Power of Attorney (included on the signature pages of this registration statement)	Filed Herewith

99.1	Form of Proxy for Core Laboratories N.V.	To be filed by amendment

107	Calculation of Filing Fee	Filed Herewith

Item 22.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the U.S. Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the U.S. Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the U.S. Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the U.S. Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the U.S. Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one (1) Business Day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9) Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the U.S. Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the U.S. Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on January 17, 2023.

CORE LABORATORIES LUXEMBOURG S.A.

By:	/s/ Mark D. Tattoli
Name:	Mark D. Tattoli
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Tattoli as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on January 17, 2023.

Signature	Capacity

/s/ Lawrence Bruno Lawrence Bruno

President, Chief Executive Officer and Chairman of Core Laboratories N.V., in its capacity as sole member of Core Laboratories Sales N.V., in its capacity as sole member of Saybolt Malta Ltd., in its capacity as sole member of Core Laboratories Luxembourg S.A.

(Principal Executive Officer)

/s/ Christopher S. Hill Christopher S. Hill

Senior Vice President and Chief Financial Officer of Core Laboratories N.V., in its capacity as sole member of Core Laboratories Sales N.V., in its capacity as sole member of Saybolt Malta Ltd., in its capacity as sole member of Core Laboratories Luxembourg S.A.

(Principal Financial Officer)

/s/ Kevin G. Daniels Kevin G. Daniels

Vice President, Treasurer and Chief Accounting Officer of Core Laboratories N.V., in its capacity as sole member of Core Laboratories Sales N.V., in its capacity as sole member of Saybolt Malta Ltd., in its capacity as sole member of Core Laboratories Luxembourg S.A.

(Principal Accounting Officer)

/s/ Paul Brogan Paul Brogan	Director

/s/ Mark D. Tattoli Mark D. Tattoli	Director

/s/ Laurent Jacques Laurent Jacques	Director

/s/ Kevin G. Daniels Kevin G. Daniels	Director